UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant
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Filed by a Party other than the Registrant
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

DYNASIL CORPORATION OF AMERICA

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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No fee required.

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Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)
Title of each class of securities to which transaction applies:

(2)
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(3)
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(4)
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Total fee paid:

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Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)
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Form, Schedule or Registration Statement No.:

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Date Filed:

DYNASIL CORPORATION OF AMERICA
313 Washington Street, Suite 403
Newton, MA 02458
[•], 2019
To the Stockholders of Dynasil Corporation of America:
You are cordially invited to attend a special meeting of stockholders (the “Special Meeting”) of Dynasil Corporation of America, a Delaware corporation (the “Company,” “we”, “us” or “our”), to be held on [•], 2019, at 10:00 A.M. local time. The meeting will be held at [•].
At the Special Meeting, you will be asked to consider and vote upon proposals to amend the Company’s certificate of incorporation, as amended to date, to effect a 1-for-8,000 reverse stock split of our common stock, par value $0.0005 per share (the “Reverse Stock Split”), followed immediately by a 8,000-for-1 forward stock split of our common stock (the “Forward Stock Split,” and together with the Reverse Stock Split, the “Transaction”). If the proposals are approved, the Company will file with the State of Delaware certificates of amendment to its certificate of incorporation to effectuate the Transaction, at which date (the “effective time”) each share of common stock held by a stockholder of record owning immediately prior to the effective time fewer than 8,000 shares would be converted into the right to receive $1.15 in cash, without interest (the “Cash Payment”), and such stockholders would no longer be stockholders of the Company. Stockholders owning 8,000 or more shares immediately prior the effective time (“Continuing Stockholders”) would not be entitled to receive any cash for their fractional share interests resulting from the Reverse Stock Split, if any. The Forward Stock Split, which would immediately follow the Reverse Stock Split, would reconvert whole shares and fractional share interests held by the Continuing Stockholders back into the same number of shares of the Company’s common stock held by such Continuing Stockholders immediately prior to the effective time. As a result of the Forward Stock Split, the total number of shares of the Company’s common stock held by a Continuing Stockholder would not change as a result of the Transaction. At the Special Meeting, you will also be asked to consider and vote on a proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Transaction.
The Transaction is being undertaken as part of the Company’s plan to terminate the registration of  (or “deregister”) the Company’s common stock under Section 12(g) of the Securities Exchange Act of 1934, as amended, and suspend the Company’s duty to file periodic reports and other information with the Securities and Exchange Commission (the “SEC”) under Section 13(a) thereunder, and to delist the Company’s common stock from the Nasdaq Capital Market. As a result, (i) the Company would cease to file annual, quarterly, current and other reports and documents with the SEC, and stockholders would cease to receive annual reports and proxy statements, and (ii) the Company’s common stock would no longer be listed on the Nasdaq Capital Market. The primary purpose of the Transaction is to enable the Company to maintain the number of record holders of its common stock below 300, which is the level at which SEC public reporting is required. As described below, the Special Committee and our Board of Directors have determined that the costs of being a public reporting company outweigh the benefits thereof.
A Special Committee of the Company’s Board of Directors (the “Board”), consisting only of independent directors, was formed to consider and evaluate whether such a deregistration/delisting transaction, or so-called “going dark” transaction, would be in the best interests of the Company’s stockholders, and, if so, to develop the specific terms of such a transaction for recommendation to the Board. After careful consideration, each of the Special Committee and the Board unanimously determined that the Transaction is in the best interests of the Company’s stockholders and the specific terms of the Transaction are fair to the unaffiliated stockholders of the Company who will receive the Cash Payment and the unaffiliated stockholders who will not because they will be Continuing Stockholders instead. As part of this determination, the Special Committee retained Mirus Securities, Inc. (“Mirus”), as its independent fairness opinion provider, to provide an opinion to the Special Committee and the Board as to the fairness of the Cash Payment to be paid in the Transaction, from a financial point of view, to the unaffiliated stockholders of the Company.
Each of the Special Committee and the Board recommends that you vote “FOR” approval of the amendments to Company’s certificate of incorporation necessary to effectuate the Transaction and “FOR” the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Transaction. The accompanying proxy statement and its exhibits explain such amendments and the Transaction and provide specific information about the Special Meeting. Please read these materials carefully.
THE TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THE TRANSACTION OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
Your vote is important. Whether or not you plan to attend the Special Meeting, the Company urges you to please complete, sign and date the enclosed proxy card and return it in the enclosed envelope. The envelope requires no postage if mailed in the United States. If you attend the Special Meeting, you may vote in person, even if you have previously returned your proxy card, as described in the attached proxy statement.
Your prompt attention would be greatly appreciated.
Sincerely,
Peter Sulick
Chairman, Chief Executive Officer and President

DYNASIL CORPORATION OF AMERICA
313 Washington Street, Suite 403
Newton, MA 02458
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON [•], 2019
To the Stockholders of Dynasil Corporation of America:
Notice is hereby given that a special meeting of stockholders (the “Special Meeting”) of Dynasil Corporation of America, a Delaware corporation (the “Company,” “we”, “us” or “our”), will be held on [•], 2019, at 10:00 A.M. local time. The meeting will be held at [•]. The Special Meeting is being held for the following purposes:
1.   To consider and vote upon a proposal to amend the Company’s certificate of incorporation, as amended to date, to effect a 1-for-8,000 reverse stock split (the “Reverse Stock Split”) of the Company’s common stock, par value $0.0005 per share.
2.   To consider and vote upon a proposal to amend the Company’s certificate of incorporation, as amended to date, to effect, immediately after the Reverse Stock Split, a 8,000-for-1 forward stock split of the Company’s common stock (the “Forward Stock Split,” and together with the Reverse Stock Split, the “Transaction”). As a result of the Transaction:
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each share of common stock held by a stockholder of record owning fewer than 8,000 shares immediately prior to the effective time of the Reverse Stock Split (the “effective time”) will be converted into the right to receive $1.15 in cash, without interest, at the effective time; and

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each share of common stock held by a stockholder of record owning 8,000 shares or more immediately prior to the effective time will continue to represent one share of common stock after completion of the Transaction.

Copies of the proposed amendments to the Company’s certificate of incorporation, as amended to date, are attached as Annex A and Annex B to the accompanying proxy statement.
3.   To consider and vote upon a proposal to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Transaction.
4.   To transact such other business as may properly come before the Special Meeting or any adjournments or postponements of the Special Meeting.
Only stockholders of record at the close of business on [•], 2019 are entitled to notice of, and to vote at, the Special Meeting or any adjournments or postponements thereof.
All stockholders are cordially invited to attend the Special Meeting in person. However, whether or not you plan to attend the Special Meeting, please date, sign and return the enclosed proxy in the postage prepaid envelope enclosed for that purpose.
By Order of the Board of Directors
Patricia M. Kehe, Corporate Secretary
[•], 2019

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON [•], 2019
This proxy statement and our 2018 annual report to stockholders are available for viewing, printing and downloading at [•]. To view these materials please have your 12-digit control number(s) available that appears on your proxy card.
Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements for the fiscal year ended September 30, 2018, free of charge, on the website of the Securities and Exchange Commission, at www.sec.gov, or in the “SEC Filings” section of the “Investors” section of our website at https://investors.dynasil.com/financial-information/sec-filings.

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DYNASIL CORPORATION OF AMERICA
313 Washington Street, Suite 403
Newton, MA 02458

PROXY STATEMENT FOR
SPECIAL MEETING OF STOCKHOLDERS

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Dynasil Corporation of America, a Delaware corporation (the “Company,” “we,” “us” or “our”), for use at a special meeting of stockholders (the “Special Meeting”) to be held at [•] on [•], 2019, at 10:00 A.M. local time, and at any adjournments or postponements of the Special Meeting, for the purposes set forth on the attached notice of special meeting of stockholders and in this proxy statement. Accompanying this proxy statement is the Board of Directors’ proxy for the Special Meeting, which you may use to indicate your vote on the proposals described in this proxy statement. We are mailing this proxy statement on or about [•], 2019.
PROPOSALS 1 AND 2-AMENDMENTS TO THE COMPANY’S CERTIFICATE OF
INCORPORATION TO EFFECT A 1-FOR-8,000 REVERSE STOCK SPLIT AND
TO EFFECT A 8,000-FOR-1 FORWARD STOCK SPLIT
PROPOSAL 3-APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING, IF
NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE
INSUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO APPROVE THE TRANSACTION
At the Special Meeting, stockholders are being asked to consider and vote upon proposals to amend the Company’s certificate of incorporation, as amended to date, to effect a 1-for-8,000 reverse stock split (the “Reverse Stock Split”) of the Company’s common stock, par value $0.0005 per share, followed immediately by a 8,000-for-1 forward stock split (the “Forward Stock Split,” and together with the Reverse Stock Split, the “Transaction”) of the Company’s common stock. As a result of the Transaction:
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each share of common stock held by a stockholder of record owning fewer than 8,000 shares immediately prior to the effective time of the Reverse Stock Split will be converted into the right to receive $1.15 in cash, without interest, at the effective time of the Transaction (the “effective time”); and

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each share of common stock held by a stockholder of record owning 8,000 shares or more immediately prior to the effective time will continue to represent one share of common stock after completion of the Transaction.

Although both the Reverse Stock Split and the Forward Stock Split will be voted on separately, the Company will not effect either the Reverse Stock Split or the Forward Stock Split unless the proposals to approve the Reverse Stock Split and the Forward Stock Split are each approved by stockholders.
Copies of the proposed amendments to the Company’s certificate of incorporation, as amended to date, are attached as Annex A and Annex B to this proxy statement.
The Transaction is being undertaken as part of the Company’s plan to terminate the registration of  (or “deregister”) the Company’s common stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and suspend the Company’s duty to file periodic reports and other information with the SEC under Section 13(a) thereunder, and to delist the Company’s common stock from the Nasdaq Capital Market. The primary purpose of the Transaction is to enable the Company to maintain the number of record holders of its common stock below 300, which is the level at which SEC public reporting is required. After the Transaction, we intend to cease registration of our common stock under the Exchange Act. As a result, effective on and following the termination of the registration of our common stock under the Exchange Act, the Company would no longer be subject to the reporting requirements under the Exchange Act, or other requirements applicable to a public company, including requirements under the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and those required by the listing standards of a national stock exchange. Our common stock also would cease to be listed on the Nasdaq Capital Market and would not be eligible for listing on the New York Stock Exchange or the Nasdaq Stock Market. Any trading in our common stock after the Transaction and deregistration under the Exchange Act would only occur in privately negotiated sales and potentially on the OTC Pink Market, if one or more brokers chooses to make a market for our common stock there and complies with applicable regulatory requirements; however, there can be no assurances regarding any such trading.

SUMMARY TERM SHEET
The following summary term sheet, together with the Questions and Answers section that follows, highlights certain information about the Transaction, but may not contain all of the information that is important to you. For a more complete description of the Transaction, we urge you to carefully read this proxy statement and all of its annexes before you vote. For your convenience, we have directed your attention to the location in this proxy statement where you can find a more complete discussion of the items listed below.
The Transaction
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A Special Committee of the Company’s Board of Directors comprised solely of independent directors (the “Special Committee”) and the Company’s Board of Directors (the “Board of Directors” or the “Board”) has each unanimously approved amendments to the Company’s certificate of incorporation to effect a 1-for-8,000 reverse stock split of our common stock, par value $0.0005 per share (the “Reverse Stock Split”), followed immediately by a 8,000-for-1 forward stock split of our common stock (the “Forward Stock Split,” and together with the Reverse Stock Split, the “Transaction”), as part of the Company’s plan to terminate the registration of  (or “deregister”) the Company’s common stock under Section 12(g) of the Exchange Act and suspend the Company’s duty to file periodic reports and other information with the SEC under Section 13(a) thereunder, and to delist the Company’s common stock from the Nasdaq Capital Market.

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Stockholders owning fewer than 8,000 shares immediately prior to the effective time of the Reverse Stock Split, whom we refer to as “Cashed Out Stockholders,” will receive $1.15 in cash, without interest, for each share held at the effective time of the Reverse Stock Split (the “effective time”), and they will no longer be stockholders of the Company.

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Stockholders who own 8,000 or more shares immediately prior to the effective time, whom we refer to as “Continuing Stockholders,” will not be entitled to receive any cash for their fractional share interests resulting from the Reverse Stock Split, if any. The Forward Stock Split that will immediately follow the Reverse Stock Split will reconvert whole shares and fractional share interests held by the Continuing Stockholders back into the same number of shares of our common stock they held immediately before the effective time. As a result, the total number of shares of our common stock held by a Continuing Stockholder will not change.

See “Special Factors — Effects of the Transaction” beginning on page 25.
Purpose of and Reasons for the Transaction
The primary purpose of the Transaction is to enable the Company to maintain the number of record holders of its common stock below 300, which is the level at which SEC public reporting is required. After the Transaction, we intend to cease registration of our common stock under the Exchange Act. As a result, effective on and following the termination of the registration of our common stock under the Exchange Act, the Company would no longer be subject to the reporting requirements under the Exchange Act, or other requirements applicable to a public company, including requirements under the Sarbanes-Oxley Act and those required by the listing standards of a national stock exchange. Our common stock also would cease to be listed on the Nasdaq Capital Market and would not be eligible for listing on the New York Stock Exchange or the Nasdaq Stock Market.
The Special Committee and the Board have determined that the costs of being a public reporting company outweigh the benefits thereof and, thus, it is no longer in the best interests of our stockholders, including our unaffiliated stockholders (consisting of stockholders other than our executive officers, directors and stockholders who own more than 10% of our outstanding common stock), for us to remain a public reporting company. The Transaction is intended to make us a non-SEC reporting company.

Our principal reasons for proposing the Transaction are the following:
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The Company currently realizes none of the traditional benefits of public company status. For example, as a public reporting and Nasdaq-listed company, we expected to be able to leverage our public company equity to raise capital and pursue acquisitions to help grow our business and expand our operations. These considerations were the primary reasons for the Company to up-list its common stock from the OTC-BB to the Nasdaq Stock Market in 2010. However, due to the consistently low-volume and erratic trading of our common stock, we have not since then been able to raise capital from the public markets, effectively use our common stock as deal consideration or otherwise attract interest from institutional investors or market analysts. Further, liquidity for holders of our common stock has been limited on the Nasdaq Stock Market. Despite the lack of benefits, we incur all of the significant annual expenses and indirect costs associated with being a public company.

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The annual cost savings we expect to realize as a result of the termination of the registration of our shares of common stock under the Exchange Act and the delisting of our common stock from the Nasdaq Capital Market, including ongoing expenses for compliance with the Sarbanes-Oxley Act, and other accounting, legal, printing and other miscellaneous costs associated with being a publicly traded company, are approximately $900,000 per year. Following the Transaction, we intend to continue to have our financial statements audited by a public accounting firm, which we plan to make available to our stockholders.

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The reduction in time spent by our management and employees preparing the periodic and other reports required of SEC reporting companies under the Exchange Act, complying with the Sarbanes-Oxley Act, and managing stockholder relations and communications, will enable them to focus more on managing the Company’s businesses and growing stockholder value. The Company will continue to be subject to the general anti-fraud provisions of applicable federal and state securities laws.

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Our management will be able to focus more on long-term growth without an undue emphasis on short-term financial results.

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Our small stockholders (those holding fewer than 8,000 shares), who represent a large number of our stockholders, will have the ability to liquidate their holdings in us and receive a premium over market prices prevailing at the time of our public announcement of the Transaction, without incurring brokerage commissions.

See “Special Factors — Purpose of and Reasons for the Transaction” beginning on page 15.
Effects of the Transaction
As a result of the Transaction:
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We expect to maintain the number of our stockholders of record below 300, which will allow us to cease the registration of our shares of common stock under the Exchange Act. Effective on and following the termination of the registration of our common stock under the Exchange Act, we will no longer be subject to any reporting requirements under the Exchange Act or the rules of the SEC applicable to SEC reporting companies. We will, therefore, cease to file annual, quarterly, current, and other reports and documents with the SEC, and stockholders will cease to receive annual reports and proxy statements.

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We will no longer be subject to the provisions of the Sarbanes-Oxley Act and other requirements applicable to a public company, including those required by the listing standards of a national stock exchange.

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Our officers, directors and 10% stockholders will no longer be subject to the reporting requirements of Section 16 of the Exchange Act or be subject to the prohibitions against retaining short-swing profits in our shares of common stock. Persons acquiring 5% of our common stock will no longer be required to report their beneficial ownership under the Exchange Act.

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We will have no ability to access the public capital markets or to use public securities in attracting and retaining executives and other employees, and we will have a decreased ability to use stock to acquire other companies.

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Our shares of common stock will no longer be traded on the Nasdaq Capital Market and will not be eligible for listing on the New York Stock Exchange or the Nasdaq Stock Market. Any trading in our common stock after the Transaction and deregistration under the Exchange Act will only occur in privately negotiated sales and potentially on the OTC Pink Market, if one or more brokers chooses to make a market for our common stock there and complies with applicable regulatory requirements; however, there can be no assurances regarding any such trading.

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Holders of fewer than 8,000 shares of our common stock immediately prior to the effective time of the Transaction will receive a cash payment of  $1.15, without interest, for each share of common stock they hold, will no longer have any ownership interest in us, and will cease to participate in any of our future earnings and growth.

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Holders of 8,000 or more shares of our common stock immediately prior the effective time of the Transaction will not receive any payment for their shares and, immediately following the Transaction, will continue to hold the same number of shares as before the Transaction.

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Options evidencing rights to purchase shares of our common stock would be unaffected by the Transaction because such options will, after the Transaction, be exercisable into the same number of shares of our common stock as they were before the Transaction.

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Since our obligation to file periodic and other filings with the SEC will be suspended, Continuing Stockholders will no longer have access to publicly filed audited financial statements, information about executive compensation and other information about us and our business, operations and financial performance. We intend to continue to prepare audited annual financial statements and periodic unaudited financial statements and plan to make available to our stockholders audited annual financial statements only. Nonetheless, Continuing Stockholders will have significantly less information about the Company and our business, operations, and financial performance than they have currently. We will continue to hold stockholder meetings as required under Delaware law, including annual meetings, or to take actions by written consent of our stockholders in lieu of meetings.

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Upon the effectiveness of the Transaction, the ownership percentage of our shares of common stock held by our directors and executive officers (see “Special Factors — Potential Conflicts of Interests of Officers, Directors, and Certain Affiliated Persons” beginning on page 46) will increase nominally, as a result of the reduction of the number of shares of common stock outstanding by approximately 1.4 million shares (or less than 8% of the shares of our common stock currently outstanding). However, the ownership percentage and the reduction in the number of shares outstanding following the Transaction may increase or decrease depending on purchases, sales and other transfers of our shares of common stock by our stockholders prior to the effective time of the Transaction and the number of  “street name” shares that are actually cashed out in the Transaction.

See “Special Factors — Effects of the Transaction” beginning on page 25,” “Special Factors —  Fairness of the Transaction” beginning on page 31,” and “Special Factors — Potential Conflicts of Interests of Officers, Directors, and Certain Affiliated Persons” beginning on page 46.

Special Committee and Board of Directors Recommendations of the Transaction
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The Board of Directors established the Special Committee to consider whether a transaction of the type contemplated by the Transaction was in the best interests of our stockholders, including our unaffiliated stockholders, and, if so, to develop the specific terms of such transaction for recommendation to the Board of Directors. In that regard, the Special Committee considered the purposes of and certain alternatives to the Transaction, the related advantages and disadvantages to our unaffiliated stockholders of the Transaction, and the fairness of the cash-out price for shares of our common stock both to unaffiliated Cashed Out Stockholders and to unaffiliated Continuing Stockholders.

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The Special Committee consists of Thomas Leonard (Chair), William Hagan and Alan Levine, each of whom is independent within the meaning of Rule 4200 of the Nasdaq Marketplace Rules and Rule 10A-3(b) of the Exchange Act. The Special Committee retained an independent fairness opinion provider, Mirus Securities, Inc. (“Mirus”), which has provided the Special Committee and the Board with a fairness opinion as to the Cash Payment to be paid in the Transaction, a copy of which is attached to this proxy statement as Annex C. In addition to regular Board fees paid pursuant to the Company’s Board compensation policy, each member of the Special Committee other than the Chair received a one-time fee of  $5,000 for his work on the Special Committee, and the Chair received a one-time fee of  $10,000 for his work on the Special Committee.

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The Special Committee determined that the Transaction is in the best interests of, and the price to be paid per fractional share is fair to, the Company’s stockholders, including unaffiliated Cashed Out Stockholders and unaffiliated Continuing Stockholders. The Special Committee unanimously recommended the Transaction to the Board. The Board unanimously determined that the Transaction is fair to, and in the best interests of, the Company’s stockholders, including all unaffiliated stockholders of the Company, and approved the Transaction.

See “Special Factors — Fairness of the Transaction” beginning on page 31.
Reservation of Rights
The Board of Directors has reserved the right to abandon the proposed Transaction at any time if it believes the Transaction is no longer in the best interests of our stockholders, whether prior to or following the Special Meeting.
See “Special Factors — Background of the Transaction” beginning on page 18 and “Special Factors —  Fairness of the Transaction” beginning on page 31.
Fairness of the Transaction
The Special Committee and the Board fully considered and reviewed the terms, purpose, alternatives, effects and disadvantages of the Transaction, and each has unanimously determined that the Transaction, taken as a whole, is procedurally and substantively fair to, and in the best interests of, the unaffiliated Cashed Out Stockholders as well as the unaffiliated Continuing Stockholders.
The Special Committee and the Board considered a number of factors in reaching their determinations, including:
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the fairness opinion prepared by Mirus that the $1.15 cash out price is fair from a financial point of view to unaffiliated stockholders;

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the limited trading volume and liquidity of our shares of common stock and the effect of enabling our smallest stockholders, who represent a disproportionately large number of our record holders, to liquidate their holdings in shares of common stock and receive a premium over market prices prevailing at the time of our public announcement of the Transaction, without incurring brokerage commissions;

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the small effect of the proposed transaction on the relative voting power of Continuing Stockholders; and

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that our business and operations are expected to continue following the Transaction substantially as presently conducted.

See “Special Factors — Fairness of the Transaction” beginning on page 31” and “Special Factors —  Fairness Opinion of Financial Advisor” beginning on page 35.
Advantages of the Transaction
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By completing the Transaction, deregistering our shares and eliminating our obligations under the Sarbanes-Oxley Act and our periodic reporting obligations under the Exchange Act, we expect to save approximately $900,000 per year.

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We will also save the significant amount of time and effort expended by our management and employees on the preparation of SEC filings and compliance with the Sarbanes-Oxley Act.

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There is a relatively illiquid and limited trading market in our shares. Our smallest stockholders, who represent a large number of our record holders, will have the opportunity to obtain cash for their shares at a premium over closing prices for our shares of common stock at the time of our announcement of the Transaction, without incurring brokerage commissions.

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The Transaction will have a limited effect on the relative voting power of Continuing Stockholders. Based on current record and beneficial owner information, the Transaction will result in an insignificant change in the relative voting power of the Company’s directors and executive officers as a group.

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The Company’s directors and executive officers will be treated no differently than unaffiliated stockholders, including unaffiliated Cashed Out Stockholders and unaffiliated Continuing Stockholders; however, because the number of shares owned by a stockholder is a factor considered in determining affiliate status, as a practical matter, the stock of affiliated stockholders will not be cashed out in the Reverse Stock Split. The sole determining factor as to whether a stockholder will be a Continuing Stockholder is the number of shares of our common stock that they own.

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Our business and operations are expected to continue following the Transaction substantially as presently conducted.

See “Special Factors — Purpose of and Reasons for the Transaction” beginning on page 15 and “Special Factors — Fairness of the Transaction” beginning on page 31.
Disadvantages of the Transaction
If the Transaction occurs, there will be certain disadvantages to stockholders, including the following:
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Cashed Out Stockholders will no longer have any ownership interest in the Company and will no longer participate in our future earnings and growth.

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We will cease to file annual, quarterly, current, and other reports and documents with the SEC, and stockholders will cease to receive annual reports and proxy statements. We intend to continue to prepare audited annual financial statements and periodic unaudited financial statements and plan to make available to our stockholders audited annual financial statements only. Nonetheless, Continuing Stockholders will have significantly less information about the Company and our business, operations, and financial performance than they have currently. We will continue to hold stockholder meetings as required under Delaware law, including annual meetings, or to take actions by written consent of our stockholders in lieu of meetings.

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We will no longer be listed on the Nasdaq Capital Market. Any trading in our common stock after the Transaction and deregistration under the Exchange Act will only occur in privately negotiated sales and potentially on the OTC Pink Market, if one or more brokers chooses to make a market for our common stock there and complies with applicable regulatory requirements; however, there can be no assurances regarding any such trading. Because of the possible limited liquidity for our common stock, the termination of our obligation to publicly disclose financial and other information following the Transaction, and the deregistration of our common stock under the Exchange Act, Continuing Stockholders may potentially experience a significant decrease in the value of their common stock.
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We will no longer be subject to the provisions of the Sarbanes-Oxley Act, the liability provisions of the Exchange Act or the oversight of the Nasdaq Capital Market.

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Our executive officers, directors and 10% stockholders will no longer be required to file reports relating to their transactions in our common stock with the SEC. In addition, our executive officers, directors and 10% stockholders will no longer be subject to the recovery of profits provision of the Exchange Act, and persons acquiring 5% of our common stock will no longer be required to report their beneficial ownership under the Exchange Act.

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We will have no ability to access the public capital markets or to use public securities in attracting and retaining executives and other employees, and we will have a decreased ability to use stock to acquire other companies.

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We estimate that the cost of payment to Cashed Out Stockholders, professional fees and other expenses will total approximately $2,315,000. As a result, immediately after the Transaction, our cash balances on hand will be reduced and our borrowing under our existing credit facilities will increase by the costs incurred in the Transaction.

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Our public reporting obligations could be reinstated. If on the first day of any fiscal year after the suspension of our filing obligations we have more than 300 stockholders of record, then we must resume reporting pursuant to Section 15(d) of the Exchange Act.

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Under Delaware law, our certificate of incorporation and our bylaws, no appraisal or dissenters’ rights are available to our stockholders who vote against (or abstain from voting on) the Transaction.

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Approval of the Transaction requires the affirmative vote of a majority of the shares of our common stock entitled to vote at the Special Meeting, and not a majority vote of unaffiliated stockholders.

See “Special Factors — Fairness of the Transaction — Disadvantages of the Transaction” beginning on page 33.
Potential Conflicts of Interests of Officers, Directors, and Certain Affiliated Persons
•
Our directors and executive officers may have interests in the Transaction that are different from your interests as a stockholder in the Company, and have relationships that may present conflicts of interest. Upon the effectiveness of the Transaction, the aggregate number of shares of our common stock owned by our directors and executive officers will not change and their ownership percentage will not significantly change as a result of the reduction of the number of shares of our common stock outstanding by approximately 1.4 million shares. In addition, as previously discussed, certain of our directors have direct minority equity interests in the Company’s biomedical subsidiary, Xcede Technologies, Inc.

See “Special Factors — Potential Conflicts of Interests of Officers, Directors, and Certain Affiliated Persons” beginning on page 46.
Vote Required for Approval of the Transaction and the Adjournment Proposal At the Special Meeting
•
A majority of the outstanding shares of our common stock entitled to vote will constitute a quorum for the purposes of the Special Meeting. The affirmative vote of a majority of the outstanding shares of our common stock entitled to vote at the Special Meeting is required for the adoption of each of the Reverse Stock Split proposal and the Forward Stock Split proposal and, accordingly, to approve the Transaction. The affirmative vote of the majority of the shares of our common stock present in person or represented by proxy at the Special Meeting and entitled to vote at the Special Meeting is required for the adoption of the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Transaction.
•
As of May 1, 2019, approximately 37% of the issued and outstanding shares of our common stock was held by the Company’s directors and executive officers. Our directors and executive officers have indicated that they intend to vote all of the shares of our common stock held by them (6,532,654 shares) “FOR” the Transaction and “FOR” the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Transaction.

See “Special Factors — Stockholder Approval” beginning on page 48.
Treatment of Beneficial Holders (Stockholders Holding Shares in “Street Name”)
•
We intend to treat stockholders holding our common stock in “street name” in the same manner as record holders. Prior to the Transaction, we will conduct an inquiry of all brokers, banks and other nominees that hold shares of our common stock in “street name,” ask them to provide us with information on how many shares held by beneficial holders will be cashed out, and request that they effect the Transaction for those beneficial holders. However, these banks, brokers and other nominees may have different procedures than registered stockholders for processing the Transaction. Accordingly, if you hold your shares of common stock in “street name,” we encourage you to contact your bank, broker or other nominee.

See “Special Factors — Effects of the Transaction” beginning on page 25.
Determination of Stockholders of Record
•
In determining whether the number of our stockholders of record falls below 300 for regulatory purposes, we will count stockholders of record in accordance with Rule 12g5-1 under the Exchange Act. Rule 12g5-1 provides, with certain exceptions, that in determining whether issuers, including the Company, are subject to the registration provisions of the Exchange Act, securities are considered to be “held of record” by each person who is identified as the owner of such securities on the respective records of security holders maintained by or on behalf of the issuers. However, institutional custodians such as Cede & Co. and other commercial depositories are not considered a single holder of record for purposes of these provisions. Rather, Cede & Co.’s and these depositories’ accounts are treated as the record holder of shares. Based on information available to us, as of April 17, 2019, there were approximately 265 holders of record of our shares of common stock.

See “Special Factors — Effects of the Transaction” beginning on page 25.
Effectiveness of the Transaction
•
We anticipate that the Transaction will be effected as soon as possible after the date of the Special Meeting, although the Board has reserved the right not to proceed with the Transaction if it believes it is no longer in the best interests of the Company’s stockholders. Following the effective date of the Transaction, transmittal materials will be sent to those stockholders entitled to a cash payment that will describe how to turn in their stock certificates and receive the cash payments. Those stockholders entitled to a cash payment should not turn in their share certificates at this time.

See “Special Factors — Effective Date” on page 49.
Financing for the Transaction
•
Based on information we have received as of April 17, 2019 from our transfer agent, Continental Stock Transfer & Trust Company (“Continental”), and from Mediant Communications and Broadridge Corporate Issuer Services, a division of Broadridge Financial Solutions, Inc., we estimate that the total funds required to pay the consideration to Cashed Out Stockholders and other costs of the Transaction will be approximately $2,315,000. This total amount could be larger or smaller depending on, among other things, the number of shares that will be outstanding after the Transaction as a result of purchases, sales and other transfers of our shares of common stock by our stockholders, or an increase in the costs and expenses of the Transaction.
•
We intend that payments to Cashed Out Stockholders and the costs of the Transaction will be paid from cash on hand and additional borrowing under our existing credit facilities.

See “Special Factors — Source of Funds and Expenses” beginning on page 47.
Recent Market Prices of the Company’s Common Stock
•
The closing prices of our common stock on May 1, 2019, the last trading day before the public announcement of the approval of the Transaction by the Special Committee and the Board, and on the Record Date, were $1.09 per share and $[•] per share, respectively.

See “Information About the Company — Market Price of Common Stock” beginning on page 53.
No Appraisal or Dissenters’ Rights
•
Under Delaware law, our certificate of incorporation and our bylaws, no appraisal or dissenters’ rights are available to our stockholders who vote against (or abstain from voting on) the Transaction.

See “Special Factors — No Appraisal or Dissenters’ Rights” beginning on page 51.
Material Federal Income Tax Consequences
•
Generally, a Cashed Out Stockholder who receives cash for a fractional share as a result of the Transaction will recognize capital gain or loss for United States federal income tax purposes. A Continuing Stockholder who does not receive cash for a fractional share as a result of the Transaction generally will not recognize any gain or loss for United States federal income tax purposes.

See “Special Factors — Material Federal Income Tax Consequences” beginning on page 43.

QUESTIONS AND ANSWERS ABOUT THE
TRANSACTION AND THE SPECIAL MEETING
Following are some commonly asked questions that may be raised by our stockholders and answers to each of those questions.
Where and when is the Special Meeting?
The Special Meeting will be held at [•] on [•], 2019, at 10:00 A.M. local time.
What am I being asked to vote on at the Special Meeting?
Our stockholders will consider and vote upon proposals to amend our certificate of incorporation to effect a 1-for-8,000 reverse stock split of our shares of common stock, followed immediately by a 8,000-for-1 forward stock split of our shares of common stock. Stockholders whose shares are converted into less than one share of our common stock as a result of the Reverse Stock Split (meaning they own fewer than 8,000 shares of our common stock immediately prior to the effective time of the Transaction —  which is the time that the certificate of amendment to our certificate of incorporation to effect the Reverse Stock Split is filed with the Secretary of State of the State of Delaware) will receive $1.15 in cash, without interest, for each share of our common stock held by them immediately before the Reverse Stock Split. Stockholders who own 8,000 or more shares of our common stock immediately prior to the effective time of the Transaction will continue to own the same number of shares of our common stock after the completion of the Transaction. Although the Reverse Stock Split and the Forward Stock Split will be voted on separately, the Company will not effect either the Reverse Stock Split or the Forward Stock Split unless the proposals to approve the Reverse Stock Split and the Forward Stock Split are each approved by the stockholders of the Company. Our stockholders will also consider and vote upon a proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Transaction.
What is the purpose of the Transaction?
The primary purpose of the Transaction is to enable the Company to maintain the number of record holders of its common stock below 300, which is the level at which SEC public reporting is required. After the Transaction, we intend to cease registration of our common stock under the Exchange Act. As a result, effective on and following the termination of the registration of our common stock under the Exchange Act, the Company would no longer be subject to the reporting requirements under the Exchange Act, or other requirements applicable to a public company, including requirements under the Sarbanes-Oxley Act and the listing standards of a national stock exchange. Our common stock also would cease to be listed on the Nasdaq Capital Market and would not be eligible for listing on the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market.
The reasons for the Transaction include:
•
eliminating significant ongoing costs and management and employee time and effort associated with filing documents under the Exchange Act with the SEC;

•
eliminating significant ongoing costs and management and employee time and effort of compliance with the Sarbanes-Oxley Act and related regulations;

•
allowing our management to focus on long-term growth and enhancing the long-term stockholder value; and

•
enabling our small stockholders (those holding fewer than 8,000 shares), who represent a large number of our stockholders, to liquidate their holdings in us and receive a premium over market prices prevailing at the time of our public announcement of the Transaction, without incurring brokerage commissions.

What does the deregistration of our common stock mean?
Effective on and following the termination of the registration of our common stock under the Exchange Act, we will no longer have to file annual, quarterly and other reports with the SEC, and our executive officers, directors and 10% stockholders will no longer be required to file reports relating to their transactions in our common stock. Persons acquiring 5% of our common stock will no longer be required to report their beneficial ownership under the Exchange Act. In addition, we will take action to delist our common stock from the Nasdaq Capital Market and we will no longer be subject to its rules. Any trading in our common stock after the Transaction and deregistration under the Exchange Act will only occur in privately negotiated sales and potentially on the OTC Pink Market, if one or more brokers chooses to make a market for our common stock there and complies with applicable regulatory requirements; however, there can be no assurances regarding any such trading.
What is the OTC Pink Market?
The Pink Open Market is the lowest tier of the three marketplaces for trading on the OTC securities market, which is a broker platform for trading securities operated the OTC Markets Group Inc. There are no financial standards or disclosure requirements. For more information about the OTC Markets Group, see https://www.otcmarkets.com/. To be traded there, a broker dealer would need to submit a Form 211 with the Financial Industry Regulatory Authority (FINRA), and obtain FINRA approval for trading in our common stock. If such trading in our common stock were to develop there, we would expect it to occur at the Pink-No Information tier. For more information about The Pink Open Market, see https://www.otcmarkets.com/corporate-services/information-for-pink-companies. There can be no assurance that any trading market will emerge following the deregistration and delisting of our common stock, or, if it does, how long it might last.
What will I receive in the Transaction?
If you own fewer than 8,000 shares of our common stock immediately prior to the effective time of the Transaction, you will receive $1.15 in cash, without interest, from us for each pre-Reverse Stock Split share that you own. If you own 8,000 shares or more of our common stock immediately prior to the effective time of the Transaction, you will not receive any cash payment for your shares in connection with the Transaction and will continue to hold immediately following the Transaction the same number of shares of our common stock as you held before the Transaction.
Who is the Filing Person?
The Company is the filing person for purposes of this proxy statement.
What potential conflicts of interest are posed by the Transaction?
Our directors and executive officers may have interests in the Transaction that are different from your interests as a stockholder in the Company, and have relationships that may present conflicts of interest. As of May 1, 2019, approximately 37% of the issued and outstanding shares of our common stock was held by our directors and executive officers. The directors and executive officers have indicated that they intend to vote all of the shares of our common stock held by them (6,532,654 shares) “FOR” the Transaction and “FOR” the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Transaction.
Upon the effectiveness of the Transaction, the aggregate number of shares of our common stock owned by our directors and executive officers will remain the same and the ownership percentage of the shares of our voting stock held by our directors and executive officers will increase modestly as a result of the reduction of the number of shares of our common stock outstanding. In addition, Lawrence Fox, a member of the Board of Directors, holds options to purchase 95,602 shares of our common stock at an exercise price of  $1.80 per share expiring on January 31, 2020. The Transaction will not affect this stock option and the stock option will remain outstanding after the Transaction. There are no other stock options outstanding.
In addition, as previously discussed, certain of our directors have direct minority equity interests in the Company’s biomedical subsidiary, Xcede Technologies, Inc.
Why is the Company proposing to carry out a Forward Stock Split following the Reverse Stock Split?
The Forward Stock Split is not necessary for us to reduce the number of holders of record of our shares of common stock and to deregister our shares of common stock under the Exchange Act. However,

we have determined that it is in the best interests of our stockholders to effect the Forward Stock Split to avoid an unusually high stock price after the Transaction, to facilitate trading of the shares held by Continuing Stockholders either in private transactions or potentially on the OTC Pink Market, to mitigate any loss of liquidity in our shares of common stock that may result from the Reverse Stock Split and to avoid the administrative burden and cost associated with cashing out fractional shares of Continuing Stockholders.
What if I hold fewer than 8,000 shares of common stock and hold all of my shares in “street name”?
If you hold fewer than 8,000 shares of our common stock in “street name,” your broker, bank or other nominee is considered the stockholder of record with respect to those shares and not you. It is possible that the bank, broker or other nominee also holds shares for other beneficial owners of our common stock and that it may hold 8,000 or more total shares. Therefore, depending upon their procedures, they may not be obligated to treat the Transaction as affecting beneficial holders’ shares. We intend to treat stockholders holding our common stock in “street name” in the same manner as record holders. Prior to the Transaction, we will conduct an inquiry of all brokers, banks and other nominees that hold shares of our common stock in “street name,” ask them to provide us with information on how many shares held by beneficial holders will be cashed out, and request that they effect the Transaction for those beneficial holders. However, these banks, brokers and other nominees may have different procedures than registered stockholders for processing the Transaction. Accordingly, if you hold your shares of common stock in “street name,” we encourage you to contact your bank, broker or other nominee.
What happens if I own a total of 8,000 or more shares of common stock beneficially, but I hold fewer than 8,000 shares of record in my name and fewer than 8,000 shares of with my broker in “street name”?
We may not have the information to compare your holdings in two or more different brokerage firms. As a result, if you hold more than the minimum number of shares, you may nevertheless have your shares cashed out if you hold them in a combination of accounts in several brokerage firms. If you are in this situation and desire to remain a stockholder of the Company after the Transaction, we recommend that you combine your holdings in one brokerage account or become a record holder prior to the effective time of the Transaction. You should be able to determine whether your shares will be cashed out by examining your brokerage account statements to see if you hold more than the minimum number of shares in any one account. To determine the Transaction’s effect on any shares you hold in “street name” (and possible payment of the cash consideration), you should contact your broker, bank or other nominee.
If I own fewer than 8,000 shares of common stock, is there any way I can continue to be a stockholder of the Company after the Transaction?
If you own fewer than 8,000 shares of our common stock before the Transaction, the only way you can continue to be a stockholder of the Company after the Transaction is to purchase, prior to the effective time of the Transaction, sufficient additional shares to cause you to own a minimum of 8,000 shares at the effective time of the Transaction. However, given the historically limited liquidity in our stock, we cannot assure you that any shares will be available for purchase and thus there is a risk that you may not be able to purchase sufficient shares to achieve or exceed the required 8,000 shares. In this instance, you would no longer remain a stockholder after the effective time of the Transaction.
Is there anything I can do if I own 8,000 or more shares of common stock, but would like to take advantage of the opportunity to receive cash for my shares as a result of the Transaction?
If you own 8,000 or more shares of our common stock before the Transaction, you can only receive cash for all of your shares if, prior to the effective time of the Transaction, you reduce your stock ownership to fewer than 8,000 shares by selling or otherwise transferring shares. However, we cannot assure you that any purchaser for your shares will be available.
Could the Transaction not happen?
Yes. The Transaction cannot occur without the requisite approval of the stockholders at the Special Meeting. Further, even if such approval is obtained, the Board of Directors has reserved the right not to proceed with the Transaction if it believes it is no longer in the best interests of the stockholders. See “What vote is required to approve the proposals?” and “If the Transaction is approved by the stockholders, can the Board of Directors determine not to proceed with the Transaction?”
Who is entitled to vote at the Special Meeting?
Only holders of record of our common stock as of the close of business on [•] 2019, which is the Record Date for the Special Meeting, are entitled to notice of, and to vote at, the Special Meeting or any adjournments or postponements thereof.
How many shares were outstanding on the Record Date?
At the close of business on [•] 2019, which is the Record Date for the Special Meeting, there were [•] shares of common stock outstanding and eligible to vote on the Transaction.
What is a “quorum” for purposes of the Special Meeting?
In order to conduct business at the Special Meeting, a quorum must be present at the Special Meeting. A “quorum” is a majority of the issued and outstanding shares of common stock entitled to vote at the Special Meeting, The shares may be present in person or represented by proxy at the Special Meeting. Abstentions are counted as present for the purpose of determining the presence of a quorum, but broker non-votes are not.
What vote is required to approve the proposals?
Once a quorum has been established, (i) the affirmative vote of a majority of the outstanding shares of our common stock entitled to vote at the Special Meeting is required for the adoption of each of the Reverse Stock Split proposal and the Forward Stock Split proposal and, accordingly, to approve the Transaction and (ii) the affirmative vote of the majority of the shares of our common stock present in person or represented by proxy at the Special Meeting and entitled to vote at the Special Meeting is required for the adoption of the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Transaction. As of May 1, 2019, approximately 37% of the issued and outstanding shares of our common stock was held by directors and executive officers. The Company’s directors and executive officers have indicated that they intend to vote all of the shares of our common stock held by them (6,532,654 shares) “FOR” the Transaction and “FOR” the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Transaction. In order for the Transaction to be approved, a majority of all outstanding shares of our common stock entitled to vote at the Special Meeting must give a “FOR” vote. Approval of the Transaction is not also subject to a “FOR” vote from a separate majority of such outstanding shares held by unaffiliated stockholders. Both abstentions and broker non-votes will have the effect of a vote “AGAINST” each proposal.
Who is soliciting my proxy?
The Board is soliciting proxies to be voted at the Special Meeting or any adjournment or postponement thereof. We have retained the services of Alliance Advisors LLC to aid in the solicitation of proxies.
What will happen if the Transaction is approved by the Company’s stockholders?
Assuming that we continue to have fewer than 300 record holders of our common stock after the Transaction, we will file applicable forms with the SEC to deregister our shares of common stock under the federal securities laws and to delist our shares from the Nasdaq Capital Market. Upon the effectiveness of those filings, the Company would no longer be subject to the reporting and related requirements under the federal securities laws that are applicable to public companies and Nasdaq Capital Market rules applicable to listed companies. We will also no longer be subject to the provisions of the Sarbanes-Oxley Act and other regulations applicable to public reporting companies. In addition, Cashed Out Stockholders will no longer have a continuing interest as stockholders of the Company and will not share in any future increase in the value of the Company. Our common stock also would cease to be listed on the Nasdaq Capital Market and would not be eligible for listing on the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market. Any trading in our common stock after the Transaction and deregistration under the Exchange Act will only occur in privately negotiated sales and potentially on the OTC Pink Market, if one or more brokers chooses to make a market for our common stock there and complies with applicable regulatory requirements; however, there can be no assurances regarding any such trading.
What will happen if the Transaction is not approved?
Though the number of record holders of our common stock is currently below 300, which would enable us to file the applicable forms to deregister and delisting our common stock without the Transaction, our Board’s current view is that implementation of the Transaction as part of the deregistration/delisting of our common stock is in the best interests of the Company’s stockholders because it reduces the risk of the Company becoming re-subject to the public reporting requirements if the Company’s ownership were to reach 300 or more record holders in the future. However, if the Transaction is not approved by our stockholders, the Board would need to reconsider whether it would be in the best interests of the stockholders to proceed with the deregistration/delisting of our common stock without the Transaction, if the Company were eligible to do so at such time (i.e., if the number of record holders of our common stock continued to be below 300). If the Board of Directors determines not to proceed with the deregistration/delisting of our common stock, we will continue to operate our business as presently conducted.
If the Transaction is approved by the stockholders, can the Board of Directors determine not to proceed with the Transaction?
If the Transaction is approved by the stockholders, the Board of Directors may determine not to proceed with the Transaction if they believe that proceeding with the Transaction is not in the best interests of the stockholders. If the Board of Directors determines not to proceed with the Transaction, we will continue to operate our business as presently conducted.
What are the federal income tax consequences of the Transaction to me?
If you are not subject to any special rules that may be applicable to you under federal tax laws, then generally, a Cashed Out Stockholder that receives cash for a fractional share as a result of the Transaction will recognize a capital gain or loss for United States federal income tax purposes. A Continuing Stockholder who does not receive cash for a fractional share as a result of the Transaction will not recognize any gain or loss for United States federal income tax purposes. We urge you to consult with your personal tax advisor with regard to the tax consequences to you of the Transaction.
Should I send in my certificates now?
No. After the Transaction is completed, we will send instructions on how to receive any cash payment to which you may be entitled.
What is the total cost of the Transaction to the Company?
Since we do not know how many record and beneficial holders of our common stock will be Cashed Out Stockholders, we do not know the exact cost of the Transaction. However, based on information that we have received as of April 17, 2019 from our transfer agent, Continental, and from Mediant Communications and Broadridge Corporate Issuer Services, a division of Broadridge Financial Solutions, Inc., with regard to the size of holdings of those stockholders who may hold shares in “street name,” as well our estimates of other Transaction expenses, we believe that the total cash requirement of the Transaction to the Company will be approximately $2,315,000. This amount includes approximately $1.665 million needed to cash out fractional shares, and approximately $650,000 of legal, accounting, and financial advisory fees and other costs to effect the Transaction. This total amount could be larger or smaller depending on, among other things, the number of fractional shares that will be outstanding after the Transaction as a result of purchases, sales and other transfers of our shares of common stock by our stockholders.

Am I entitled to appraisal rights in connection with the Transaction?
No. Under Delaware law, our certificate of incorporation and our bylaws, no appraisal or dissenters’ rights are available to our stockholders who vote against (or abstain from voting on) the Transaction.
How do I vote?
Sign and date each proxy card you receive and return it in the enclosed envelope prior to the Special Meeting or attend the meeting and vote in person.
Can I change my vote?
Yes. You may change your proxy instructions at any time before your proxy is voted at the Special Meeting. Proxies may be revoked by taking any of the following actions:
•
filing a written notice of revocation of any prior delivered proxy or filing a duly executed proxy bearing a later date with our Corporate Secretary, in each case at our principal executive office (313 Washington Street, Suite 403, Newton, MA 02458); or

•
attending the Special Meeting, filing a written notice of revocation of your proxy with our corporate secretary, and voting in person (although attendance at the meeting will not, by itself, revoke a proxy).

What does it mean if I get more than one proxy card?
If your shares are registered differently and are in more than one account, you will receive more than one proxy card. Sign and return all proxy cards to ensure that all your shares are voted.
How does the Board of Directors recommend that I vote on the proposals?
Following a recommendation from the Special Committee, the Board of Directors unanimously recommends that you vote “FOR” the proposals to approve the Transaction and “FOR” the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Transaction.

SPECIAL FACTORS
Purpose of and Reasons for the Transaction
General.   The primary purpose of the Transaction is to enable the Company to maintain the number of record holders of its common stock below 300, which is the level at which SEC public reporting is required. After the Transaction, we intend to cease registration of our common stock under the Exchange Act. As a result, effective on and following the termination of the registration of our common stock under the Exchange Act, the Company would no longer be subject to the reporting requirements under the Exchange Act, or other requirements applicable to a public company, including requirements under the Sarbanes-Oxley Act and the listing standards of a national stock exchange. Our common stock also would cease to be listed on the Nasdaq Capital Market and would not be eligible for listing on the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market.
The Special Committee and the Board has determined that the costs of being an SEC reporting company outweigh the benefits and, thus, it is no longer in the best interests of our stockholders, including our unaffiliated stockholders (consisting of stockholders other than our executive officers, directors and stockholders who own more than 10% of our outstanding common stock) for us to remain an SEC reporting company. The Transaction is intended to make us a non-SEC reporting company.
Our principal reasons for proposing the Transaction are as follows:
•
The Company currently realizes none of the traditional benefits of public company status. For example, due to the consistently low-volume and erratic trading of our common stock, during the last ten years, we have not been able to raise capital from the public markets, effectively use our common stock as deal consideration or otherwise attract interest from institutional investors or market analysts. Liquidity for our common stock holders has been limited on the Nasdaq Stock Market. Despite the lack of benefits, we incur all of the significant annual expenses and indirect costs associated with being a public company.

•
The annual cost savings we expect to realize as a result of the termination of the registration of our shares of common stock under the Exchange Act and the delisting of our common stock from the Nasdaq Capital Market, including ongoing expenses for compliance with the Sarbanes-Oxley Act, and other accounting, legal, printing and other miscellaneous costs associated with being a publicly traded company, are approximately $900,000 per year. Following the Transaction, we intend to continue to have our financial statements audited by a public accounting firm, which we plan to make available to our stockholders.

•
The reduction in time spent by our management and employees preparing the periodic and other reports required of SEC reporting companies under the Exchange Act, complying with the Sarbanes-Oxley Act, and managing stockholder relations and communications, will enable them to focus more on managing the Company’s businesses and growing stockholder value. The Company will continue to be subject to the general anti-fraud provisions of applicable federal and state securities laws.

•
Our management will be able to focus more on long-term growth without an undue emphasis on short-term financial results.

•
Our small stockholders (those holding fewer than 8,000 shares), who represent a large number of our stockholders, will have the ability to liquidate their holdings in us and receive a premium over market prices prevailing at the time of our public announcement of the Transaction, without incurring brokerage commissions.

The determination to undertake the Transaction at this time, as opposed to another time, was driven by the following factors:
The Board of Directors and management have for some time believed the Company’s scale of operations and profitability are too small to attract interest from institutional investors or market analysts, and therefore have been an obstacle to enhancing stockholder value. As a public reporting and

Nasdaq-listed company, we expected to be able to leverage our public company equity to raise capital and pursue acquisitions to help grow our business and expand our operations. Indeed, that was the primary reason for the Company to up-list its common stock from the OTC-BB to the Nasdaq Stock Market in 2010. However, due to the consistently low-volume and erratic trading of our common stock, we have not since then been able to raise capital from the public markets, effectively use our common stock as deal consideration or otherwise attract interest from institutional investors or market analysts. Accordingly, notwithstanding our long-standing active efforts to grow our scale and profitability through opportunistic acquisitions and/or strategic investments, we have been largely unable to do so or to otherwise create a more active and liquid market for our common stock.
Therefore, as described under “—Background to the Transaction”, in January 2017, the Board directed management to embark instead on a period of renewed focus on organic initiatives to grow scale and profitability, including through operational improvements and new product launches. After a period of more than two years pursuing this strategy, the results have made the Board view existing organic initiatives as potentially offering growth that would be gradual, incremental and, in the case of new product launches, subject to inherent uncertainties and significant capital expenditures. In contrast, the costs of being public are significant, recurring and certain. For perspective, consider that management has estimated the average direct costs of being public to be approximately $900,000 annually, which is approximately five times greater than the Company’s income from operations during the last fiscal year of  $162,000. These costs seem outsized even when the Company’s income from operations is adjusted to remove the non-cash effects of consolidating the loss-producing Xcede business. The Company estimates income from operations so adjusted would have been $1,161,000 during the last fiscal year, an amount not significantly greater than the estimated direct costs of being public. Without these costs, in the view of the Board, the Company would be a stronger company and better able to enhance stockholder value over the long-term.
The continued illiquidity and low price of the Company’s common stock on the Nasdaq has also contributed to the Board’s decision to pursue the Transaction at this time. In late November 2018, the price of the Company’s common stock closed below $1.00 per share for multiple days, raising the concern that the Company might receive a Nasdaq deficiency notice for failure to meet the minimum closing bid price for continued listing on the Nasdaq. On January 8, 2019, Nasdaq sent the Company a deficiency notice regarding the failure to comply with the minimum closing bid price as set forth in Nasdaq Marketplace Rule 5550(a)(2), triggering a 180-day period to regain compliance (subject to eligibility for additional grace periods) prior to being delisted by Nasdaq. (For background, the Company failed to meet the minimum closing bid price standard in 2013 and was down-listed from the Nasdaq Global Market to the Nasdaq Capital Market as a result. Thereafter, the Company regained compliance, enabling it to stay listed on the lower Nasdaq Capital Market.) At this trading price in late 2018, the Company faced the possibility of being delisted entirely from Nasdaq. While the Company regained Nasdaq compliance in April 2019, this noncompliance was a reminder to the Board of how illiquid and precarious the listing of our common stock was on the Nasdaq, and reinvigorated an initiative to evaluate whether continuing to remain a public reporting company was in the best interests of the Company’s stockholders.
Lastly, our determination to move forward with the Transaction at this time also reflects the specific objective of completing the Transaction in a timely manner so as to avoid incurrence of costs associated with the preparation and filing of our Annual Report on Form 10-K for the Company’s fiscal year ending September 30, 2019.
Reduced Costs and Expenses.   We incur both direct and indirect costs to comply with the filing and reporting requirements imposed on us as a result of being an SEC reporting company. Professional fees of lawyers and accountants, printing, mailing, and other costs incurred by us in complying with SEC reporting and compliance requirements are substantial. We also incur direct and indirect costs in complying with the Sarbanes-Oxley Act. Compliance with these requirements requires significant expenditures, as well as a significant investment of time and energy by our management and employees. If our SEC reporting obligations cease, we would not incur a substantial amount of these expenses.

Our estimated total costs in different expense categories should we remain an SEC reporting company are described in greater detail below:
Costs	Actual 2017 Expenses	Actual 2018 Expenses	Projected 2019 Expenses	Projected 2020 Expenses
Accounting and related professional services	632,000	674,000	716,000	723,000
Legal	532,000	174,000	278,000	281,000
Nasdaq Stock Market fees	55,000	55,000	55,000	55,000
Directors fees	310,000	310,000	310,000	310,000
Proxy and annual report printing, mailing, transfer agent fees, public relations, stockholder communications, insurance and other miscellaneous costs	260,000	293,000	349,000	352,000
Total	1,789,000	1,506,000	1,708,000	1,721,000
We ultimately expect to realize recurring annual cost savings of approximately $900,000 (2% of annual consolidated sales) across the above expense categories. These estimated savings primarily reflect, among other things:
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a reduction in fees to our registered independent public accounting firm and other accounting professional services of approximately $440,000 for audits, the review of our SEC periodic reports and related expenses;

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the potential reduction in directors’ fees and premiums associated with our public company directors and officers liability insurance by reducing the size of our Board of Directors from seven to five members;

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a reduction in legal fees associated with securities law compliance of approximately $80,000; and

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the net reduction in costs and expenses associated with filing our annual, periodic and current reports and other documents, such as proxy statements and Section 16 filings with the SEC, the annual listing fees to the Nasdaq Stock Market, and printing, mailing and other costs of the annual report to stockholders, proxy statements and other miscellaneous costs of approximately $280,000.

We believe the projected fiscal 2019 costs are indicative of our annual costs going forward if we remained an SEC reporting company. Please note, however, that the annual costs are only estimates and the actual costs we realize may be higher or lower than the estimates set forth in the table above. Likewise, our projected annual cost savings are only estimates, and those cost savings could be higher or lower than the amounts set forth above. Following the Transaction, we intend to continue to have our financial statements audited by a public accounting firm. However, the scope of these procedures would be reduced, given the lack of public company reporting requirements. In addition, there will be a more limited need for legal counsel if we no longer file reports with the SEC. Some estimates were more subjective, such as savings in transfer agent’s fees because of a reduction in the number of stockholder accounts to be handled, a reduction in printing and other related costs of distributions to stockholders, and a reduction in our investor relations website costs.
Management Time and Expense; Operational Flexibility.   The costs described above do not include any estimate for the overall time expended by our management and employees on the preparation of our SEC filings. We believe this time could more effectively be devoted to other purposes, such as operating our business and undertaking new initiatives that may result in greater long-term growth. Additionally, due to the public market’s focus on quarterly results, smaller public companies such as ours are required to focus on short-term goals, such as quarterly financial results, often at the expense of longer-term objectives. As a non-SEC reporting company, we believe management will be able to devote more time to sustaining long-term growth.
Limited Trading Volume and Liquidity for Small Stockholdings.   The Board also believes that holders of small amounts of shares of our common stock may be deterred from selling their shares because of the lack of an active trading market and disproportionately high brokerage costs. Based on our review of a list of record holders of our common stock as of April 17, 2018 furnished to us by our transfer agent, as well as information we have received regarding the holdings of beneficial owners of our common stock held in “street name,” we estimate that there are approximately 185 holders of record of fewer than 8,000 shares and approximately 1,312 beneficial holders of fewer than 8,000 shares in “street name.” The Transaction will offer each of these holders the opportunity to obtain cash for their shares without the cost of dealing with a broker.
In addition, our common stock has been and continues to be thinly traded. The average daily trading volume of the stock from January 1, 2018 to May 1, 2019 (the trading day prior to the announcement of the approval of the Transaction by the Company) was approximately 25,260 shares per day, and during that period there were four trading days on which our common stock did not trade at all. The trading of even a small number of shares may have a disproportionate effect on the price of our shares in the public market. Accordingly, the Transaction will provide our smallest stockholders with the ability to liquidate their holdings in us and receive a fair price in cash for their shares, without incurring brokerage commissions.
Background of the Transaction
The Board of Directors and management have for some time believed the Company’s scale of operations and profitability are too small to attract interest from institutional investors or market analysts, and therefore have been an obstacle to enhancing stockholder value. In response, the Company has actively pursued for several years initiatives to increase its scale and profitability. Some of these initiatives have been internally-focused: there have been ongoing efforts to optimize the profitability of existing business lines through operational improvements, new product launches and periodically determining to strategically divest assets. But, given the Board’s view of the extent of increased scale and profitability needed to enhance stockholder value, an important component of this strategy has been the active pursuit of growth through acquisitions and new strategic investments.
As a public reporting and Nasdaq-listed company, we expected to be able to leverage our public company equity to raise capital and pursue acquisitions to help grow our business and expand our operations. Indeed, that was the primary reason for the Company to up-list its common stock from the OTC-BB to the Nasdaq Stock Market in 2010. However, due to the consistently low-volume and erratic trading of our common stock, we have not since then been able to raise capital from the public markets, effectively use our common stock as deal consideration or otherwise attract interest from institutional investors or market analysts. Accordingly, notwithstanding our long-standing active efforts to grow our scale and profitability through opportunistic acquisitions and/or strategic investments, we have been largely unable to do so or to otherwise create a more active and liquid market for our common stock.
Therefore, after years of persistent effort, we have concluded that our status as a public reporting and Nasdaq-listed company is not an advantage to the Company and/or its stockholders; and nor do we expect it ever will be. Rather, our Board has concluded that the Company realizes none of the traditional benefits of such status, yet incurs all of the significant annual expenses and indirect costs associated with being a public reporting and Nasdaq-listed company. For perspective, consider that management has estimated the average direct costs of being public are about $900,000 annually, which is about five times greater than the Company’s income from operations during the last fiscal year of  $162,000. These costs seem outsized even when the Company’s income from operations is adjusted to remove the non-cash effects of consolidating the loss-producing Xcede business. The Company estimates income from operations so adjusted would have been $1,161,000 during the last fiscal year, an amount nearly equal to the estimated direct costs of being public. Without these costs, in the view of the Board, the Company would be a stronger company and better able to enhance stockholder value over the long-term.
Based on the foregoing and as further described in this proxy statement, our Board has determined that the Transaction is in the best interests of all of the Company’s stockholders. Going dark will give the Company an ongoing cost structure befitting its current and foreseeable scale of operations and will enable management to have an increased focus on core operations. Pursuant to the Reverse Stock Split, smaller stockholders will have an opportunity to obtain a premium value for their shares via a cash-out of fractional shares and larger stockholders will retain their holdings in the Company, which will no longer be encumbered by the expenses and distraction of a public reporting company. Below is a further description of the background to the Transaction.

On January 25, 2017, as part of its ongoing process, our Board and management had a meeting to review the Company’s long-term strategic plans, including trends in the Company’s profitability, the prospects of organic and non-organic growth opportunities, the availability of capital and the historical trading prices of the Company’s common stock. Historically, Dynasil had pursued a strategy of growth through acquisition. However, recently, despite management’s efforts, the Company’s lack of success in completing strategic acquisitions was noted. Management’s view was the Company’s lack of capital for acquisitions, including its inability to use its common stock as currency due to its low price and illiquidity, put the Company at a competitive disadvantage in convincing quality target companies to sell themselves to us in active bidding situations. The Board discussed a full range of strategic alternatives to potentially enhance stockholder value besides growth through acquisition, including (1) pursuing a divisional sale or a sale of the entire Company, (2) the viability of various split-off or spin-off scenarios to separate the Optics businesses from the other businesses in order to create a pure play Optics company, (3) organic growth of existing segments and (4) the possibility of  “going dark” (i.e., delisting from the Nasdaq and discontinuing public reporting) as a means to reduce expenses and increase profitability. As part of this discussion, the Board recounted the Company’s active history of reaching out to industry participants and others to gauge interest in pursuing a divisional sale or sale of the entire Company as a means to potentially enhance stockholder value. These instances included the following:
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In January 2013, the Company engaged the investment banking firm of Mirus Securities, Inc. (“Mirus”) to gauge interest in a potential sale of the Company’s U.S. optics businesses. While multiple parties were contacted, this process resulted in only very preliminary indications of interest at values that were not attractive. As a result, in October 2013, this process was concluded and this engagement with Mirus was terminated.

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In 2013, the Company divested its LPA and Navigator product lines.

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In the fall of 2014, management had discussions with a publicly-traded optics company about a potential strategic transaction, which ended early on after that company decided to complete a business combination with another company.

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In 2016, management had preliminary discussions with a publicly-traded global materials company about a potential strategic acquisition of one of the Company’s subsidiaries. Discussions ended early on after that company decided to focus on other strategic objectives.

Given the Company was not a competitive bidder for acquisition targets and had had limited success in attracting interest in pursuing a divisional sale or a sale of the entire company, the Board concluded that de-emphasizing growth through acquisition and instead renewing focus on organic initiatives was the best course of action. Doing so could be beneficial in its own right to potentially enhance stockholder value. It might also improve the Company’s ability to make acquisitions, if attractive opportunities were to emerge. Conversely, it could potentially make the Company a more attractive candidate for a sale of some or all of its businesses in the future, if an attractive opportunity were to emerge. Notwithstanding the foregoing, the Board did authorize management to continue to act opportunistically if attractive acquisition targets emerged that were worthy of evaluation.
Another determination stemming from this meeting was for management to hasten the efforts to separate from Xcede Technologies, Inc., the Company’s majority-owned subsidiary, which constituted its entire Biomedical segment. Finding a way to cease consolidating Xcede’s significant losses into the Company’s consolidated financial results, while preserving as much as possible the upside potential for the Company’s stockholders, was an important priority. Throughout 2017 and 2018, management and the Board explored various ways to spin off Xcede from the Company. However, ultimately, (1) Xcede was unsuccessful in attracting the third-party financing necessary to fund its stand-alone operations, (2) the Company could not find a structure for such a transaction that would be tax-efficient to the Company’s stockholders and (3) in July 2018, Xcede’s strategic partner, Cook Biotech Inc. (“CBI”), terminated its relationship with Xcede due to doubt about the commercial viability of developing Xcede’s hemostatic patch technology. Subsequently, Xcede halted clinical trial preparations and curtailed its operations to a minimal level while the Board of Directors of Xcede evaluates any alternatives.

Consistent with the January 2017 strategy to prioritize organic growth, management undertook several initiatives over the next two years, including the following:
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In April 2017, the Company launched an e-commerce website, creating an online sales channel for its products.

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In September 2017, the Board approved a budget for the upcoming fiscal year 2018, which included significant capital expenditures for the development of new products in its Optics segment.

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In January 2018, the Company announced the development of Infrared High Efficiency Anti-Reflective (HEAR) thin film coatings for the eight to twelve micron spectral region.

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In August 2018, the Company announced a new product offering: the launch of a PE-CVD (Plasma-Enhanced Chemical Vapor Deposition) infrared coating technology, offering a higher-quality product with Practically Zero Pinholes (PZP) and the capability to coat virtually all IR substrates. This new offering was made possible by a significant capital investment in a Diamond-like Carbon (DLC) chamber at the Company’s EMF facility.

In August 2018, the Company opportunistically participated in a bidding process to acquire a high-quality coatings company. It submitted a non-binding indication of interest with deal consideration consisting of a mix of our common stock and cash. The Company’s participation did not last longer than the submission of this initial bid, as it was clear the Company could not offer a package of consideration that was competitive with the other bidders. This recent experience reinforced the competitive challenges the Company faced growing by strategic acquisition, as already observed by the Board in January 2017.
The Company was able to increase revenues to approximately $41 million in fiscal year ended September 30, 2018, compared to $37 million in the immediately prior fiscal year. However, revenues for fiscal year 2018 were still below revenues in fiscal year 2016, and no business unit has been able to maintain consistent revenue growth in the last five-year period.
In late November 2018, the price of the Company’s common stock closed below $1.00 per share for multiple days, which, if continued, raised the concern that the Company might receive a Nasdaq deficiency notice for failure to meet the minimum closing bid price for continued listing on the Nasdaq. Previously, in 2013, the Company failed to meet the minimum closing bid price standard and was down-listed from the Nasdaq Global Market to the Nasdaq Capital Market as a result. Now, the Company faced the possibility of being delisted entirely from Nasdaq.
A special telephonic Board meeting was held in November 2018 to discuss possible contingency plans to regain compliance. The possibility of a buyback program was discussed, but it was concluded that the Company did not have the financial resources to execute a stock buyback at any meaningful level and, even if it did, the ability of a buyback to boost the stock price over the long-term was viewed as questionable. In the context of having these discussions, the Board discussed the value to the Company’s stockholders of the Company being Nasdaq-listed and a public reporting company, a topic which the Board had discussed, from time to time, in the past. The Board requested that management provide information on this topic at the next regularly scheduled Board meeting in December 2018.
On December 13, 2018, as the Company’s stock price continued to close below $1.00 per share, the Board met to discuss various approaches to regaining Nasdaq compliance. Management also provided preliminary estimates about the cost of being a public reporting company, including Nasdaq-related cost estimates. In the Board’s view, these discussions highlighted the disproportionate cost of being Nasdaq-listed and subject to the public reporting requirements compared to the perceived lack of benefits from such status for the Company and its stockholders. As a recent reminder of this disparity, management described the substantial time, costs and distraction associated with the filing of the Company’s Form 10-K and year-end closing processes in November and December 2018. These discussions made the Board further question the value to the Company and its stockholders of the Company’s continued listing and public company status and whether “going dark” voluntarily would be a more attractive alternative to potentially being involuntarily delisted. The Board requested management provide information at the next regularly scheduled meeting in February 2019 about voluntarily delisting and deregistering the Company, so the Board could consider whether to establish a Special Committee of the Board to further evaluate such alternative as a potential means to enhance stockholder value.
On January 8, 2019, Nasdaq sent the Company a deficiency notice regarding its failure to comply with the minimum closing bid price as set forth in Nasdaq Marketplace Rule 5550(a)(2), triggering a 180-day period to regain compliance (subject to eligibility for additional grace periods) prior to being delisted by Nasdaq.
In January 2019, a global materials company contacted the Company to express a preliminary interest in acquiring a business unit of the Company. This global company had originally expressed such an interest in 2016, but discussions never progressed to any specific proposal or any specific indicative pricing. After some preliminary discussions and information-sharing in January 2019, this global company informed the Company that it was not interested in having further discussions at such time. Again, these discussions did not progress to any specific proposal or specific indicative pricing for the business unit.
On February 28, 2019, the Board met with management and representatives from the Company’s outside legal counsel, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (“Mintz”), to discuss whether “going dark” in conjunction with a reverse stock split or otherwise might be in the best interests of the Company’s stockholders, including the following:
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Factors such as (1) the significant cost-savings realized by not being a Nasdaq-listed and public reporting company, both in terms of direct costs and management time and distraction, (2) the perceived lack of benefit to the Company and its stockholders of being public, (3) the history of low stock prices, low volume and volatile trading, and noncompliance with the Nasdaq minimum closing bid price listing standard and (4) the opportunity to provide smaller stockholders liquidity via the cash-out of fractional shares in a reverse stock split and larger stockholders the opportunity to retain their ownership interest in the Company unencumbered by the high costs of being public.

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The Board also discussed the prospects of achieving meaningful improvement in Company profitability through organic initiatives in a timeframe acceptable to public stockholders. The Board viewed existing organic initiatives as potentially offering growth that would be gradual, incremental and, in the case of new product launches, subject to the inherent uncertainties of any new product launch. In contrast, the costs of being public were significant, recurring and certain. Also discussed were the significant capital expenditures required to launch new product offerings in the Company’s businesses and how the Company’s current lack of free cash flow hindered its ability to invest in new initiatives.

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The active history of the Company’s outreach to a wide range of industry participants over the years regarding potential strategic transactions was recounted. Notwithstanding these efforts, the Company had not been able to generate any significant interest in a strategic transaction involving the Company. Based on its knowledge of industry participants, extensive past outreach and the Company’s current financial performance, the Board believed continuing to search for strategic alternatives for the Company in its current state was not likely to enhance stockholder value at this time.

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Mintz discussed with the Board their fiduciary duties in considering “going dark” in conjunction with a reverse stock split or otherwise and corporate governance best practices. It was acknowledged that the Company already qualified to file a Form 15 with the SEC to discontinue its obligation to file public reports because it had less than 300 record holders as defined by Rule 12g5-1 of the Exchange Act. Nonetheless, as part of this “going dark” proposal, the Board discussed the merits of voluntarily seeking stockholder approval of a reverse stock split in which smaller stockholders, in lieu of receiving fractional shares, would receive a cash payment from the Company and larger stockholders would retain their holdings in the Company, which would no longer be encumbered by the expenses of a public reporting company. Combining “going dark” with a stockholder-approved reverse stock split would also have the following effects: (1) it would give all of the Company’s stockholders an opportunity to vote on the matter and (2) by further reducing the number of record holders, it would reduce the risk that the Company might inadvertently become subject to the reporting requirements in the future if its number of record holders was to crest above 300.
At this meeting, after discussing the foregoing, the Board determined to establish an independent Special Committee with the mandate and authority to develop the terms of such a “going dark” proposal, including the appropriate reverse stock split ratio and cash-out value for fractional shares, or the terms of an appropriate alternative for delisting and deregistering, and to make a recommendation to the Board at a subsequent meeting. The Board appointed the following three independent and disinterested members to serve on the Special Committee: Thomas Leonard (Chair), William Hagan and Alan Levine. In connection with its mandate, the Special Committee was subject to no restrictions and was expressly authorized to hire financial and legal advisors as it saw fit.
During March 2019, the Special Committee interviewed three different investment banks to provide it with a fairness opinion regarding the cash-out value to be used for fractional shares in a reverse stock split and to provide related financial advisory services. On March 22, 2019, the Special Committee selected Mirus to serve as its financial advisor. This decision was based on Mirus’ professional reputation, its prior experience with similar “going dark” transactions and its familiarity with the Company as a result of its past engagement in 2013. Throughout March and April 2019, Mirus conducted due diligence in connection with its valuation analysis of the Company.
On April 8, 2019, the Nasdaq informed the Company that its common stock had traded over $1.00 per share for 30 consecutive days and therefore had regained compliance.
On April 19, 2019, the Special Committee and representatives from Mirus and Mintz had a telephonic call to discuss Mirus’ preliminary valuation analysis of the Company. During this call, various valuation methodologies were discussed, including historical stock trading prices, comparable company analysis, comparable transaction analysis, a leveraged buyout valuation model and a discounted cash flow analysis based on internal management forecasts. These various analyses produced preliminary per share valuation ranges.
On April 22, 2019, the Special Committee had a telephonic meeting with representatives from Mintz to further discuss (1) Mirus’ preliminary financial analysis, (2) the considerations to be taken into account in determining substantive and procedural fairness and (3) next steps.
On April 23, 2019, the Special Committee had a telephonic meeting with Patricia Tuohy, Vice President of Corporate Development at the Company (“Tuohy”), and representatives from Mirus and Mintz. The purpose of the meeting was to review management’s estimate of the cost-savings of  “going dark” and of its internal financial forecast.
On April 24, 2019, the Special Committee had a telephonic meeting, including representatives from Mintz. After considering the April 19, 2019, Mirus valuation presentation and other information, the Special Committee determined that a cash-out payment of  $1.15 and a reverse stock split of 1-for-8,000 would be fair to both the unaffiliated stockholders (stockholders other than executive officers, directors and 10% stockholders) who would receive such payment for their fractional shares and the unaffiliated continuing stockholders who would not. In determining the $1.15 per share, the Special Committee considered the Company’s historical financial performance (with and without the effects of Xcede’s loss-producing business over the last few year), its historical stock trading prices, past strategic discussions with third parties, the Company’s internal financial forecast and the other information in Mirus’ valuation analysis. Specifically, while the Special Committee did not assign any formal weighting to the various valuation methods used, it was significantly influenced by the following, among other factors: (i) the $1.15 cash-out price was consistent with and slightly above the volume weighted average price of the Company’s common stock for each of the 1-week ($1.10), 1-month ($1.11), 3-month ($1.05), 6-month ($0.97) and 52-week ($1.13) trading price measurement periods evaluated by Mirus; and (ii) in terms of the discounted cash flow analysis, $1.15 per share was consistent with and slightly above the top end of the equity value per share range implied by such analysis. To the Special Committee, valuation methods that use the Company’s own historical stock trading prices and the Company’s own internal projections seemed inherently more likely to be indicative of the Company’s valuation than the comparable public company multiple analysis and the comparable transaction analysis. The public company multiple analysis included companies that, while in the optics, coating and/or materials industry broadly, were often not comparable to the Company in terms of market capitalization and/or mix of businesses, as the Company’s blend of businesses and size is not typical within the industry. Further, the Special Committee discounted the value of the comparable transaction analysis because it primarily focused on sale-of-the-company type transactions where a change of control premium would be expected, as compared to a reverse stock split transaction in which no change of control is occurring. Lastly, the Special Committee noted that the buyout model indicated that a price of  $1.15 per share was in the middle of the per-share range implied by such analysis, and this further supported the determination of  $1.15 per share for the cash-out price. In determining the reverse stock split ratio, the Special Committee took into account the potential number of record holders that could result if a “broker kick-out”, as explained below, were to occur following the Company’s delisting and deregistration and the risk of becoming re-subject to the reporting requirements if the Company’s ownership were to reach 300 or more record holders. A broker “kick-out” occurs when a “street name” broker or nominee holder determines it no longer wants to serve in that position and distributes the shares to the beneficial owners, thus increasing the number of record holders. Following a company’s delisting and deregistration, some brokers may not want to continue to hold the shares of such company on behalf of their clients if the broker perceives it cannot make future trading commissions from the account. The risk of undertaking the proposed transaction and incurring its significant, one-time costs only to become subject again to the public reporting requirements and its annual costs was an important factor to be mitigated by an appropriate reverse stock split ratio. Further, the larger the reverse stock split ratio, the greater the number of smaller stockholders who could obtain liquidity for their shares in this manner without having to pay a brokerage commission. The foregoing was balanced by the Special Committee’s sensitivity to the Company being able to finance the transaction costs of this proposed transaction with borrowings from its existing credit facilities without undue financial leverage or operating covenant constraints.
On April 26, 2019, the Special Committee had a telephonic meeting with representatives from Mirus and Mintz, and Tuohy. The purpose of the meeting was to formally review and approve, as appropriate, the specific terms of a proposed transaction for recommendation to the Board of Directors. Mintz reiterated the duties of the Special Committee and Board of Directors in considering the proposed transaction, including a discussion of Rule 13e-3 “going private” transaction provisions and the factors to be considered in determining substantive and procedural fairness. The Special Committee discussed in detail the significant cost savings of  “going dark”. The $1.15 cash out price was discussed in reference to the various valuation analyses provided by Mirus, which the Special Committee believed supported the fairness of that price. The Special Committee also discussed the size of the 1-for-8,000 reverse stock split ratio, its likely effect of keeping the Company’s record holders below 300, its aggregate cost, and the anticipated effect of financing such cost on the Company’s ongoing operations. The Special Committee discussed the overall fairness of conducting a “going dark” transaction in this manner, including the following safeguards and benefits: all stockholders having an opportunity to vote on the proposed transaction, the opportunity for stockholders owning fewer than 8,000 shares to have liquidity at $1.15 per share without having to pay a brokerage commission; the anticipated fairness opinion of Mirus to be issued at the time the transaction is presented to the Board, and the opportunity for larger stockholders to remain a part of the Company unencumbered by the costs of being public. In conclusion, the Special Committee unanimously voted to approve the transaction and recommend it to the Board.
On May 1, 2019, the Board held a telephonic meeting with representatives from Mirus, Mintz and management. The purpose of the meeting was for the Special Committee to present its recommendation. The Board reviewed in detail the recommendation made by the Special Committee. The Board noted the advantages and other considerations of the proposal to the Company and its stockholders and other relevant factors, including: the significant ongoing public company costs and management time; the historic scale and profitability challenges of the Company and its prospects; the Company’s inability to attract interest in any strategic transaction involving the Company; the limited trading volume and liquidity of our shares of common stock, and that a deregistration transaction would provide our smallest stockholders, who represent a disproportionately large number of our stockholders, the opportunity to obtain cash for their shares in a relatively limited trading market and at a premium over market prices prevailing at the time of our public announcement of the Transaction without incurring brokerage commissions; the small effect of the proposed transaction on the relative voting power of Continuing Stockholders; management’s statements that the business and operations of the Company were expected to continue following the proposed transaction substantially as presently conducted; the Company historically had not realized any of the benefits of being a public company; the determination by Mirus that the cash-out price of  $1.15 for fractional shares was fair from a financial point of view to the unaffiliated stockholders; no change of control would occur as a result of the deregistration transaction; and as a result of the deregistration and delisting, the ability of our management and employees to focus their time, effort and resources on long-term growth and increasing long-term stockholder value.
Based on all the factors which had been considered by the Board of Directors at this and at its other meetings and based on the information considered by and the recommendation of the Special Committee, although not relying upon any one factor but considering all factors as a whole, the Board, including all of non-employee directors of the Company, specifically adopted the recommendations of the Special Committee and all factors that the Special Committee took into account in making its recommendations to the Board of Directors. The Board of Directors determined the Transaction would be in the best interests of all of the Company’s stockholders, including the unaffiliated stockholders who would be cashed-out in the Transaction and unaffiliated stockholders who would continue as owners of the Company, and unanimously approved the Transaction, including the cash-out price of  $1.15 and recommended the Transaction to the stockholders of the Company. The Board also retained the right to withdraw its approval of the Transaction, either before or after the vote of stockholders, if the Board of Directors determined that the deregistration transaction was no longer in the best interests of our stockholders.
Alternatives to the Transaction
As described in “— Background of the Transaction”, the Company has had an active history of outreach to a wide range of industry participants over the years regarding potential strategic transactions. Notwithstanding these efforts, the Company had not been able to generate any significant interest in a strategic transaction involving the Company. Based on its knowledge of industry participants, extensive past outreach and the Company’s current financial performance, the Board believed continuing to search for strategic alternatives for the Company in its current state was not likely to enhance stockholder value at this time. The Board determined to establish the Special Committee with the mandate and authority to develop the terms of a “going dark” proposal, including the appropriate reverse stock split ratio and cash-out value for fractional shares, or the terms of an appropriate alternative for delisting and deregistering, and to make a recommendation to the Board. Accordingly, as described below, in making their determination to proceed with the Transaction, the Special Committee and the Board Transaction considered other methods of effecting a deregistration transaction, such as an issuer tender offer and an odd-lot tender offer, as well as maintaining the status quo. When considering the various alternatives to the Transaction, the primary focus was the level of assurance that the selected alternative would result in the Company maintaining fewer than 300 record owners of its common stock, thus allowing us to achieve our objective, the time frame within which such alternative could reasonably be expected to be achieved, relative to the other alternatives under consideration, as well as the potential costs of the alternative transactions.
Issuer Tender Offer.   In this alternative, we would offer to purchase a set number of shares within a specific timetable. The results of an issuer tender offer would be unpredictable, however, due to its voluntary nature, and we would have no assurance that enough stockholders would tender all of their shares of our common stock to reduce the number of record owners of our common stock to fewer than 300. In addition, the rules governing tender offers require equal treatment of all stockholders, including pro rata acceptance of offers from stockholders. The Special Committee and the Board considered that since they could not guarantee or predict with certainty how many shares would be tendered, the possibility existed that such a transaction would not reduce the number of holders of record to below 300, and the estimated costs of this type of transaction potentially could be higher than the costs of the Transaction. As a result of these disadvantages, the Special Committee and the Board determined not to pursue this alternative.
Odd-Lot Tender Offer.   Unlike a traditional tender offer, an odd-lot tender offer would offer to purchase the shares of our common stock only from those stockholders owning 99 or fewer shares. As of the Record Date, there were approximately [•] holders of record owning 99 or fewer shares of our common stock. However, like an issuer tender offer, this method would be voluntary on the part of stockholders and there could be no assurance that a requisite number of stockholders would participate. While the time frame for completing an odd-lot tender offer is shorter than for the Transaction and would be less expensive, the Special Committee and the Board decided this alternative would not be preferable to the Transaction because of the lack of assurance that an odd-lot tender offer would produce the intended result.
Maintaining the Status Quo.   The Special Committee and the Board also considered maintaining the status quo. In that case, the Company would continue to incur the significant expenses of being an SEC reporting company without enjoying what it believes to be the benefits traditionally associated with SEC reporting company status, including, but not limited to, raising capital in the public markets, stock liquidity, business credibility and the ability to use its common stock as currency for acquisitions. However, the Special Committee and the Board believed that becoming a private company would be in the best interests of the Company’s stockholders and rejected this alternative.
After carefully reviewing all of these alternatives, for the reasons discussed above, the Special Committee recommended, and the Board unanimously approved, the Transaction as the most expeditious and economical way of changing our status from that of a reporting company to that of a non-reporting company.
Effects of the Transaction
Effect of the Transaction on the Company.   The Transaction is designed to maintain the number of our stockholders of record below 300, which will allow us to cease our reporting obligations with the SEC. In determining whether the number of our stockholders of record remains below 300 for regulatory purposes, we will count stockholders of record in accordance with Rule 12g5-1 under the Exchange Act. Rule 12g5-1 provides, with certain exceptions, that in determining whether issuers, including the Company, are subject to the registration provisions of the Exchange Act, securities are considered to be “held of record” by each person who is identified as the owner of such securities on the respective records of security holders maintained by or on behalf of the issuers. However, institutional custodians such as Cede & Co. and other commercial depositories are not considered a single holder of record for purposes of these provisions. Rather, Cede & Co.’s and these depositories’ accounts are treated as the record holder of our shares. Based on information available to us as of April 17, 2019, we expect that as a result of the Transaction the number of our stockholders of record would be reduced from approximately 265 to approximately 80 and we estimate that there are approximately 1,312 beneficial holders in “street name” who own fewer than 8,000 shares of our common stock whose shares would be cashed out in the Transaction.
We also believe the Transaction will have the following additional effects:
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Termination of Exchange Act Registration and Elimination of SEC Reporting Obligations.   Our common stock is currently registered under the Exchange Act. The registration may be terminated upon application by us to the SEC if there are fewer than 300 holders of record of our common stock. We intend to file a Form 25 with the SEC to delist our common stock from the Nasdaq Capital Market and to deregister our common stock under Section 12(b) of the Exchange Act. We expect the delisting of our common stock will be effective 10 days after we file the Form 25 with the SEC and the deregistration of our common stock under Section 12(b) of the Exchange Act will take effect 90 days after the filing of the Form 25. Our duty to file periodic and current reports under Section 13(a) of the Exchange Act and the rules and regulations thereunder as a result of our common stock’s registration under Section 12(b) of the Exchange Act will be suspended 10 days after we file the Form 25 with the SEC. We will also be required to terminate our registration under other applicable provisions of the Exchange Act. Accordingly, we will also file with the SEC a Form 15 certifying that we have less than 300 stockholders. Our obligation to file periodic and current reports as a result of our common stock’s registration under those other provisions of the Exchange Act will be suspended immediately upon the filing the Form 15 with the SEC (which we anticipate we will file 10 days following the filing of the Form 25). After the 90-day waiting period following the filing of the Form 15: (1) our obligation to comply with the requirements of the proxy rules and to file proxy statements under Section 14 of the Exchange Act will also be terminated; (2) our executive officers, directors and 10% stockholders will no longer be required to file reports relating to their transactions in our common stock with the SEC and our executive officers, directors and 10% stockholders will no longer be subject to the recovery of profits provision of the Exchange Act; and (3) persons acquiring 5% of our common stock will no longer be required to report their beneficial ownership under the Exchange Act. However, following the filing of the Form 15 with the SEC, if on the first day of any fiscal year we have more than 300 stockholders of record we will once again become subject to the reporting requirements of the Exchange Act. The Company will continue to be subject to the general anti-fraud provisions of applicable federal and state securities laws.
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Reduced Costs and Expenses.   We expect to save approximately $900,000 on an annual basis by becoming a non-reporting company, which would include reduced costs of an annual financial statement audit by a public accounting firm, given the reduced scope as a result of no longer being subject to SEC reporting requirements. We also believe our management team, which currently spends a significant amount of time on activities related to compliance with the Exchange Act and Sarbanes-Oxley Act, will have more time to devote to business development and revenue enhancing activities.

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Financial Effect of the Transaction.   Based on information we have received as of April 17, 2019 from our transfer agent, Continental, and from Mediant Communications and Broadridge Corporate Issuer Services, a division of Broadridge Financial Solutions, Inc., we estimate that the cost of payment to Cashed Out Stockholders, professional fees and other expenses will total approximately $2,315,000. This total amount could be larger or smaller depending on, among other things, the number of fractional shares that will be outstanding after the Transaction as a result of purchases, sales and other transfers of our shares of common stock by our stockholders. The consideration to be paid to the Cashed Out Stockholders and the costs of the Transaction will be paid from cash on hand and increased borrowing under existing credit facilities. See “Special Factors — Source of Funds and Expenses.” These costs will be offset over time by the cost savings of approximately $900,000 per year we expect to realize as a result of the Transaction. See “Special Factors — Purpose of and Reasons for the Transaction.”

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Conduct of our Business after the Transaction.   We expect our business and operations following the Transaction to continue substantially as they are currently conducted, and except as described in this proxy statement, the Transaction is not expected to have any material effect upon the conduct of our business. See “Conduct of the Company’s Business After the Transaction.”

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Aggregate Stockholders’ Equity.   Our aggregate stockholders’ equity will decrease from approximately $22,523,000 as of March 31, 2019 to approximately $20,208,000 on a pro forma basis (after giving effect to payment of Transaction costs in the amount of  $2,315,000, consisting of approximately $1.665 million for the cash out of the shares of Cashed Out Stockholders, and approximately $650,000 representing the amount of other Transaction costs that have not been included in our historical financial statements).

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Book Value Per Share.   Our book value per share of our common stock will decrease from $1.30 as of March 31, 2019 to approximately $1.27 per share of common stock on a pro forma basis (after giving effect to payment of Transaction costs in the amount of  $650,000 and the reduction in shares outstanding).

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Effect on Holders of Fewer than 8,000 Shares of Common Stock and Treatment of Multiple Accounts.   Following the Transaction, holders of fewer than 8,000 shares of our common stock would receive a cash payment of  $1.15 per pre-split share, without interest, and would cease to be stockholders of the Company. Cashed Out Stockholders will have no further financial interest in us with respect to their cashed out shares and thus will not have the opportunity to participate in the potential appreciation in the value of such shares or our future growth.

The number of shares held by a stockholder of record in two or more separate but identical record holder accounts will be combined to determine the number of shares of our common stock owned by that holder and, accordingly, whether the holder will be a Cashed Out Stockholder or a Continuing Stockholder.

Shares held by record holders in joint accounts, such as by a husband and wife, and shares held in similar capacities will be treated separately, and will not be combined with individual accounts in determining whether a holder will be a Cashed Out Stockholder or a Continuing Stockholder.
We intend to treat stockholders holding our common stock in “street name” in the same manner as record holders. Prior to the effective date of the Transaction, we will conduct an inquiry of all brokers, banks and other nominees that hold shares of our common stock in “street name,” ask them to provide us with information on how many fractional shares will be cashed out, and request that they effect the Transaction for their beneficial holders. However, these banks, brokers and other nominees may have different procedures than registered stockholders for processing the Transaction. As a result, a stockholder owning 8,000 or more shares of common stock may nevertheless have those shares cashed out if the stockholder holds shares in a combination of  “street name” accounts and record holder accounts, or holds shares in separate accounts in several brokerage firms. If you are in this situation and desire to remain a stockholder of the Company after the Transaction, you may consolidate your holdings into one brokerage account or record holder account prior to the effective date. Conversely, if you hold an account with less than 8,000 shares in “street name” and want to ensure that your shares are cashed out, you may want to change the manner in which your shares are held from “street name” into a record holder account in your own name so that you will be a record owner of the shares.
Examples of the effect of the Transaction on both Cashed Out Stockholders and Continuing Stockholders are set forth below under the caption “Effects of the Transaction — Examples.”
Effect of the Transaction on Unaffiliated Stockholders Who Own 8,000 or More Shares.   For those unaffiliated stockholders who own 8,000 or more shares of our common stock, the Transaction may have the following effects:
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Elimination of SEC Reporting Obligations and Compliance with the Sarbanes-Oxley Act.   Our common stock is currently registered under the Exchange Act. The registration may be terminated upon application by us to the SEC if there are fewer than 300 holders of record of our common stock. We intend to file a Form 25 with the SEC to delist our common stock from the Nasdaq Capital Market and to the deregister our common stock under Section 12(b) of the Exchange Act. We expect that the delisting of our common stock will be effective 10 days after we file the Form 25 with the SEC and deregistration of our common stock under Section 12(b) of the Exchange Act will take effect 90 days after the filing of the Form 25. Our duty to file periodic and current reports under Section 13(a) of the Exchange Act and the rules and regulations thereunder as a result of our common stock’s registration under Section 12(b) of the Exchange Act will be suspended 10 days after we file the Form 25 with the SEC. We will also be required to terminate our registration under other applicable provisions of the Exchange Act. Accordingly, we will also file with the SEC a Form 15 certifying that we have less than 300 stockholders. Our obligation to file periodic and current reports as a result of our common stock’s registration under those other provisions of the Exchange Act will be suspended immediately upon the filing the Form 15 with the SEC (which we anticipate we will file 10 days following the filing of the Form 25). After the 90-day waiting period following the filing of the Form 15: (1) our obligation to comply with the requirements of the proxy rules and to file proxy statements under Section 14 of the Exchange Act will also be terminated; (2) our executive officers, directors and 10% stockholders will no longer be required to file reports relating to their transactions in our common stock with the SEC and our executive officers, directors and 10% stockholders will no longer be subject to the recovery of profits provision of the Exchange Act; and (3) persons acquiring 5% of our common stock will no longer be required to report their beneficial ownership under the Exchange Act. However, following the filing of the Form 15 with the SEC, if on the first day of any fiscal year we have more than 300 stockholders of record we will once again become subject to the reporting requirements of the Exchange Act. The Company will continue to be subject to the general anti-fraud provisions of applicable federal and state securities laws.

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Effect on Market for Shares and Liquidity.   Our common stock is currently listed on the Nasdaq Capital Market. After the termination of our reporting obligations under the Exchange Act, our common stock would no longer be listed on the Nasdaq Capital Market, which may have an adverse effect on the liquidity of our common stock. Any trading in our common stock after the Transaction and deregistration under the Exchange Act will only occur in privately negotiated sales and potentially on the OTC Pink Market, which may adversely affect the liquidity of our common stock and result in a significantly increased spread between the bid and asked prices of our common stock. Additionally, the overall price of our stock may be significantly reduced due to the potential that investors may view the investment as inherently more risky given the fact that publicly available information about the Company will be significantly more limited. The average daily trading volume of the stock from January 1, 2018 to May 1, 2019 (the trading day prior to the announcement of the approval of the Transaction by the Company) was approximately 25,259 shares per day, and during that period there were four trading days on which our common stock did not trade at all.
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Cost Savings.   As we noted above, we ultimately expect to realize recurring annual cost savings of approximately $900,000 as a result of the Transaction. Our Continuing Stockholders, including our affiliated stockholders, will be the beneficiaries of these savings. See “Special Factors —  Purpose and Reasons for the Transaction.”

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Outstanding Stock Options.   The Transaction will have no effect on outstanding options to purchase shares of our common stock.

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Reduction in Publicly Available Information.   If we complete the Transaction as described in this proxy statement, our common stock will no longer be registered under the Exchange Act and we will no longer be a reporting company under the Exchange Act. We will, therefore, cease to file annual, quarterly, current, and other reports and documents with the SEC, and stockholders will cease to receive annual reports and proxy statements. We intend to continue to prepare audited annual financial statements and periodic unaudited financial statements and plan to make available to our stockholders audited annual financial statements only. Nonetheless, Continuing Stockholders will have significantly less information about the Company and our business, operations, and financial performance than they have currently. We will continue to hold stockholder meetings as required under Delaware law, including annual meetings, or to take actions by written consent of our stockholders in lieu of meetings.

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Audited Financial Statements.   The Company intends to have its annual financial statements audited by a public accounting firm and made available to stockholders.

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Possible Decline in the Value of Our Common Stock.   The possible limited liquidity of our common stock, the termination of our obligation to publicly disclose financial and other information following the Transaction, and the deregistration of our common stock under the Exchange Act will make trading in our shares of common stock following the Transaction more difficult, which may cause the value of our common stock to decrease.

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Loss of Access to Public Markets.   We will have no ability to access the public capital markets or to use public securities in attracting and retaining executives and other employees, and we will have a decreased ability to use stock to acquire other companies.

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Aggregate Stockholders’ Equity.   Our aggregate stockholders’ equity will decrease from approximately $22,523,000 as of March 31, 2019 to approximately $20,208,000 on a pro forma basis (after giving effect to payment of Transaction costs in the amount of  $2,315,000, consisting of approximately $1.665 million for the cash out of the shares of Cashed Out Stockholders, and approximately $650,000 representing the amount of other Transaction costs that have not been included in our historical financial statements).

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Book Value Per Share.   Our book value per share of our common stock will decrease from $1.30 as of March 31, 2019 to approximately $1.27 per share of common stock on a pro forma basis (after giving effect to payment of Transaction costs in the amount of  $650,000 and the reduction in shares outstanding).

Effect of the Transaction on Affiliated Stockholders.   As of May 1, 2019, approximately 37% of the issued and outstanding shares of our common stock was held by our directors and executive officers. Our directors and executive officers have indicated that they intend to vote all of the shares of our common stock held by them (6,532,654 shares) “FOR” the Transaction and “FOR” the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Transaction.
Upon the effectiveness of the Transaction, the aggregate number of shares of our common stock owned by our officers and directors will remain the same. The ownership percentage of the shares of our common stock held by our officers and directors will increase nominally as a result of the reduction of the number of shares of our common stock outstanding by up to approximately 1.4 million shares. The increase in the ownership percentage of our shares of common stock held by our officers and directors and the reduction in the number of shares outstanding following the completion of the Transaction is based on record holder information that we received as of April 17, 2019 from our transfer agent, Continental, and a share range analyses we received from Mediant Communications and Broadridge Corporate Issuer Services, a division of Broadridge Financial Solutions, Inc., reflecting the distribution of the accounts of our stockholders who hold shares in “street name” according to predefined ranges based on share amount. However, the ownership percentage and the reduction in the number of shares outstanding following the Transaction may increase or decrease depending on purchases, sales and other transfers of our shares of common stock by our stockholders prior to the effective time of the Transaction, and the number of  “street name” shares that are actually cashed out in the Transaction. The ownership percentage of our shares of common stock held by our officers and directors and the ownership percentage of the Continuing Stockholders will proportionally increase or decrease as a result of such purchases, sales and other transfers of our shares of common stock by our stockholders prior to the effective time of the Transaction, and depending on the number of  “street name” shares that are actually cashed out in the Transaction.
In addition, our directors and executive officers may have interests in the Transaction that are different from your interests as a stockholder in the Company, and have relationships that may present conflicts of interest, including holding options to purchase shares of our common stock that will remain outstanding following the Transaction and will not be affected by the Transaction.
In addition, as previously discussed, our directors have direct minority equity interests in the Company’s biomedical subsidiary, Xcede Technologies, Inc.
See “Special Factors — Potential Conflicts of Interests of Officers, Directors, and Certain Affiliated Persons.”
As we noted above, we ultimately expect to realize recurring annual cost savings of approximately $900,000 as a result of the Transaction. Our Continuing Stockholders, including our affiliated stockholders, will be the beneficiaries of these savings. See “Special Factors — Purpose and Reasons for the Transaction.”
Examples.   The effect of the Transaction on both Cashed Out Stockholders and Continuing Stockholders may be illustrated, in part, by the following examples:
Hypothetical Scenario	Result
Mr. Williams is a registered stockholder who holds 7,000 shares of our common stock of record in his name at the effective time of the Transaction. Mr. Williams holds no other shares.	Mr. Williams will receive cash in the amount of $8,050, without interest, for the 7,000 shares of common stock held prior to the Reverse Stock Split.
Ms. Walker holds 500 shares of our common stock in a brokerage account at the effective time of the Transaction. Ms. Walker holds no other shares.	We intend to treat stockholders holding common stock in “street name” in the same manner as stockholders whose shares are registered in their own names, and will ask banks, brokers and nominees holding these shares to effect the Transaction for their beneficial holders. Assuming that they do so, Ms. Walker will receive cash in the amount of $575, without interest, for the 500 shares of common stock held prior to the Reverse Stock

Hypothetical Scenario	Result
Split. If the bank, broker or nominee holding Ms. Walker’s shares have different procedures, or do not provide us with sufficient information on Ms. Walker’s holdings, then Ms. Walker may or may not receive cash for her shares depending on the number of shares held by the bank, broker or other nominee, which is the actual record holder of her shares.
Mr. Jackson holds 6,000 shares of our common stock of record in his name and 3,000 shares in a brokerage account at the effective time of the Transaction. Mr. Jackson holds no other shares.	Each of Mr. Jackson’s holdings will be treated separately. Accordingly, assuming the brokerage firm with whom Mr. Jackson holds his shares in “street name” effects the Transaction for its beneficial holders, Mr. Jackson will receive cash in the amount of $10,350, without interest, for the 9,000 shares of common stock held prior to the Reverse Stock Split.
Ms. Davis holds 8,000 shares of our common stock in her name and 8,000 shares in a brokerage account at the effective time of the Transaction.	Ms. Davis will continue to hold 8,000 shares of common stock in her own name and 8,000 shares in a brokerage account after the Transaction.
Mr. Martinez holds 4,000 shares of common stock in one brokerage account and 4,000 shares in another brokerage account at the effective time of the Transaction.	Each of Mr. Martinez’ holdings will be treated separately. Assuming each of the brokerage firms with whom Mr. Martinez holds his shares in “street name” effect the Transaction for their beneficial holders, Mr. Martinez will receive cash in the amount of $9,200, without interest, for the 8,000 shares of common stock held prior to the Reverse Stock Split.
Ms. Taylor holds 4,000 shares in one record holder account and 4,000 shares in another identical record holder account at the effective time of the Transaction.	Ms. Taylor will continue to hold 8,000 shares of common stock after the Reverse Stock Split.
Mr. Young and Ms. Young each hold 8,000 shares in separate, individual record holder accounts, but also hold 1,000 shares of common stock jointly in another record holder account.	Shares held in joint accounts will not be added to shares held individually in determining whether a stockholder will be a Cashed Out Stockholder or a Continuing Stockholder. Accordingly, Mr. Young and Ms. Young will each continue to own 8,000 shares of common stock after the Transaction in their separate accounts, but will receive $1,150, without interest, for the shares held in their joint account.
Reservation of Rights
The Board of Directors has reserved the right to abandon the Transaction at any time if it believes that the Transaction is no longer in the best interests of our stockholders, whether prior to or following the Special Meeting.

Nasdaq Capital Market Listing; OTC Pink Market
Our common stock is currently listed on the Nasdaq Capital Market. To obtain the cost savings we anticipate by no longer preparing and filing annual, periodic and current reports with the SEC, our common stock will need to be delisted from the Nasdaq Capital Market. Any trading in our common stock after the Transaction and deregistration under the Exchange Act will only occur in privately negotiated sales and potentially on the OTC Pink Market, if one or more brokers chooses to make a market for our common stock there and complies with applicable regulatory requirements.
The Pink Open Market is the lowest tier of the three marketplaces for trading of OTC securities, which is a broker platform for trading securities operated the OTC Markets Group Inc. There are no financial standards or disclosure requirements. For more information about the OTC Markets Group, see https://www.otcmarkets.com/. To be traded there, a broker dealer would need to submit a Form 211 with the Financial Industry Regulatory Authority (FINRA), and obtain FINRA approval for trading in the common stock. If such trading in our common stock were to develop there, we would expect it to occur at the Pink-No Information tier. For more information about The Pink Open Market, see https://www.otcmarkets.com/corporate-services/information-for-pink-companies.
The OTC Pink Market is not a stock exchange and we do not have the ability to list on, or control whether our shares are quoted on the OTC Pink Market. The price may be more or less than the current price on the Nasdaq Capital Market. In addition, the spread between the bid and asked prices of our common stock may be wider than on the Nasdaq Capital Market and the liquidity of our shares may be lower. There is no assurance, however, that there will be any OTC Pink Market quotations after the Transaction or that, if such quotations begin, they will continue for any length of time.
Fairness of the Transaction
The Special Committee and the Board fully considered and reviewed the terms, purpose, alternatives and effects of the proposed Transaction, and each has unanimously determined that the Transaction is procedurally and substantively fair to all stockholders of the Company, including the unaffiliated stockholders who will receive cash consideration in the Transaction and unaffiliated stockholders who will continue as owners of the Company. The Board has unanimously approved the Transaction and recommends that stockholders vote “FOR” approval of the Transaction and “FOR” the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Transaction. In order for the Transaction to be approved, a majority of all stockholders must give a “FOR” vote, not a majority of unaffiliated stockholders.
Substantive Fairness.   The Special Committee and the Board considered, among other things, the factors listed below, as well as the alternatives to the Transaction as noted above in “Special Factors — Alternatives to the Transaction,” in reaching their conclusions as to the substantive fairness of the Transaction to our stockholders, including both unaffiliated Cashed Out Stockholders and unaffiliated Continuing Stockholders. The Special Committee and the Board did not assign specific weight to any factors they considered, nor did they apply them in a formulaic fashion, although they particularly noted the opportunity in the Transaction for stockholders to sell their holdings at a premium, as well as the significant anticipated cost and time savings for the Company resulting from the Transaction, which will benefit Continuing Stockholders. The discussion below is not meant to be exhaustive, but we believe it addresses all material factors considered by the Special Committee and the Board in their determinations.
Future Cost and Time Savings.    By eliminating costs associated with our public reporting and other related obligations, the Company ultimately expects to realize recurring annual cost savings of approximately $900,000, which would include reduced costs of an annual financial statement audit by a public accounting firm, given the reduced scope as a result of no longer being subject to SEC reporting requirements. In addition, the Special Committee and the Board noted that the Company would eliminate the substantial time and effort currently spent by the Company’s management and employees to prepare and review the reports it files with the SEC under the Exchange Act and the Sarbanes-Oxley Act, and after the Transaction, management and our other employees will be able to reallocate this time and effort to other areas of our businesses and operations.

Opportunity to Liquidate Shares of Common Stock.   The Special Committee and Board considered the opportunity the Transaction presents for stockholders owning fewer than 8,000 shares to liquidate their holdings at a premium over the closing price per share of our common stock at the time of the announcement of the Transaction, without incurring brokerage costs.
Limited Liquidity for the Company’s Common Stock.   The Special Committee and the Board noted that the trading volume in our common stock has been, and continues to be, relatively limited. The average daily trading volume of the stock from January 1, 2018 to May 1, 2019 (the trading day prior to the announcement of the approval of the Transaction by the Company) was approximately 25,259 shares per day, and during that period there were four trading days on which our common stock did not trade at all. Accordingly, the Transaction provides a large number of our record holders and beneficial holders with the opportunity to obtain cash for their shares in a relatively limited trading market and at a premium over the closing price of our common stock at the time of our announcement of the Transaction.
Historical Prices.   The Special Committee and the Board of Directors considered both the historical market prices and recent trading activity and current market prices of our common stock. On April 30, 2019, our common stock closed at a price of  $1.07 per share. Over the 52-weeks ending April 30, 2019, the volume-weighted average price of our common stock was approximately $1.13 per share, and approximately 56% of the trading volume was at or below $1.15 per share. Over the 6-months ending April 30, 2019, the volume-weighted average price of our common stock was approximately $0.97 per share, with an intraday range of  $0.72 to $1.22 per share.
Opinion of the Financial Advisor.   The Special Committee and the Board considered a valuation report dated May 1, 2019 and fairness opinion rendered by Mirus to the Special Committee and the Board to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the $1.15 per share in cash to be paid to the Cashed Out Stockholders in the Transaction is fair, from a financial point of view, to all unaffiliated stockholders. For more information about the opinion, you should read the discussion below under “Special Factors —  Fairness Opinion of Financial Advisor” and the fairness opinion of Mirus, which is attached as Annex C to this proxy statement and is being provided with the express permission of Mirus. Each of the valuation report and the fairness opinion of Mirus is available for inspection and copying at our principal executive offices at 313 Washington Street, Suite 403, Newton, MA 02458.
Valuation Report.   In determining the cash amount to be paid to Cashed Out Stockholders in the Transaction, the Special Committee and the Board considered the valuations of the Company’s common stock presented in Mirus’ valuation report. The analysis of premiums paid, pro forma impact of the transaction, selected publicly traded companies analysis, selected precedent transaction analysis, discounted present value analysis and leveraged transaction methods used by Mirus to assess the fairness of the $1.15 per share to be paid to Cashed Out Stockholders and to our unaffiliated Continuing Stockholders are described in more detail below under “Special Factors — Fairness Opinion of Financial Advisor.” The Special Committee and the Board have relied upon Mirus’ valuation report and Mirus’ fairness opinion to the effect that the $1.15 per share in cash to be paid is fair, from a financial point of view, to all unaffiliated stockholders, and the Special Committee and the Board have adopted such analyses.
Net Book Value and Liquidation Value.   While Mirus reviewed the net book value of our shares of common stock, none of Mirus, the Special Committee or the Board viewed it as being relevant for the fair value to be paid to Cashed Out Stockholders. Net book value is based on the historical cost of our assets. The value of items, such as our positive business reputation and goodwill, particularly since we will continue as a going concern, are not included in a determination of net book value. In addition, while Mirus considered a liquidation analysis, it and the Special Committee and the Board determined it also had no relevance in light of the fact that we will remain as a continuing business and the Transaction will not result in a change of control of the Company.
No Firm Offers.   The Special Committee and the Board are not aware of any firm offers during the past two years by any unaffiliated person for the merger or consolidation of the Company, the sale or other transfer of all or any substantial part of the assets of the Company, or a purchase of our shares of common stock or other securities that would enable the holder to exercise control of the Company.

Disadvantages of the Transaction.   The Special Committee and the Board also considered the disadvantages of the Transaction, including that:
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No Participation in Future Growth by Cashed Out Stockholders.   Cashed Out Stockholders will no longer have any ownership interest in the Company and will no longer participate in our future earnings and growth.

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Reduction in Information about the Company.   After completion of the Transaction, we will cease to file annual, quarterly, current, and other reports and documents with the SEC, and stockholders will cease to receive annual reports and proxy statements. We intend to continue to prepare audited annual financial statements and periodic unaudited financial statements and plan to make available to our stockholders audited annual financial statements only. Nonetheless, Continuing Stockholders will have significantly less information about the Company and our business, operations, and financial performance than they have currently. We will continue to hold stockholder meetings as required under Delaware law, including annual meetings, or to take actions by written consent of our stockholders in lieu of meetings.

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Limited Liquidity.   After the Transaction, we will no longer be listed on the Nasdaq Capital Market. In addition, because of the possible limited liquidity for our common stock, the termination of our obligation to publicly disclose financial and other information following the Transaction, and the deregistration of our common stock under the Exchange Act, Continuing Stockholders may potentially experience a significant decrease in the value of their common stock.

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Limited Regulatory Oversight.   After completion of the Transaction, we will no longer be subject to the provisions of the Sarbanes-Oxley Act, the liability provisions of the Exchange Act or the oversight of the Nasdaq Capital Market.

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Reporting Obligations of Certain Insiders.   Our executive officers, directors and 10% stockholders will no longer be required to file reports relating to their transactions in our common stock with the SEC. In addition, our executive officers, directors and 10% stockholders will no longer be subject to the recovery of profits provision of the Exchange Act, and persons acquiring 5% of our common stock will no longer be required to report their beneficial ownership under the Exchange Act.

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Loss of Access to Public Markets.   We will have no ability to access the public capital markets or to use public securities in attracting and retaining executives and other employees, and we will have a decreased ability to use stock to acquire other companies.

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Reduced Cash Balance.   We estimate that the cost of payment to Cashed Out Stockholders, professional fees and other expenses will total approximately $2,315,000. The consideration to be paid to the Cashed Out Stockholders and the costs of the Transaction will be paid from funds on hand and increased borrowing under existing credit facilities. As a result, immediately after the Transaction, we will have less cash on hand and more borrowings than we would have had if the Transaction did not occur.

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Filing Requirements Reinstituted.   The filing of the Form 15 will result in the suspension and not the termination of our filing obligations under the Exchange Act. This suspension will remain in effect so long as we have fewer than 300 stockholders of record. Thus, subsequent to the time the Form 15 becomes effective, if on the first day of any fiscal year we have more than 300 stockholders of record, then we must resume reporting pursuant to Section 15(d) of the Exchange Act.

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Board Composition.   After the completion of the Transaction, we plan to reduce the number of persons serving on our board of directors from seven to five persons and we may no longer have independent directors.

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No Appraisal Rights.   Under Delaware law, our certificate of incorporation and our bylaws, no appraisal or dissenters’ rights are available to our stockholders who vote against (or abstain from voting on) the Transaction.

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Approval of the Transaction.   Once a quorum has been established, the affirmative vote of a majority of the shares of our common stock entitled to vote at the Special Meeting is required for the adoption of each of the Reverse Stock Split proposal and the Forward Stock Split proposal and, accordingly, to approve the Transaction. As of May 1, 2019, approximately 37% of the issued and outstanding shares of our common stock was held by our directors and executive officers. Our directors and executive officers have indicated that they intend to vote all of the shares of our common stock held by them (6,532,654 shares) “FOR” the Transaction and “FOR” the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Transaction. In order for the Transaction to be approved, a majority of all stockholders must vote give a “FOR” vote, not a majority of unaffiliated stockholders.

See “Special Factors — Effects of the Transaction”.
Procedural Fairness.   No unaffiliated representative acting solely on behalf of our unaffiliated stockholders for the purpose of negotiating the terms of the Transaction was retained by the Company, nor were special provisions made to grant unaffiliated stockholders access to our corporate files or to obtain counsel or appraisal services. The Board established the Special Committee to consider and evaluate whether such a deregistration/delisting transaction, or so-called “going dark” transaction, would be in the best interests of the Company’s stockholders, and, if so, to develop the specific terms of such a transaction for recommendation to the Board. The Board believes that the Special Committee, whose members are each independent within the meaning of Rule 4200 of the Nasdaq Marketplace Rules and Section 10A-3(b) of the Exchange Act, was sufficient to protect the interests of unaffiliated stockholders. In addition, the Special Committee and the Board took note of the fact that the interests of unaffiliated stockholders inherently varied depending upon whether any particular unaffiliated stockholder held 8,000 shares or more or held fewer than 8,000 shares. Although there was no third party that acted independently on behalf of the unaffiliated stockholders, the independent members of the Special Committee set out to protect unaffiliated stockholders by making a recommendation regarding the Transaction that they deemed fair to the unaffiliated stockholders and by receiving from Mirus a fairness opinion addressed to the Board and the Special Committee regarding the fairness of the cash-out price, from a financial point of view, to the unaffiliated stockholders.
The Special Committee and the Board believed this proxy statement, along with our other filings with the SEC, provide a great deal of information for unaffiliated stockholders to make an informed decision as to the Transaction, and that no special provision for the review of our files was necessary. The Special Committee and the Board of Directors noted, though, that subject to certain conditions, Delaware law already provides stockholders with the right to review our books and records.
The Special Committee and the Board determined not to condition the approval of the Transaction on approval by a majority of the shares of common stock outstanding as of the Record Date held by unaffiliated stockholders. The Special Committee and the Board noted that affiliated and unaffiliated stockholders will be treated equally in the Transaction; however, because the number of shares owned by a stockholder is a factor considered in determining affiliate status, as a practical matter, the stock of affiliated stockholders will not be cashed out in the Reverse Stock Split. If separate approval of unaffiliated stockholders were required, our affiliated stockholders would receive lesser voting rights than unaffiliated stockholders solely on the basis of their affiliate status even though they will receive no additional benefits or different treatment in the Transaction, and any such requirement would prevent a majority of the outstanding shares of our common stock from participating in the consideration of the Transaction. As of May 1, 2019, approximately 37% of the issued and outstanding shares of our common stock was held by our directors and executive officers. Our directors and executive officers have indicated that they intend to vote all of the shares of our common stock held by them (6,532,654 shares) “FOR” the Transaction and “FOR” the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Transaction (see “Special Factors — Potential Conflicts of Interests of Officers, Directors, and Certain Affiliated Persons”). Furthermore, a separate vote of the majority of the shares of common stock outstanding as of the Record

Date held by unaffiliated stockholders is not required under Delaware law. Finally, stockholders can increase, divide, or otherwise adjust their existing holdings at any time prior to the effective date of the Transaction, so as to retain some or all of their shares of common stock, or to receive cash for some or all of their shares, as they see fit.
The Special Committee and the Board also noted that there will be no material change in the percentage ownership of the executive officers and directors as a group.
The Company intends to treat stockholders holding common stock in “street name” in the same manner as stockholders whose shares are registered in their own names, and will ask banks, brokers and nominees holding these shares to provide us with information on how many fractional shares will be cashed out, and request that they effect the Transaction for their beneficial holders.
Recommendation of the Special Committee.   Based on the foregoing analyses, including a consideration of the disadvantages of the Transaction, the Special Committee believed that the Transaction is procedurally and substantively fair to all stockholders, including the unaffiliated stockholders, regardless of whether a stockholder receives cash or continues to be a stockholder following the Transaction, and believes the $1.15 per-share cash amount to be fair consideration for those stockholders holding less than 8,000 shares. As a result, the Special Committee unanimously recommended the Transaction to the Board.
Recommendation of the Board of Directors.   At a meeting held on May 1, 2019, the Board unanimously determined that the Transaction is fair to, and in the best interests of, the Company’s stockholders, including all unaffiliated stockholders, unanimously approved the Transaction and recommends that you vote “FOR” approval. In reaching its determination and recommendation, the Board considered and specifically adopted the recommendations of the Special Committee and the factors that the Special Committee took into account in making its recommendations to the Board.
Fairness Opinion of Financial Advisor
Set forth below is a summary of the material financial analyses presented by Mirus Securities, Inc. (“Mirus”) to the Special Committee in connection with rendering its opinion. The summary set forth below does not purport to be a complete description of the analyses performed by Mirus in this regard. Certain of the summaries of financial analyses include information set forth in tabular format. In order to fully understand the financial analyses used by Mirus, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. The preparation of opinions regarding fairness, from a financial point of view, involve various determinations as to the most appropriate and relevant methods of financial analyses and the application of these methods to the particular circumstances, and, therefore, such opinions are not readily susceptible to a partial analysis or summary description. Accordingly, notwithstanding the separate analyses summarized below, Mirus believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors considered by it, without considering all of its analyses and factors, or attempting to ascribe relative weights to some or all of its analyses and factors, could create an incomplete view of the evaluation process underlying the Mirus opinion.
No company or transaction used in the analyses described below is identical to the Company or the Transaction. Accordingly, an analysis of the results thereof necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the Transaction or the public trading or other values of the Company or companies to which they are being compared. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using selected acquisition or company data. In addition, in performing such analyses, Mirus relied on data and information prepared by several publicly available sources, as well as the Company, any of which may or may not prove to be accurate.
Mirus, a Financial Industry Regulatory Authority (“FINRA”) member, is actively engaged in the investment banking business and regularly undertakes the valuation of investment securities in connection with mergers and acquisitions, private placements and similar transactions. Mirus has received a non-contingent fee of  $175,000, plus reimbursement of out-of-pocket expenses, from the Company relating to its services in providing this opinion and related advisory services and is due an additional $25,000 to be paid no later than December 31, 2019. Other than with respect to the Transaction, there are no material relationships that existed during the two years prior to the date of this opinion or that are mutually understood to be contemplated in which any compensation was received or is intended to be received as a result of the relationship between Mirus any party to the Transaction. In 2013, the Company paid Mirus a total of  $135,000 on a retainer basis for financial advisory services relating to exploring the possible sale of the Company’s Optics segment. Such engagement was terminated in 2013.
In addition, the Company has agreed to reimburse Mirus for its reasonable and documented out-of-pocket expenses (including attorneys’ fees, expenses and disbursements) incurred in connection with, and to indemnify Mirus and related persons against certain liabilities arising out of, its engagement, including liabilities arising under the Federal securities laws. Mirus may provide financial or other services to the Company in the future and in connection with any such services Mirus may receive compensation.
The preparation of the fairness opinion was a complex process and is not necessarily susceptible to partial analysis or summary description. Nevertheless, the following is a brief summary of the fairness opinion, subject to the assumptions, qualifications, and limitations set forth therein, that the cash consideration to be paid in the Transaction is fair, from a financial point of view, to the Company’s unaffiliated stockholders. The opinion of Mirus addresses only the fairness, from a financial point of view, of the cash consideration to be paid in the Transaction to the Company’s unaffiliated stockholders. Mirus was not requested to opine as to, and its opinion does not address:
•
the underlying business decision of the Board of Directors, the Special Committee, the Company or its stockholders, or any other party to proceed with or effect the Transaction;

•
the fairness of any portion or aspect of the Transaction not expressly addressed in its opinion;

•
the fairness of any portion or aspect of the Transaction to the holders of any class of securities, creditors or other constituencies of the Company, or any other party other than the Company’s unaffiliated stockholders as set forth in its opinion;

•
the relative merits of the Transaction as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage;

•
the tax or legal consequences of the proposed Transaction to either the Company, its stockholders, or any other party;

•
how any stockholder should act or vote, as the case may be, with respect to the Transaction; or

•
the solvency, creditworthiness, or fair value of the Company or any other participant in the Transaction under any applicable laws relating to bankruptcy, insolvency, or similar matters.

Furthermore, no opinion, counsel, or interpretation was intended with respect to matters that require legal, regulatory, accounting, insurance, tax, or other similar professional advice.
In connection with its opinion, Mirus made such reviews, analyses, and inquiries as it deemed necessary and appropriate under the circumstances. Among other things, Mirus has:
(1)
Reviewed a draft of this proxy statement provided on April 29, 2019;

(2)
Reviewed and analyzed certain publicly available financial and other data, including the Company’s Annual Reports on Forms 10-K for the three fiscal years ended September 30, 2016 through September 30, 2018 and the Company’s Quarterly Reports on Form 10-Q for the three-month periods ended December 31, 2017, March 31, 2018, June 30, 2018, and December 31, 2018.

(3)
Reviewed and analyzed certain non-public historical financial and operating data relating to the Company, prepared and made available to Mirus by the management of the Company;

(4)
Reviewed and analyzed certain non-public projected financial and operating data relating to the Company, prepared and made available to Mirus by the management of the Company;

(5)
Conducted discussions with members of the senior management of the Company with respect to the business prospects and financial outlook the Company;

(6)
Visited certain business offices of the Company;

(7)
Reviewed current and historical market prices and trading activity of the Common Stock;

(8)
Compared certain financial information for the Company with similar information for certain other companies, the securities of which are publicly traded;

(9)
Reviewed the financial terms, to the extent publicly available, of selected precedent transactions which Mirus deemed generally comparable to the Company and the Transaction; and

(10)
Conducted such other financial studies, analyses, and investigations and considered such other information as Mirus deemed appropriate.

In rendering its opinion, Mirus relied upon and assumed, without independent verification, the accuracy and completeness of all data, material, and financial, legal, tax, operating and other information (including, without limitation, the financial statements and related notes thereto of the Company) furnished or otherwise made available to them, discussed with them or reviewed by them, and did not assume responsibility for such information. Mirus did not assume any responsibility to perform, and did not perform, an independent evaluation, physical inspection, or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company, and was not furnished with any such valuations or appraisals. Additionally, Mirus did not undertake any independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims, or other contingent liabilities, to which the Company is or may be a party or is or may be subject, or of any governmental investigation or any possible unasserted claims or other contingent liabilities to which the Company is or may be a party or is or may be subject. Mirus also assumed that the Transaction will be consummated in a timely manner and in accordance with applicable corporate law and the terms described in the draft proxy statement reviewed by it, without any regulatory restrictions, conditions, amendments, or modifications. Mirus also assumed in its opinion that the proxy statement will be identical in all material respects to the latest available draft reviewed by Mirus; that the Transaction will be consummated in a timely manner and in accordance with the terms set forth in the proxy statement without waiver, modification, or amendment of any material term, condition, or agreement; and that all governmental, regulatory, and other consents and approvals necessary for the consummation of the Transaction will be obtained without any material adverse effect on the Company or on the contemplated benefits of the Transaction.
With respect to the data and discussions relating to the business prospects and financial outlook of the Company, Mirus assumed that the financial analyses and forecasts provided to it were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company, and that the Company will perform substantially in accordance with such financial analyses and forecasts. Mirus further relied on the assurances of members of senior management of the Company that they are unaware of any facts that would make such business prospects and financial outlooks incomplete or misleading.
Mirus’s opinion was necessarily based on financial, economic, market, and other conditions as in effect on, and the information made available to it as of, the date of its opinion. Mirus did not undertake, and is under no obligation, to update, revise, reaffirm, or withdraw its opinion, or otherwise comment on or consider events occurring after the date of its opinion.

Summary of Financial Analyses Performed by Mirus.   Among other things, Mirus based its analyses on the financial forecasts provided by the Company. The Company’s financial forecasts were produced entirely by the Company’s management without any input from Mirus. The table below provides a summary of the Company’s material financial forecasts assuming the Company continues in its present state, as an SEC filing company with a Nasdaq listing.
	Fiscal Year Ended September 30
($ in thousands)	2019	2020	2021	2022	2023
Sales	$42,754	$43,169	$43,841	$44,718	$45,612
EBITDA	2,586	2,525	2,454	2,523	2,548
Net Income	717	758	712	761	780
Capital Expenditures	$1,400	$1,400	$1,400	$1,400	$1,400
The Company’s financial forecasts are based on a number of key assumptions that were made by the Company’s management, including (i) an assumed average growth rate of 1.5% – 2% across the Optics segment, (ii) an assumed 0% – 2% growth rate for the Innovation and Development Segment, (iii) Xcede Technologies, Inc. operations remain at a minimum level, (iv) an assumed growth of COGS across the Optics Segment of 2%, (v) and assumed growth of COGS in the Innovation and Development segment of 0% – 2%, (vi) an assumed growth of SG&A averaging between 1% – 6% across the segments for 2020 – 2023, with a mean of 3%, and (vii) an assumed combined weighted average state and local tax rate of 27.5%.
Additionally, given the halt of clinical trial preparations and the curtailment of Xcede’s operations, and with the high uncertainty as to the continuation of Xcede’s operations in the future, Mirus’s analyses exclude the impact of Xcede where possible (both historical and future), and focus on the Company’s Optics and Innovation and Development segments. For purposes of the valuation analyses, adjustments were made to the Company’s reported financial metrics, such as removing the $0.5 million Xcede note from the Company’s consolidated debt total and excluding Xcede losses attributable to the Company from EBITDA. The degree to which the Company’s stock price has reflected its ownership stake in Xcede is inherently unknown and therefore could not be adjusted. The key inputs used in calculating implied Enterprise Values, Equity Values, and Equity Values per Share are as follows:
Cash and equivalents (as of December 31, 2018):	$1.2 million
Debt, excluding $0.5 million consolidated Xcede note (as of December 31, 2018):	$3.0 million
Adjusted TTM EBITDA, excluding amounts attributable to Xcede (as of December 31, 2018):	$2.3 million
Shares outstanding (as of April 17, 2019):	17,541,300
Mirus calculated the Company’s implied equity market value by multiplying the recent common stock price of  $1.07 per share as of April 30, 2019 by the number of shares of common stock outstanding of 17,541,300 and determined the implied equity market value to be $18.8 million. Then Mirus calculated the implied enterprise value of the Company, defined as current equity market value plus book value of debt (excluding $0.5 million Xcede note) minus cash and equivalents (as of December 31, 2018), to be approximately $20.6 million.
In arriving at its opinion, in addition to reviewing the matters listed above, Mirus used the following approaches to evaluate the fairness, from a financial point of view, of the consideration to be paid in the Transaction to the common stockholders of the Company, excluding affiliates of the Company:
•
A historical trading price approach;

•
A selected comparable public companies approach;

•
A precedent transaction approach based on selected merger and acquisition transactions;

•
A precedent premia paid approach based on selected merger and acquisition transactions and reverse stock split transactions;

•
A discounted cash flow approach; and

•
A buyout approach.

A liquidation approach was considered but ultimately not used as the book value of the Company’s assets do not necessarily reflect the value of its anticipated future cash flows. Additionally, no recent appraisals were conducted on the Company’s material assets, and fair market value may vary significantly from book value.
Historical Trading Price Approach.   Because the Company’s common stock is publicly traded, Mirus considered the per share value ascribed to it by public markets. Accordingly, Mirus analyzed the Company’s historical common stock prices, trading volume, ownership, and certain insider transactions. On April 30, 2019, the Company’s common stock closed at a price of  $1.07 per share. Over the 52-weeks ended April 30, 2019, the volume-weighted average price was approximately $1.13 per share, and approximately 56% of the trading volume was at or below $1.15 per share. Over the 6-months ended April 30, 2019, the volume-weighted average price was approximately $0.97 per share, with an intraday range of  $0.72 to $1.22 per share. The Company is not actively followed by security analysts. Voting rights are concentrated with current Board members and executive officers (approximately 37% as of April 17, 2019), including approximately 19% by Chairman, President and Chief Executive Officer Peter Sulick but excluding options held by director Larry Fox that allow for the purchase of 95,602 shares at a price of  $1.80 per share and expire January 31, 2020. Mr. Sulick’s ownership includes, as disclosed in SEC filings, his purchase of 540,000 shares of Common Stock, at a price of  $1.00 per share, in a private transaction on December 27, 2018. Mr. Sulick’s ownership also includes, as disclosed in SEC filings, his purchase of 1,450,000 shares of Common Stock, at a price of  $1.00 per share, from the Gerald Entine 1988 Family Trust in a private transaction on December 18, 2018. The Gerald Entine 1988 Family Trust owns approximately 8% of the Company’s outstanding common stock as of April 17, 2019, and is affiliated with the late Dr. Gerald Entine, the founder of Radiation Monitoring Devices Inc., which was acquired by the Company in 2008 — this ownership stake is not included in the approximately 37% of voting rights of current Board members and executive officers.
	Low	1st Quartile	Volume Weighted Average Price	3rd Quartile	High
52-Week Dynasil Stock Price History	$0.72	$1.02	$1.13	$1.35	$1.60
6-Month Dynasil Stock Price History	$0.72	$0.96	$0.97	$1.08	$1.22
3-Month Dynasil Stock Price History	$0.91	$1.00	$1.05	$1.10	$1.22
1-Month Dynasil Stock Price History	$1.02	$1.09	$1.11	$1.16	$1.22
1-Week Dynasil Stock Price History	$1.07	$1.07	$1.10	$1.09	$1.12
Comparable Public Companies Approach.   This analysis provides an indication of value expressed as a multiple of earnings before interest, taxes, depreciation and amortization (EBITDA) of comparable publicly traded companies. Given the diversity of the Company’s business segments, Mirus determined that neither Mirus nor management were able to identify any comparable public companies that provide the exact set of products and services that the Company provides. Thus, the comparable companies were selected by Mirus from a broader sector of publicly traded companies, including those doing business in Electronic and Optical Components, Materials, and Devices. Additionally, Raytheon was included as it competes with the Company’s Innovation and Development segment. Mirus recognized that many of the selected comparable public companies are of significantly greater scale than the Company, but opted to include them to enhance the overlap of business operations between the comparable public companies and the Company. The range of Enterprise Value to EBITDA multiples did not vary significantly between the subset of companies with market capitalizations above $500 million relative to the subset of companies with market capitalizations below $500 million. Mirus analyzed, among other things, the Enterprise Value to EBITDA multiples of the Company relative to the companies, as identified below, that Mirus considered to be reasonably comparable.

Company	Market Capitalization ($MM)	Enterprise Value ($MM)	EBITDA ($MM)	EBITDA Margin	EV/EBITDA
Amphenol Corporation (NYSE:APH)	29,849.3	32,649.9	2,028.6	24%	16.1x
Applied Optoelectronics, Inc. (NasdaqGM:AAOI)	244.0	276.9	18.9	7%	14.6x
AVX Corporation (NYSE:AVX)	2,714.3	1,901.1	406.5	23%	4.7x
Belden Inc. (NYSE:BDC)	2,298.7	3,479.7	448.2	17%	7.8x
Coherent, Inc. (NasdaqGS:COHR)	3,491.8	3,189.2	381.1	22%	8.4x
Corning Incorporated (NYSE:GLW)	25,266.4	32,234.4	3,108.0	27%	10.4x
FLIR Systems, Inc. (NasdaqGS:FLIR)	7,186.1	7,671.1	422.1	24%	18.2x
II-VI Incorporated (NasdaqGS:IIVI)	2,362.7	2,650.1	240.5	18%	11.0x
Intermolecular, Inc. (NasdaqGS:IMI)	54.7	24.3	0.8	2%	31.6x
LightPath Technologies, Inc. (NasdaqCM:LPTH)	39.8	43.1	3.4	10%	12.6x
Luna Innovations Incorporated (NasdaqCM:LUNA)	124.3	82.6	2.7	6%	30.6x
Materion Corporation (NYSE:MTRN)	1,181.0	1,128.5	59.3	5%	19.0x
Mistras Group, Inc. (NYSE:MG)	393.6	671.8	59.3	8%	11.3x
OSI Systems, Inc. (NasdaqGS:OSIS)	1,846.9	2,120.4	158.6	14%	13.4x
Perceptron, Inc. (NasdaqGM:PRCP)	71.2	63.2	7.5	9%	8.4x
Raytheon Company (NYSE:RTN)	49,352.5	53,399.5	3,936.0	14%	13.6x
Rogers Corporation (NYSE:ROG)	3,539.1	3,600.5	168.0	19%	21.4x
The LGL Group, Inc. (AMEX:LGL)	35.3	16.0	1.9	8%	8.3x
Veeco Instruments Inc. (NasdaqGS:VECO)	578.8	605.7	20.9	4%	29.0x
Vishay Intertechnology, Inc. (NYSE:VSH)	2,821.4	2,553.9	631.6	21%	4.0x
Low					4.0x
1st Quartile					8.4x
Median					13.0x
Mean					14.7x
3rd Quartile					18.4x
High					31.6x
Dynasil (NasdaqCM:DYSL)	18.8	20.6	2.3	6%	9.1x
In its analysis, Mirus derived and compared Enterprise Value to EBITDA multiples for the Company and a range of multiples for the selected companies (based on common stock trading prices as of April 30, 2019). Mirus multiplied the Company’s Adjusted Trailing Twelve-Month (TTM) EBITDA by the range of selected comparable company Enterprise Value to EBITDA multiples to derive the Company’s implied enterprise value. Mirus then added the Company’s cash balance as of December 31, 2018 and subtracted the Company’s debt balance (excluding $0.5 million consolidated Xcede note) as of December 31, 2018 to calculate the Company’s implied equity value. Mirus then divided the Company’s implied equity value by the number of common stock equity shares outstanding to calculate the Company’s implied equity value per share. The table below summarizes the results of this analysis:
Public Company Multiples	Low	1st Quartile	Median	Mean	3rd Quartile	High
EV/TTM EBITDA	4.0x	8.4x	13.0x	14.7x	18.4x	31.6x
Implied Dynasil Equity Value per Share	$0.43	$1.00	$1.59	$1.82	$2.30	$4.03
Mirus viewed this analysis as supporting fairness of the Transaction to unaffiliated stockholders because the cash payment of  $1.15 per share implies an Enterprise Value to Adjusted TTM EBITDA multiple of 9.6x, which is in the second quartile of the selected comparable public company multiples, despite the limitations discussed above.

Selected Precedent Transactions Approach.   Using publicly available information, Mirus reviewed the purchase prices and Enterprise Value to EBITDA multiples paid in the following selected mergers and acquisitions involving target companies doing business in Electronic and Optical Components, Materials, and Devices that closed since January 1, 2016. The table below lists the transactions analyzed:
Target	Acquirer	Announcement Date	Status	Percent Sought	Transaction Value ($MM)	Implied Enterprise Value ($MM)	EBITDA ($MM)	EV/EBITDA
CoAdna Holdings, Inc.	II-VI Incorporated	3/26/2018	Closed	100.0%	44.9	44.9	1.7	26.4x
Anaren, Inc.	TTM Technologies, Inc.	12/4/2017	Closed	100.0%	940.7	940.7	43.4	21.7x
ISP Optics Corp.	LightPath Technologies, Inc.	8/8/2016	Closed	100.0%	18.0	18.0	3.1	5.8x
Rofin-Sinar Technologies Inc.	Coherent, Inc.	3/16/2016	Closed	100.0%	782.5	782.5	73.3	10.7x
API Technologies Corp.	J.F. Lehman & Company, Inc.	2/29/2016	Closed	100.0%	306.7	306.7	20.2	15.2x
Newport Corp.	MKS Instruments, Inc.	2/23/2016	Closed	100.0%	1,003.4	1,003.4	77.2	13.0x
Low								5.8x
1st Quartile								11.3x
Median								14.1x
Mean								15.5x
3rd Quartile								20.1x
High								26.4x
Mirus noted that the comparability of the Transaction to any of these selected transactions is limited, given their differing natures. The selected transactions are transactions in which 100% of the target was acquired, rather than a partial cash-out of a minority group of stockholders. Additionally, Mirus noted that the relevance of these historical transactions to current valuation may be limited due to changing market conditions, as several transactions occurred three years ago. Mirus noted that the number of relevant transactions with available data was relatively small, there was a wide range of transaction multiples, and there was no clear connection between the profitability of the targets and the implied multiples.
Mirus multiplied the Company’s Adjusted TTM EBITDA by the range of selected transaction Enterprise Value to EBITDA multiples to derive the Company’s implied enterprise value. Mirus then added the Company’s cash balance as of December 31, 2018 and subtracted the Company’s debt balance (excluding $0.5 million consolidated Xcede note) as of December 31, 2018 to calculate the Company’s implied equity value. Mirus then divided the Company’s implied equity value by the number of common stock equity shares outstanding to calculate the Company’s implied equity value per share. The table below summarizes the results of this analysis:
Transaction Multiples	Low	1st Quartile	Median	Mean	3rd Quartile	High
EV/TTM EBITDA	5.8x	11.3x	14.1x	15.5x	20.1x	26.4x
Implied Dynasil Equity Value per Share	$0.66	$1.37	$1.74	$1.92	$2.52	$3.36

Mirus viewed this analysis as supporting fairness because the cash payment of  $1.15 per share implies an Enterprise Value to Adjusted TTM EBITDA multiple of 9.6x, which is in the first quartile of the selected precedent transaction multiples, despite the limitations discussed above.
Precedent Premia Paid Approach.   Using publicly available information, Mirus reviewed the premia paid on equity across 257 merger and acquisition and going dark reverse stock split transactions that have closed since January 1, 2016. The analysis compares the price paid per share relative to the closing price level as of the day prior to announcement, as of 1-week prior to announcement, and as of 30-days prior to announcement. The analysis excluded outlier transactions with premiums either above 300% or below negative 20%, and merger and acquisition transactions in which less than 90% of business was acquired. Sectors, sizes, and profitability of the target companies were not considered. The table below summarizes the premia paid in precedent transactions relative to different time periods:
Premia Paid Statistics	Low	1st Quartile	Median	Mean	3rd Quartile	High
1-Day Prior	(12)%	17%	34%	43%	56%	251%
1-Week Prior	(18)%	18%	34%	43%	56%	251%
30-Days Prior	(17)%	19%	34%	44%	60%	198%
There were a limited number of recent “going dark” reverse stock split precedents, and a premia paid analysis utilizing just these transactions would put weight on a small number of companies that have varying transactional circumstances, market capitalizations, profitability, ownership distributions, profitability and future growth opportunities. For this reason, Mirus aggregated the “going dark” reverse stock split premia paid precedents with the broader merger and acquisition premia paid precedents. Mirus also noted that the merger and acquisition transactions are transactions in which over 90% of the target was acquired, rather than a partial cash-out of a minority group of Stockholders. For these reasons, Mirus noted that the comparability of the Transaction to the sample of premia paid transactions may be limited.
Mirus added the range of premia to the Company’s corresponding trailing stock price to determine the Company’s implied equity value per share. The table below summarizes the results of this analysis:
Implied Dynasil Equity Value per Share	Dynasil Closing Price	Low	1st Quartile	Median	Mean	3rd Quartile	High
1-Day Prior (vs. April 30, 2019)	$1.07	$0.94	$1.26	$1.43	$1.53	$1.67	$3.76
1-Week Prior (vs. April 23, 2019)	$1.11	$0.91	$1.31	$1.49	$1.59	$1.73	$3.90
30-Days Prior (vs. March 29, 2019)	$1.02	$0.85	$1.21	$1.36	$1.47	$1.63	$3.04
Mirus viewed this analysis as supporting fairness of the Transaction to unaffiliated stockholders because the Cash Payment of  $1.15 per share implies a premium of 7% relative to the Company’s 1-day prior stock price, a premium of 4% relative to the Company’s 1-week prior stock price, and a premium of 13% relative to the Company’s 30-day prior stock price, despite the limitations discussed above. Each of these premia are in the first quartile of the precedent premia paid transactions.
Discounted Cash Flow Approach.   Using certain projected financial information supplied by the Company’s senior management through fiscal year 2023, Mirus calculated the discounted present value of the Company’s cash flows. Mirus’s estimate of the appropriate discount rate was based on the estimated cost of capital for us and selected public companies giving consideration to current capital markets conditions. This analysis resulted in a range of equity values per share indicated in the table below:
	Terminal EV/EBITDA Multiple
WACC	8.0x	9.0x	10.0x	11.0x
12.0%	$0.80	$0.90	$1.00	$1.10
13.0%	$0.78	$0.87	$0.97	$1.06
14.0%	$0.75	$0.84	$0.94	$1.03

Inherent in any discounted present value analysis is the use of a number of assumptions, including the accuracy of projections and the subjective determination of a discount rate to apply to the projected cash flows of the entity under examination. Variations in any of these assumptions or judgments could significantly alter the results of a discounted present value analysis.
Mirus viewed this analysis as supporting the fairness of the Transaction to unaffiliated stockholders because the cash payment of  $1.15 per share is slightly higher than the equity value per share range implied by the discounted cash flow analysis, despite the limitations discussed above.
Buyout Approach.   Using certain forecasted financial information provided by the Company’s senior management through fiscal year 2023, Mirus estimated the value which could be paid by an investor in a hypothetical buyout transaction for the Company. Mirus’s analysis was based on the assumptions that: the Company would achieve its forecasted financial results (including savings from no longer being a public company), equity investors would require an internal rate of return (“IRR”) between 16% and 18% for their investment, and that sufficient debt financing would be available to consummate a buyout transaction with resulting gross leverage of 1.5x Adjusted FY 2020 EBITDA. Mirus’s estimate of the appropriate IRR was based on an estimate of the Company’s current cost of equity plus a premium given the assumed increase in net leverage. Mirus’s estimate of the appropriate terminal valuation was based on the Company’s historical range of Enterprise Value to Adjusted TTM EBITDA. Estimated transaction costs were also included. This analysis resulted in a range of equity values per share indicated in the table below:
	Terminal EV/EBITDA Multiple
Equity IRR	8.0x	9.0x	10.0x	11.0x
16.0%	$1.02	$1.13	$1.24	$1.35
17.0%	$0.99	$1.10	$1.21	$1.31
18.0%	$0.97	$1.07	$1.17	$1.27
Inherent in any buyout analysis is the use of several assumptions, including the accuracy of management’s forecasts, the returns required by equity investors, amount and cost of debt financing and ultimate valuation upon exit. Variations in any of these assumptions or judgments could significantly alter the results of a buyout analysis.
Mirus viewed this analysis as supporting fairness of the Transaction to unaffiliated stockholders because the cash payment of  $1.15 per share is within the equity value per share range implied by the buyout analysis, despite the limitations discussed above.
Liquidation Approach.   A liquidation approach was considered but ultimately not used as the book value of the Company’s assets do not necessarily reflect the value of its anticipated future cash flows. Additionally, no recent appraisals were conducted on the Company’s material assets, and fair market value may vary significantly from book value.
Material Federal Income Tax Consequences
The following is a summary of the material U.S. federal income tax consequences of the Transaction to the Company and its stockholders. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), existing Treasury Regulations promulgated thereunder, published rulings, administrative pronouncements and judicial decisions, any changes to which could affect the tax consequences described herein, possibly on a retroactive basis. This summary only addresses stockholders who hold their shares of our Stock as a capital asset. This summary does not address any state, local, foreign, or the U.S. federal estate or gift, Medicare net investment income, or alternative minimum tax provisions of the Code. No assurance can be given that possible changes in such United States federal income tax laws or interpretations will not adversely affect this summary. This summary is not binding on the Internal Revenue Service (“IRS”).
Except as otherwise noted, the federal income tax consequences to stockholders described below is the same for both affiliated stockholders and unaffiliated stockholders. The following summary does not address all United States federal income tax considerations that may be relevant to particular stockholders in light of their individual circumstances or to stockholders that may be subject to special tax rules, including, without limitation: financial institutions, tax-exempt organizations (including private foundations), insurance companies, dealers in securities, foreign investors, pass-through entities such as partnerships, S corporations, disregarded entities for federal income tax purposes and limited liability companies (and investors therein), holders that received their shares pursuant to the exercise of employee stock options or otherwise as compensation, and investors that hold the shares as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for United States federal income tax purposes, certain former citizens or long-term residents of the United States, and persons for whom our common stock constitutes “qualified small business stock” within the meaning of Section 1202 of the Code or “Section 1244 stock” for purposes of Section 1244 of the Code.
This summary assumes that you are one of the following:
•
a citizen or resident of the United States;

•
a corporation or an entity taxable as a corporation created or organized under U.S. law (federal or state);

•
an estate the income of which is subject to federal income taxation regardless of its sources; or

•
a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust or a valid election is in effect under applicable Treasury Regulations to be treated as a United States person.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) holds common stock, the tax treatment of a partner with respect to the Transaction generally will depend upon the status of the partner and the activities of the partnership. Such partner or partnership is urged to consult its own tax advisor as to the U.S. federal, state, local, and foreign income tax consequences of the Transaction.
NO RULING FROM THE IRS OR OPINION OF COUNSEL HAS BEEN OR WILL BE OBTAINED REGARDING THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO STOCKHOLDERS IN CONNECTION WITH THE TRANSACTION. ACCORDINGLY, EACH STOCKHOLDER IS ENCOURAGED TO CONSULT THEIR OWN TAX ADVISOR AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF THE TRANSACTION, IN LIGHT OF THEIR INDIVIDUAL CIRCUMSTANCES.
Tax Consequences to the Company.     We believe that the Transaction generally should be treated as a tax-free “recapitalization” for federal income tax purposes in which case the Transaction should have no material federal income tax consequences to the Company.
Federal Income Tax Consequences to Stockholders Who Do Not Receive Cash in the Transaction.    If you receive no cash as a result of the Transaction, but continue to hold our shares of common stock immediately after the Transaction, you will not recognize any gain or loss for United States federal income tax purposes. The aggregate adjusted tax basis of the shares you hold immediately after the Transaction will equal the aggregate adjusted tax basis of the shares you held immediately prior to the Transaction, and the holding period in those shares will be the same as immediately prior to the Transaction. Our officers and directors will not receive any cash as a result of the Transaction and will therefore not recognize any taxable gain or loss in the Transaction.
Federal Income Tax Consequences to Stockholders Who Receive Cash in the Transaction and Who Will Own, or Will Be Considered under the Code to Own, Shares of Common Stock After the Transaction.    In some instances you may be entitled to receive cash in the Transaction for shares of our common stock you hold in one capacity, but continue to hold shares in another capacity. For example, you may own fewer than 8,000 shares in your own name (for which you will receive cash) and own 8,000 or more shares that are held in your brokerage account in “street name.” Alternatively, for federal income tax purposes you may be deemed to own shares held by others. For instance, if you own fewer than 8,000 shares in your own name (for which you will receive cash) and your spouse owns 8,000 or more shares (which will continue to be held following the completion of the Transaction), the shares owned by your spouse will be attributable to you. Furthermore, in determining whether you are considered to continue to hold shares of our common stock, for federal income tax purposes, immediately after the Transaction, you will be treated as owning shares actually or constructively owned by certain family members and entities in which you, or a member of your family, have an interest (such as trusts and estates of which you are beneficiary and corporations and partnerships of which you are an owner, and shares you have an option to acquire). Accordingly, in some instances the shares of common stock you own in another capacity, or which are attributed to you, may remain outstanding.
If you receive cash as a result of the Transaction, but are treated as continuing to own shares of common stock through attribution as described above, you will recognize capital gain or loss for federal income tax purposes equal to the difference between the cash you receive for the shares of common stock and your aggregate adjusted tax basis in those shares, provided that the receipt of cash either is “not essentially equivalent to a dividend,” or constitutes a “substantially disproportionate redemption of stock,” as described below. Gain or loss must be calculated separately with respect to each block of shares of common stock exchanged in the Transaction.
Not Essentially Equivalent to a Dividend.    The receipt of cash is “not essentially equivalent to a dividend” if the reduction in your proportionate interest in us resulting from the Transaction (taking into account for this purpose shares of common stock which you are considered to own under the attribution rules described above) is considered a “meaningful reduction” given your particular facts and circumstances. The IRS has ruled that a small reduction by a minority stockholder whose relative stock interest is minimal and who exercises no control over the affairs of a corporation can satisfy this test.
Substantially Disproportionate Redemption of Stock.    The receipt of cash in the Transaction will be a “substantially disproportionate redemption of stock” if  (a) you own less than 50% of the total combined voting power of all classes of stock entitled to vote, and (b) the percentage of our voting stock owned by you immediately after the Transaction is less than 80% of the percentage of shares of voting stock owned by you immediately before the Transaction. For purposes of these percentage ownership tests, you are considered to own common stock owned directly as well as indirectly through the application of the attribution ownership rules described above.
Capital gain or loss recognized will be long-term if your holding period with respect to the common stock surrendered is more than one year at the time of the Transaction. The deductibility of capital loss is subject to limitations. If you are an individual, long-term capital gain and dividend income should generally be subject to United Stated federal income tax at a maximum rate of 20%. In general, dividends are taxed at ordinary income rates. However, you may qualify for a 20% federal income tax rate on any cash received in the Transaction that is treated as a dividend as described above, if  (i) you are an individual or other non-corporate stockholder; (ii) you have held the common stock with respect to which the dividend was received for more that 60 days during the 120-day period beginning 60 days before the ex-dividend date, as determined under the Code; and (iii) you were not obligated during such period (pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property. You should consult with your tax advisor regarding your eligibility for such lower tax rates on dividend income.
If the receipt of cash in exchange for shares of common stock is not treated as capital gain or loss under either of the tests, it will be treated first as ordinary dividend income to the extent of the your ratable share of our current and accumulated earnings and profits, then as a tax-free return of capital to the extent of the your aggregate adjusted tax basis in the shares, and any remaining amount will be treated as capital gain.
If you, or a person or entity whose ownership of shares would be attributed to you, will continue to hold common stock immediately after the Transaction, you are urged to consult with your tax advisor as to the particular federal, state, local, foreign, and other tax consequences of the Transaction, in light of your specific circumstances.
Federal Income Tax Consequences to Stockholders Who Receive Cash in the Transaction and Who Will Not Own, or Will Not Be Considered under the Code to Own, Shares of Common Stock After the Transaction. If you receive cash as a result of the Transaction and you do not own, and are not considered to own, shares of our common stock immediately after the Transaction, you will recognize capital gain or loss for federal income tax purposes equal to the difference between the cash you receive for the shares of common stock and your aggregate adjusted tax basis in those shares. Capital gain or loss recognized will be long-term if your holding period with respect to the common stock surrendered is more than one year at the time of the Transaction. The deductibility of capital loss is subject to limitations.
Backup Withholding.    If you receive cash as a result of the Transaction, you will be required to provide your social security or other taxpayer identification number (or, in some instances, additional information) in connection with the Transaction to avoid backup withholding requirements that might otherwise apply. The letter of transmittal and other documentation we will send to you after the Transaction will require you to deliver such information when the common stock certificates are surrendered following the effective time of the Transaction. Failure to provide such information may result in backup withholding. Backup withholding is not an additional tax. Rather, the amount of the backup withholding can be credited against your United States federal income tax liability provided that the required information is given to the IRS. If backup withholding results in an overpayment of tax, a refund can be obtained by you upon filing an appropriate income tax return on a timely basis.
Potential Conflicts of Interests of Officers, Directors, and Certain Affiliated Persons
Our directors and executive officers may have interests in the Transaction that are different from your interests as a stockholder in the Company, and have relationships that may present conflicts of interest. As of May 1, 2019, approximately 37% of the issued and outstanding shares of our common stock was held by our directors and executive officers. Our directors and executive officers have indicated that they intend to vote all of the shares of our common stock held by them (6,532,654 shares) “FOR” the Transaction and “FOR” the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Transaction.
Ownership in the Company
Upon the effectiveness of the Transaction, the aggregate number of shares of our common stock owned by our directors and executive officers will remain the same and the ownership percentage of the shares of our voting stock held by our directors and executive officers will increase modestly as a result of the reduction of the number of shares of our common stock outstanding. In addition, Lawrence Fox, a member of the Board of Directors, holds options to purchase 95,602 shares of our common stock at an exercise price of  $1.80 per share expiring on January 31, 2020. The Transaction will not affect this stock option and it will remain outstanding after the Transaction. There are no other stock options outstanding. However, the ownership percentage and the reduction in the number of shares outstanding following the Transaction may increase or decrease depending on purchases, sales and other transfers of our shares of common stock by our stockholders prior to the effective time of the Transaction, and the number of  “street name” shares that are actually cashed out in the Transaction. The ownership percentage of our shares of common stock held by our directors and executive officers and the ownership percentage of the Continuing Stockholders will proportionally increase or decrease as a result of such purchases, sales and other transfers of our shares of common stock by our stockholders prior to the effective time of the Transaction, and depending on the number of  “street name” shares that are actually cashed out in the Transaction.
See “Special Factors — Effects of the Transaction — Effect on Affiliated Stockholders.”
Ownership in Xcede Technologies, Inc.
In October 2013, the Company’s subsidiary, Dynasil Biomedical, formed Xcede Technologies, Inc. (“Xcede”), a joint venture with Mayo Clinic, to spin out and separately fund the development of its tissue sealant technology. Xcede issued $5.1 million of convertible promissory notes in order to fund its operations, including $2.2 million to the Company, which were eliminated in the consolidated financial statements. Mr. Sulick and family members invested $1,065,000, Mr. Fox invested, $150,000, Dr. Zuckerman (Xcede’s Chief Executive Officer) and family invested $125,000, Dr. Hagan invested $25,000, Kanai Shah (RMD President) invested $25,000 and Dr. Entine invested $100,000 in Xcede and were issued convertible promissory notes in those original principal amounts. In November 2016, the Company converted these promissory notes into preferred stock.

As of March 31, 2019, Mr. Sulick and family own the equivalent of 11.4% of Xcede’s outstanding common stock, Mr. Fox owns the equivalent of 1.7% of Xcede’s outstanding common stock, Dr. Zuckerman and family own the equivalent of 1.3% of Xcede’s outstanding common stock, Dr. Hagan owns the equivalent of 0.3% of Xcede’s outstanding common stock, Dr. Shah owns the equivalent of 0.3% of Xcede’s outstanding common stock, and the Entine Trust owns the equivalent of 1.2% of Xcede’s outstanding common stock.
In 2016, Xcede signed agreements with Cook Biotech Inc. (“CBI”) in connection with the development, regulatory approval and production of Xcede’s hemostatic patch (the “Xcede Patch”) in which CBI committed to fund up to $1.5 million for the pre-clinical testing for the Xcede Patch. Xcede utilized $0.5 million in CBI services in exchange for a note that is currently outstanding. On July 20, 2018, Xcede received a notice of termination from CBI claiming that the results of a recent animal study showed that it is not commercially reasonable, in CBI’s assessment, to continue to the next development phase of the Patch. In light of the foregoing, Xcede has halted clinical trial preparations at this time and has curtailed its operations to a minimal level while the Board of Directors of Xcede evaluates alternatives, including the viability of modifying the Xcede Patch to address the shortcomings cited by CBI and/or the possible sale or license of Xcede IP assets, subject to amending CBI’s security interest. Additionally, the Company’s RMD subsidiary and Xcede have begun an investigation of the possible continued development of the Xcede Patch, which includes seeking government funding of this development. In April 2019, Xcede and RMD filed an application for a government grant seeking $225,000, which is currently being reviewed. There can be no assurances with respect to any such alternatives or that any additional outside funding to continue development of the Xcede Patch will be available to Xcede. Without such funding, the Board of Directors of Xcede may be required to cease all operations of Xcede. In the event that such a determination were to be made by the Xcede Board of Directors in the future, the Company expects that it would be required to account for Xcede at such time as discontinued operations in accordance with ASC 205-20 and would recognize a non-cash gain based on the losses absorbed by the Company in excess of their actual ownership percentage. This potential gain will have no impact on the Company’s cash position when and if it is recognized or in the future.
Other
Patricia Tuohy, the Company’s Vice President of Corporate Development, is the daughter of Peter Sulick, the Company’s Chairman, Chief Executive Officer and President.
During the last two years, none of our directors or executive officers have purchased shares of our common stock, except as follows:
•
On December 18, 2018, Mr. Sulick purchased 1,450,000 shares of our common stock, at a price of $1.00 per share, from the Gerald Entine 1988 Family Trust in a private transaction.

•
On December 27, 2018, Mr. Sulick purchased 540,000 shares of our common stock, at a price of $1.00 per share, in a private transaction.

None of our directors or executive officers has any interest, direct or indirect, in the Transaction other than interests arising from the ownership of securities where those directors and executive officers receive no extra or special benefit not shared on a pro rata basis by all other holders of our common stock.
Source of Funds and Expenses
Expenses
Based on information we have received as of April 17, 2019 from our transfer agent, Continental, as to holdings of our record holders, and from Mediant Communications and Broadridge Corporate Issuer Services, a division of Broadridge Financial Solutions, Inc., reflecting the distribution of the accounts of our stockholders who hold shares in “street name,” as well our estimates of other Transaction expenses, we believe that the total cash requirement of the Transaction to the Company will be approximately $2,315,000, as described below. This amount includes approximately $1.665 million needed to cash out fractional shares (although this amount could be larger or smaller depending on, among other things, the number of fractional shares that will be outstanding at the time of the Transaction as a result of purchases, sales and other transfers of our shares of common stock by our stockholders, and the number of  “street name” shares that are actually cashed out in the Transaction). In addition, the following legal, accounting, and financial advisory fees and other costs will be incurred by the Company to effect the Transaction:
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$380,000 for legal expenses

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$200,000 for the investment banker’s fairness opinion, of which $175,000 has been paid

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$20,000 for solicitation fees

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$50,000 for filing, printing, mailing and other miscellaneous fees

The Company is accountable for paying all of the above expenses.
Source of Funds
The Company expects to pay the consideration to be paid to the Cashed Out Stockholders and the costs of the Transaction from a combination of  $215,000 of the Company’s cash on hand and the remaining $2.1 million from increased borrowings under its existing $4.0 million line of credit note (the “General LOC Note”) with Middlesex Savings Bank (“Middlesex”).
The Company and Middlesex have an existing (i) loan and security agreement (the “Bank Loan Agreement”), which governs the terms of their relationship, (ii) General LOC Note, pursuant to which Middlesex agreed to provide up to $4.0 million under a revolving line of credit loan to the Company for general corporate purposes, subject to the availability restrictions described below, (iii) $2.0 million term note (the “Term Note”), (iv) equipment line of credit note (the “Equipment LOC Note”), pursuant to which Middlesex agreed to provide up to $750,000 under a revolving line of credit loan to the Company for equipment leasing purposes, and (v) $675,000 equipment term note (the “Equipment Term Note”).
As of March 31, 2019, the Company had total outstanding indebtedness to Middlesex of  $2.0 million, consisting of  (i) an outstanding principal balance of  $821,000 under the Term Note, (ii) an outstanding principal balance of  $484,000 under the Equipment LOC and (iii) an outstanding principal balance of $675,000 under the Equipment Term Note. The Company had $4.0 million of available cash under the General LOC Note.
Our indebtedness obligations to Middlesex are secured by (i) a security interest in substantially all of the Company’s personal property and (ii) 65% of the Company’s equity interests in its U.K. subsidiary, Hilger Crystals, Ltd. Under the General LOC Note, the borrowing base is determined monthly based on eligible billed and unbilled accounts receivable and eligible inventory. The interest rate under the General LOC Note is equal to the prime rate, but in no event less than 3.25%.
The Bank Loan Agreement contains terms, conditions and provisions that are customary for commercial lending transactions of this sort. In particular, the Bank Loan Agreement requires the Company, at the close of each fiscal quarter, to maintain a Maximum Debt to trailing four quarter adjusted EBITDA Leverage ratio (the “EBITDA Leverage Ratio”) of 2.5x. The outstanding principal amounts under the Term Note, the Equipment LOC Note, the Equipment Term Note and the Subordinated Note (defined below) are considered indebtedness for purposes of the Company’s compliance with the EBITDA Leverage Ratio.
In addition to the Company’s relationship with Middlesex, it has a Note Purchase Agreement (the “Subordinated Note”) between it and Massachusetts Capital Resource Company (“MCRC”), the Company’s subordinated lender. As of March 31, 2019, the Company had total outstanding indebtedness of  $865,000 under the Subordinated Note. The Subordinated Note between the Company and MCRC contains a provision which prohibits stock splits, dividends and cash payments to stockholders. The Company has obtained a waiver from MCRC to allow and permit the Transaction provided it is fully consummated on or before December 31, 2019.
The Company expects the funds borrowed for the Transaction under the terms of the General LOC Note will be repaid with cash generated from operations as it becomes available.
Stockholder Approval
A majority of the outstanding shares of our common stock will constitute a quorum for the purposes of the Special Meeting. Assuming the presence of a quorum, (i) the affirmative vote of the majority of outstanding shares of our common stock entitled to vote at the Special Meeting is required to approve each of the Reverse Stock Split proposal and the Forward Stock Split proposal and (ii) the affirmative vote of the majority of the shares of our common stock present in person or represented by proxy at the Special Meeting and entitled to vote at the Special Meeting is required for the adoption of the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Transaction.
As of May 1, 2019, approximately 37% of the issued and outstanding shares of our common stock was held by our directors and executive officers. Our directors and executive officers have indicated that they intend to vote all of the shares of our common stock held by them (6,532,654 shares) “FOR” the Transaction and “FOR” the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Transaction. In order for the Transaction to be approved, a majority of all outstanding shares of our common stock entitled to vote at the Special Meeting must give a “FOR” vote. Approval of the Transaction is not also subject to a "FOR" vote from a separate majority of such outstanding shares held by unaffiliated stockholders.
Effective Date
The Transaction will become effective as of the date that the Company amends its certificate of incorporation through the filing of certificates of amendment to the certificate of incorporation with the State of Delaware to effectuate the Reverse Stock Split and the Forward Stock Split. We intend to effect the Transaction as soon as possible after the Transaction is approved by our stockholders. Our common stock acquired by us in connection with the Transaction will be held as treasury shares, retired or restored to the status of authorized but unissued shares. The suspension of our obligation to file periodic reports and other documents under the Exchange Act will become effective after the filing with the SEC of both a notice of removal from listing of our common stock from listing on the Nasdaq Capital Market and termination of registration under Section 12(b) of the Exchange Act on Form 25, and a certification and notice of termination of registration on Form 15. The deregistration of our common stock under Section 12(b) of the Exchange Act will take effect 90 days after the filing of the Form 25 and the deregistration of our common stock under other provisions of the Exchange Act will become effective 90 days after the filing of the Form 15. See “Special Factors — Effects of the Transaction — Termination of Exchange Act Registration and Elimination of SEC Reporting Obligations”.
Termination of Transaction
Although we are requesting your approval of the Transaction, the Board has retained authority, in its discretion, to withdraw the Transaction from the agenda of the Special Meeting prior to any vote. In addition, even if the Transaction is approved by stockholders at the Special Meeting, the Board may determine not to implement the Transaction if subsequently it determines that the Transaction is not in the best interests of the Company and its stockholders. If for any reason the Transaction is not approved, or if approved, is not implemented, our common stock will not be deregistered until such time as we otherwise elect to do so, if the Company is eligible to do so at such time (i.e., if the number of record holders of our common stock continued to be below 300). Reasons to withdraw the Transaction from the agenda, or to abandon the Transaction, may include, among other things:
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any change in the nature of the holdings of stockholders which would result in us not being able to maintain the number of our record holders below 300 as a result of the Transaction;

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any reduction in the number of record holders such that the Transaction is determined to be no longer necessary as a means of reducing the risk of the Company becoming re-subject to the public reporting requirements following deregistration as a result of the Company’s ownership reaching 300 or more record holders in the future;

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any change in the number of shares that will be exchanged for cash in connection with the Transaction, including the shares owned by holders in “street name,” that would increase in any material respect the cost and expense of the Transaction compared to what we presently estimate; and

•
any adverse change in our financial condition that would cause us to believe that the Transaction would no longer be in the best interests of our stockholders.

If the Board decides to withdraw the Transaction from the agenda of the Special Meeting, or to abandon the Transaction, the Company will promptly notify stockholders of the decision.
Exchange of Certificates and Payment for Fractional Shares
Our transfer agent, Continental, will act as our agent for purposes of exchanging certificates and paying for fractional shares in connection with the Transaction.
No service charge, brokerage commission, or transfer tax will be payable by any holder of any old certificate evidencing shares of our common stock in connection with the issuance of a new certificate in respect thereof, except that if any new certificate is to be issued in a name other than that in which the old certificate (that is surrendered for exchange) is registered, it will be a condition to such issuance that: (i) the person requesting such issuance pay to us any transfer taxes payable by reason of such transfer (or any prior transfer of such surrendered certificate, if any) or establish to our satisfaction that such taxes have been paid or are not payable; and (ii) the surrendered certificate has been properly endorsed and otherwise in proper form for transfer.
If any certificate evidencing shares of our common stock has been lost or destroyed, we may in our sole discretion accept in lieu thereof a duly executed affidavit and indemnity agreement in a form satisfactory to us. The holder of any shares of our common stock evidenced by any certificate that has been lost or destroyed must submit, in addition to the (i) letter of transmittal sent by us, (ii) the above-referenced affidavit, (iii) the above-referenced indemnity agreement, and (iv) any other document required by us, which may include a bond or other security satisfactory to the us indemnifying us and our other persons against any losses incurred as a consequence of issuing a certificate evidencing new shares of our common stock or paying cash in lieu of issuing fractional shares of our common stock in exchange for the existing shares of our common stock evidenced or purported to be evidenced by such lost or destroyed certificate. Additional instructions with respect to lost or destroyed certificates will be included with the letter of transmittal that we will send to stockholders after the completion of the Transaction.
Stockholders owning less than 8,000 shares at the effective time of the Transaction will receive $1.15 for each pre-split share of common stock, without interest. Stockholders who own 8,000 or more shares at the effective time of the Transaction will not be entitled to receive any cash for their fractional share interests resulting from the Reverse Stock Split. The Forward Stock Split that will immediately follow the Reverse Stock Split will reconvert the whole shares and fractional share interests held by Continuing Stockholders back into the same number of shares of our common stock held by them immediately before the effective time of the Transaction. As a result, the total number of shares held by Continuing Stockholders will not change after completion of the Transaction, and Continuing Stockholders will not receive new certificates for his or her shares of our common stock.
For purposes of determining ownership of shares of our common stock on the effective date of the Transaction, such shares will be considered held by the person in whose name such shares are registered on our transfer agent’s records. Upon effecting the Transaction, we intend to treat stockholders holding shares of our common stock in “street name” in the same manner as registered stockholders whose shares are registered in their names. Prior to the Transaction, we will conduct an inquiry of all brokers, banks and other nominees that hold shares of our common stock in street name. We will ask them to effect the Transaction for their beneficial holders holding shares of our common stock in “street name.” We will rely on these brokers, banks and other nominees to provide us with information on how many fractional shares will be cashed out. However, these brokers, banks and other nominees may have different procedures than registered stockholders for processing the Transaction. If you hold your shares in “street name” with a bank, broker or other third party, and if you have any questions in this regard, we encourage you to contact your bank, broker or nominee.
Promptly after the effective date of the Transaction, we will send to each holder of record of our common stock, and to brokers, banks and other nominees, based on information we receive from them in response to our inquiries, for each owner of our common stock held in “street name,” instructions for surrendering any certificates held thereby representing shares of our common stock which will be converted to a right to receive cash as a result of the Transaction. Only holders of 7,999 or fewer shares of our common stock immediately prior the Transaction should surrender their shares. Holders of 8,000 or more shares should not surrender their shares. Such instructions will include a letter of transmittal to be completed and returned to the transfer agent by the holder of such certificates, together with such certificates. Our common stock acquired by us in connection with the Transaction will be held as treasury shares, retired or restored to the status of authorized but unissued shares.
Promptly after the transfer agent receives any surrendered certificate from a holder of 7,999 or fewer shares of our common stock immediately prior to the Transaction, together with a duly completed and executed letter of transmittal with respect thereto and such other documents as we may require, the Transfer Agent will deliver to the person payment in an amount equal to $1.15, without interest, for each pre-split share of common stock that is represented by the fractional share.
There will be no differences between the respective rights, preferences or limitations of our common stock prior to the Transaction and our common stock after the Transaction. There will be no differences with respect to dividend, voting, liquidation or other rights associated with our common stock.
DO NOT SEND SHARE CERTIFICATES TO THE COMPANY OR OUR TRANSFER AGENT UNTIL AFTER YOU HAVE RECEIVED A LETTER OF TRANSMITTAL AND ANY ACCOMPANYING INSTRUCTIONS.
No Appraisal or Dissenters’ Rights
Under Delaware law, our certificate of incorporation and our bylaws, no appraisal or dissenters’ rights are available to stockholders of the Company who vote against (or abstain from voting on) the Transaction. The presence or absence of appraisal rights did not influence the recommendations from the Special Committee and the Board regarding the Transaction, as none of the alternatives considered by the Special Committee (issuer tender offers and odd-lot tender offers) would have invoked appraisal rights.
Escheat Laws
The unclaimed property and escheat laws of each state provide that under circumstances defined in that state’s statutes, holders of unclaimed or abandoned property must surrender that property to the state. Persons whose shares are cashed out and whose addresses are unknown to us, or who do not return their stock certificates and request payment for their cashed-out shares, generally will have a certain period of years from the effective date of the Transaction in which to claim the cash payment payable to them. For example, with respect to stockholders whose last known addresses are in New York, as shown by our records, the period is three years. Following the expiration of that three-year period, the Unified Disposition of Unclaimed Property Act of New York would likely cause the cash payments to escheat to the State of New York. For stockholders who reside in other states or whose last known addresses, as shown by our records, are in states other than New York, such states may have abandoned property laws which call for such state to obtain either (i) custodial possession of property that has been unclaimed until the owner reclaims it; or (ii) escheat of such property to the state. Under the laws of such other jurisdictions, the “holding period” or the time period which must elapse before the property is deemed to be abandoned may be shorter or longer than three years. If we do not have an address for the holder of record of the shares, then unclaimed cash-out payments would be turned over to our state of incorporation, the State of Delaware, in accordance with its escheat laws.
Regulatory Approvals
The Company is not aware of any material governmental or regulatory approval required for completion of the Reverse Stock Split or the Forward Stock Split, other than compliance with the relevant federal securities laws and Delaware law.
Litigation
There is no ongoing litigation related to the Reverse Stock Split or the Forward Stock Split.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement, and the documents to which we refer you in this proxy statement, as well as information included in oral statements or other written statements made or to be made by us, includes forward-looking statements within the meaning of the U.S. federal securities laws. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including, but not limited to, statements regarding our future financial position, business strategy and plans and objectives of management for future operations. When used in this proxy statement, the words “believe,” “may,” “will,” “estimate,” “continue,” “plan,” “anticipate,” “intend,” “expect,” “could,” “predict,” “project,” “prospective” and similar expressions are intended to identify forward-looking statements, although the absence of such words does not necessarily mean that a statement is not forward-looking. These forward-looking statements are found at various places throughout this proxy statement and the other documents referred to or incorporated by reference and relate to a variety of matters, including, but not limited to: (i) the Company’s strategic plans and ability to complete and benefit from the Transaction; (ii) the expenses associated with the Transaction and the subsequent deregistration of our common stock under the Exchange Act and suspension of our duty to file periodic reports and other information with the SEC thereunder; (iii) the number of stockholders following the Transaction; and (iv) the Company’s financial condition, results of operations, capital resources and business prospects following the Transaction. These forward-looking statements are based on a number of assumptions and currently available information, and are subject to a variety of risks and uncertainties. Although the Company believes that the assumptions on which the forward-looking statements contained herein are based are reasonable, any of those assumptions could prove to be inaccurate given the inherent uncertainties as to the occurrence or nonoccurrence of future events. There is no assurance that the forward-looking statements contained in this proxy statement will prove to be accurate. These forward-looking statements speak only as of the date on which the statements were made, and we assume no obligation and do not intend to update these forward-looking statements, except as required by law. The inclusion of a forward-looking statement herein should not be regarded as a representation by the Company that its objectives will be achieved. The “safe-harbor” provisions of Section 27A of the Securities Act and Section 21E of the Exchange Act do not apply to going private transactions.

INFORMATION ABOUT THE COMPANY
Market Price of Common Stock
Our common stock is traded on the Nasdaq Capital Market under the symbol “DYSL.” The following table sets forth the high and low sales prices reported by the Nasdaq Capital Market for our common stock during the periods indicated:
	High	Low
Fiscal Year Ended September 30, 2019
First quarter	$1.30	$0.72
Second quarter	$1.15	$0.83
Third quarter (through May 13, 2019)	$1.22	$1.00
Fiscal Year Ended September 30, 2018
First quarter	$2.06	$1.13
Second quarter	$1.42	$1.13
Third quarter	$1.54	$1.20
Fourth quarter	$1.60	$1.28
Fiscal Year Ended September 30, 2017
First quarter	$1.43	$0.89
Second quarter	$1.50	$1.12
Third quarter	$1.48	$1.09
Fourth quarter	$1.35	$1.13
On May 1, 2019, the day before we announced the Transaction, and on the Record Date, the closing prices of our common stock on the Nasdaq Capital Market were $1.09 and $[•], respectively.
Dividends
We did not pay cash dividends during fiscal 2018 or 2017 and do not anticipate paying cash dividends in the foreseeable future.
Stockholders
As of April 17, 2019, there were approximately 265 holders of record of our common stock.
The Filing Person
The Company is the Filing Person for the purpose of the Transaction.
Stock Purchases by Filing Person
The Company has not purchased any shares of its common stock within the past two years.
Directors and Executive Officers
The business address for all of the Company’s directors and executive officers is 313 Washington Street, Suite 403, Newton, Massachusetts 02458 and the business telephone number of all of the Company’s directors and offices is (617) 668-6855.

The table below sets forth the names and ages of our current directors and executive officers. Our executive officers are elected annually by the Board to hold such office until an officer’s successor has been duly appointed and qualified, unless an officer sooner dies, resigns or is removed by the Board. Each of our directors holds his office until the next annual meeting of our stockholders or until their respective successors are duly elected and qualified.
Name	Age	Position	Date of Initial Appointment
Mr. Craig Dunham	63	Director	October 2004
Mr. Lawrence Fox	75	Director	February 2011
Dr. William Hagan	68	Lead Director	July 2012
Mr. David Kronfeld	71	Director	February 2010
Mr. Thomas Leonard	64	Director	February 2016
Mr. Alan Levine	75	Director	May 2013
Mr. Peter Sulick	68	Chairman, Chief Executive Officer & President	June 2008
Mr. Robert Bowdring	61	Chief Financial Officer	February 2016
Below is a brief description of the business experience of each director and executive officer and an indication of directorships held by each director in other companies subject to the reporting requirements under the Exchange Act.
Craig Dunham, 63, Director, invested in the Company and then joined the Company in October 2004 as President, Chief Executive Officer and a director. In May of 2011, Mr. Dunham retired from his management role at the Company and became Chief Executive Officer and Director of Applied Pulsed Power Inc., a pulsed power components and systems company near Ithaca, NY, a role he held until 2015. Beginning in March 2014, Mr. Dunham served as a consultant to the board of directors of LightPath Technologies (Nasdaq:LPTH) and he formally became a Director and member of the Audit Committee in April 2016. Since April 2015, he has done a variety of business and M&A consulting. Prior to joining the Company, Mr. Dunham spent approximately one year partnering with a private equity group to pursue acquisitions of mid-market manufacturing companies. From 2000 to 2003, he was Vice President/General Manager of the Tubular Division at Kimble Glass Corporation. From 1979 to 2000, he held progressively increasing leadership responsibilities at Corning Incorporated in manufacturing, engineering, commercial, and general management positions. At Corning, he delivered results in various glass and ceramics businesses including optics and photonics businesses. Mr. Dunham earned a Bachelor of Science in Mechanical Engineering and a Master of Business Administration from Cornell University.
Lawrence Fox, 75, Director, has been a member of the Board since February 2011. Mr. Fox currently serves as a partner at Schoeman Updike Kaufman & Gerber LLP, where he provides professional responsibility advice and expert witness testimony on lawyer standards of care and ethical obligations. From 1976 until 2017, Mr. Fox served as a partner and managing partner of Drinker Biddle & Reath LLP, where he specialized in securities and general commercial litigation and the counseling of law firms. Currently, he is a visiting lecturer of law and the Crawford Lecturer at Yale Law School. From 2007 to 2010 he was a lecturer on law at Harvard Law School. He was the I. Grant Irey, Jr. adjunct professor at Penn Law School from 2000 to 2008. He is the author of a long list of articles that have appeared in regional and national publications, covering a wide variety of subjects with particular emphasis on ethical issues and has written numerous book chapters relating to internal investigations, sanctions, expert witnesses and other topics. Mr. Fox currently serves as a director for Aberdeen Emerging Market Income Fund, Credit Suisse High Yield Bond Fund, Inc., and Credit Suisse Asset Management Income Fund, Inc. He has a B.A. degree from the University of Pennsylvania and a LLB from the University of Pennsylvania Law School.
William Hagan, Ph.D., 68, Lead Director, joined the Board of Directors in July 2012. Since 2011, Dr. Hagan has served as President of Hagan & Associates LLC. Prior to forming this consulting business, Dr. Hagan was the Acting Director of the Department of Homeland Security’s Domestic Nuclear Detection Office (DNDO) reporting to the Secretary of Homeland Security from December of 2009 until August of 2010. Before serving as Acting Director, Dr. Hagan was the DNDO’s Acting Deputy Director from January 2008 until December 2009. Prior to that position, Dr. Hagan served as Assistant Director for the Transformational and Applied Research Directorate. Prior to his four years of service at the DNDO, Dr. Hagan was a Senior Vice President at Science Applications International Corporation (SAIC). During a 30-year career at SAIC, his areas of emphasis included nuclear technology, telecommunications, optics, transportation, system integration, and technology assessments. Business roles included Group leadership, mergers and acquisitions, venture capital investment, and business development. Dr. Hagan received a bachelor’s degree in Engineering Physics, a master’s degree in Physics, and a master’s degree in Nuclear Engineering from the University of Illinois at Urbana. He received his Ph.D. in Physics from the University of California at San Diego.
David Kronfeld, 71, Director, has been a member of the Board since February 2010. Mr. Kronfeld founded JK&B Capital (JK&B) in 1996, a venture capital firm focused in the software, information technology, and communications markets with over $1.1 billion of cumulative capital under management, where he continues to work. Mr. Kronfeld is an experienced venture capital investor and telecommunications industry executive with over 30 years of experience. Prior to forming JK&B, Mr. Kronfeld was a General Partner at Boston Capital Ventures (BCV) where he focused on making venture capital investments in telecommunications and software companies. Before joining BCV, Mr. Kronfeld was Vice President of Acquisitions and Venture Investments with Ameritech where he was responsible for directing venture capital investments in a broad array of telecommunications-related companies and all of Ameritech’s mergers and acquisitions activities. In addition, Mr. Kronfeld was a Senior Manager at Booz Allen & Hamilton and a Systems Analyst at Electronic Data Systems (E.D.S.). He has served on four public company boards, thirty private company boards, and currently sits on the board of directors of NeuLion, Inc., a public IPTV company. Mr. Kronfeld earned a Bachelor of Science in Electrical Engineering with high honors and a Master of Science in Computer Science from Stevens Institute of Technology, and a Master of Business Administration from The Wharton School of Business.
Thomas C. Leonard, 64, Director, has been a member of the Board since February 2016. Mr. Leonard joined the Company as Chief Financial Officer in January of 2013 and retired from that position in January of 2016. Mr. Leonard is a member of the board of directors, chairman of the audit committee and a member of the compensation committee of Kadant Corp., a publicly traded manufacturing company based in Westford, MA. Mr. Leonard served as Chief Financial Officer for Pennichuck Corp, a publicly traded water utility company, from 2008 until 2013. He served as Vice President of CRA International from 2006 to 2008, and as Managing Director for Huron Consulting Group from 2002 to 2006. From 1987 to 2002, Mr. Leonard held positions of increasing responsibility at Arthur Andersen LLP, ending his time there as Partner in Charge of Audit Division. Mr. Leonard is a Certified Public Accountant and has a Bachelor of Arts in Accounting.
Alan Levine, 75, Director, joined the Board of Directors in May 2013. Mr. Levine was Vice President and Chief Financial Officer of the Graduate Management Admission Council from 2007 to 2011. From 1998 to 2007, Mr. Levine served in a number of Chief Financial Officer and Financial Consultant roles, largely in technology-based companies. Mr. Levine was a Partner with Ernst & Young LLP from 1986 to 1998. Prior to serving in the Partner role, Mr. Levine was an Audit Principal, Audit Manager, and Audit Senior during twenty-four years with Ernst & Young. His areas of business expertise include entrepreneurial services, venture capital financing, initial public offerings, and accounting and financial education. He currently serves as a director and Audit Committee member for RBC Bearings Incorporated. Mr. Levine received his Master of Accounting from the University of Arizona and a Bachelor of Arts from the University of Vermont. Mr. Levine was a Certified Public Accountant for 30 years.
Peter Sulick, 68, Chairman, Chief Executive Officer and President, joined the Board in June 2008. Mr. Sulick is currently President and Chief Executive Officer of AmeriSite, LLC, a family-owned real estate development and investment company, which he founded in 1998. From 2009 until 2016, Mr. Sulick served on the board of Prism Microwave. During that time, he served as Chairman and Chief Executive Officer. Prism was founded in 2008 and provided RF conditioning products for the mobile wireless infrastructure industry. From 1985 until 2002, Mr. Sulick founded and led telecommunications companies that were later acquired by Nextel and T-Mobile. In the early part of his career, Mr. Sulick was a principal financial officer for Cablevision Systems and has also held several senior-level financial positions in the Communications Operations Group of ITT. He began his career in the audit department at Arthur Andersen & Co., in

New York City following graduate school. He is a certified public accountant who earned a Master of Business Administration in finance from the University of Massachusetts and a Bachelor of Science in Business Administration from The Citadel and was recently awarded an Honorary Doctorate in Entrepreneurship from The Citadel.
Robert J. Bowdring, 61, joined the Company as Corporate Controller in March 2013. Mr. Bowdring became the Company’s Chief Financial Officer in February of 2016. Mr. Bowdring is a member of the board of directors, acting CFO, treasurer, and secretary of INVO Bioscience, a small publicly traded infertility medical device company based in Medford, MA. Mr. Bowdring served as the Chief Financial Officer for INVO Bioscience from 2008 until 2013. He served as Chief Financial Officer of Cyphermint, Inc. from 2003 to 2008, and as Vice President and Corporate Controller for Lifeline Systems from 1989 to 2003. Prior to 1989, Mr. Bowdring held positions of increasing responsibility at Remanco, Inc., Warburton’s Inc., Cyborg Corporation, and Technogenics, Inc. Mr. Bowdring has a Bachelor of Arts in Accounting from the University of Massachusetts.
Security Ownership of Certain Beneficial Owners
The following table sets forth certain information regarding beneficial ownership of shares of our common stock, as of May 1, 2019, (a) by each of the Company’s current directors and executive officers, (b) all executive officers and directors as a group, and (c) each person known to the Company to own beneficially more than 5% of the Company’s shares of common stock. Except as otherwise noted, to our knowledge, the persons identified have sole voting and investment powers with respect to their shares except to the extent authority is shared by spouses under applicable law. As of May 1, 2019, there were 17,541,300 shares of common stock of the Company issued and outstanding. Except as otherwise indicated, the address of each beneficial holder is c/o Dynasil Corporation of America, 313 Washington Street, Suite 403, Newton, MA 02458.
Name	Number of Shares Beneficially Owned(1)	Percentage of Class
Peter Sulick(5)	3,358,730	19.15%
Craig Dunham(2)	2,057,172	11.73%
The Gerald Entine 1988 Family Trust, 6747 Diversity Road, Middleton, WI 53562(5)	1,396,325	7.96%
Lawrence Fox(3)(5)	278,552	1.59%
David Kronfeld	312,465	1.78%
Thomas Leonard	219,070	1.25%
William Hagan(4)(5)	183,771	*
Alan Levine	150,938	*
Robert Bowdring	67,558	*
All Directors and Executive Officers as a group (8 persons)(1)	6,628,256	37.79%

*
Represents beneficial ownership of less than 1% of the outstanding shares of common stock.

(1)
The numbers and percentages shown include shares of common stock that the identified person has a right to acquire within 60 days of May 1, 2019. In calculating the percentage of ownership, such shares are deemed to be outstanding for the purpose of computing the percentage share of common stock owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage share of common stock owned by any other stockholders. The number of shares outstanding on May 1, 2019 was 17,541,300.

(2)
Includes 1,000,000 shares of common stock held by the Dunham Family Limited Liability Company of which Mr. Dunham is the sole managing member.

(3)
Includes options to purchase 95,602 shares of the Company’s common stock at $1.80 per share that expire January 31, 2020.

(4)
Includes shares held in the name of his family trust of which he is a trustee.

(5)
As of May 1, 2019, Mr. Sulick and family owned the equivalent of 11.4% of the Company’s Xcede Technologies, Inc. subsidiary’s (“Xcede”) outstanding common stock, Mr. Fox owned the equivalent of 1.7% of Xcede’s outstanding common stock, Dr. Hagan owned the equivalent of 0.3% of Xcede’s outstanding common stock, and The Gerald Entine 1988 Family Trust owned the equivalent of 1.1% of Xcede’s outstanding common stock.

MEETING AND VOTING INFORMATION
Outstanding Voting Securities and Voting Rights.   Only holders of record of our common stock at the close of business on [•], 2019 (the “Record Date”) will be entitled to notice of, and to vote at, the Special Meeting or any adjournments or postponements of the Special Meeting. On the Record Date, [•] shares of our common stock were issued and outstanding.
Information Concerning Proxies; Revocation of Proxies.   Sending in a signed proxy will not affect your right to attend the Special Meeting and vote in person since the proxy is revocable. All proxies which are properly completed, signed and returned to us prior to the Special Meeting, and which have not been revoked, unless otherwise directed by you, will be voted in accordance with the recommendations of the Board of Directors set forth in this proxy statement. You may revoke your proxy at any time before it is voted either by
•
filing a written notice of revocation of any prior delivered proxy or a duly executed proxy bearing a later date, with our Corporate Secretary, in each case at our principal executive office (313 Washington Street, Suite 403, Newton, MA 02458); or

•
attending the Special Meeting, filing a written notice of revocation of your proxy with our Corporate Secretary, and voting in person (although attendance at the meeting will not, by itself, revoke a proxy).

Solicitation.   The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional solicitation materials furnished to stockholders. Copies of the solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to those beneficial owners. Our officers, directors and employees may also solicit proxies by telephone or other means. Upon request, we will pay the reasonable expenses incurred by record holders of our common stock who are brokers, dealers, banks or voting trustees, or their nominees, for sending proxy materials to the beneficial owners of the shares they hold of record. We have retained the services of Alliance Advisors LLC to aid in the solicitation of proxies. We expect that we will pay Alliance Advisors LLC fees of approximately $7,000 in the aggregate, plus reasonable out-of-pocket expenses incurred in the process of soliciting proxies. We have agreed to indemnify Alliance Advisors LLC against certain liabilities relating to or arising out of their engagement.
Quorum.   The presence, in person or represented by proxy, of the holders of a majority of the issued and outstanding shares of our common stock will constitute a quorum for the transaction of business at the Special Meeting. The affirmative vote of the majority of outstanding shares of our common stock, entitled to vote at the Special Meeting is required to approve each of the Reverse Stock Split proposal and to approve the Forward Stock Split proposal. The affirmative vote of the majority of the shares of our common stock present in person or represented by proxy at the Special Meeting and entitled to vote at the Special Meeting is required for the adoption of the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Transaction. Abstentions are counted as present for the purpose of determining the presence of a quorum, but broker non-votes are not.
Abstentions and Broker Non-Votes.   An abstention occurs when a stockholder attends a meeting, either in person or by proxy, but abstains from voting. Abstentions will be included in the calculation of the number of shares of our common stock represented at the Special Meeting for purposes of determining whether a quorum has been achieved. Abstaining from voting will have the same effect as a vote “AGAINST” the Transaction and “AGAINST” the proposed to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Transaction.
A broker “non-vote” occurs when a nominee, such as a bank or broker, holding shares for a beneficial owner, does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in “street name” on the proposals to be voted at the Special Meeting. Therefore, if you fail to issue voting instructions to your broker, bank or other nominee, broker non-votes will have the same effect as a vote “AGAINST” the Transaction but will not have any effect on the vote for the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Transaction. We, therefore, encourage you to provide voting instructions to the brokers, bankers or other nominees that hold your shares of common stock by carefully following the instructions provided on your proxy card.
Although stockholders will be voting separately on the Reverse Stock Split and the Forward Stock Split, the Company will not effect either the Reverse Stock Split or the Forward Stock Split unless the proposals to approve the Reverse Stock Split and the Forward Stock Split are approved by stockholders.
Adjournment or Postponement.   The Special Meeting may be adjourned or postponed. Any adjournment may be made without notice, other than by an announcement made at the Special Meeting. Any adjournment or postponement of the Special Meeting will allow our stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned or postponed.

FINANCIAL INFORMATION
Summary Historical Financial Information
The following summary of consolidated financial information was derived from our audited consolidated financial statements as of and for each of the years ended September 30, 2018 and 2017 and from our unaudited consolidated interim financial statements as of and for the six months ended March 31, 2019 and 2018. This financial information is only a summary and should be read in conjunction with our historical financial statements and the accompanying footnotes. Please see the information set forth below under the captions “Where You Can Find More Information” and “Documents Incorporated By Reference.”
	Fiscal Year Ended September 30		Six Months Ended March 31
	2018	2017	2019	2018
			(unaudited)
Consolidated Statements of Operations and Comprehensive Income (Loss):
Net revenue	$40,681,000	$37,284,000	$21,560,000	$19,443,000
Cost of revenue	25,445,000	23,386,000	13,510,000	11,958,000
Gross profit	15,236,000	13,898,000	8,050,000	7,485,000
Operating expenses:
Sales and marketing	1,336,000	1,152,000	875,000	667,000
Research and development	823,000	903,000	324,000	524,000
General and administrative	12,733,000	12,365,000	6,652,000	6,418,000
(Gain) loss on sale of assets	—	60,000	—	—
Impairment of long-lived assets	182,000	—	—	—
Total operating expenses	15,074,000	14,480,000	7,851,000	7,609,000
Income (loss) from operations	162,000	(582,000)	199,000	(124,000)
Interest expense, net	180,000	212,000	88,000	88,000
Income (loss) before taxes	(18,000)	(794,000)	111,000	(212,000)
Income tax (benefit)	(1,608,000)	(2,741,000)	141,000	(595,000)
Net income (loss)	1,590,000	1,947,000	(30,000)	383,000
Less: Net income (loss) attributable to noncontrolling interest	(170,000)	(246,000)	(13,000)	(108,000)
Net income (loss) attributable to common stockholders	$1,760,000	$2,193,000	$(17,000)	$491,000
Net income (loss)	$1,590,000	$1,947,000	(30,000)	383,000
Other comprehensive income (loss):
Foreign currency translation	(161,000)	160,000	4,000	257,000
Total comprehensive income (loss)	1,429,000	2,107,000	(26,000)	640,000
Less: comprehensive income (loss) attributable to noncontrolling interest	(170,000)	(246,000)	(13,000)	(108,000)
Total comprehensive income (loss) attributable to common stockholders	$1,599,000	$2,353,000	$(13,000)	$748,000
Basic net income (loss) per common share	$0.10	$0.13	$(0.00)	$0.03
Diluted net income (loss) per common share	$0.10	$0.13	$(0.00)	$0.03
Weighted average shares outstanding
Basic	17,161,825	16,909,412	17,379,113	17,090,530
Diluted	17,171,523	16,911,504	17,379,113	17,090,530

	As of September 30, 2018	As of March 31, 2019
		(unaudited)
Consolidated Balance Sheet:
ASSETS
Current Assets
Cash and cash equivalents	$2,327,000	$350,000
Accounts receivable, net of allowances of $262,000 and $200,000 at September 30, 2018 and 2017, respectively	4,069,000	3,950,000
Costs in excess of billings and unbilled receivables	1,215,000	2,572,000
Inventories, net of reserves	4,106,000	4,525,000
Prepaid expenses and other current assets	664,000	847,000
Total current assets	12,381,000	12,244,000
Property, Plant and Equipment, net	8,098,000	8,020,000
Other Assets
Intangibles, net	755,000	701,000
Deferred tax asset, net	4,333,000	4,198,000
Goodwill	5,900,000	5,900,000
Security and other deposits	65,000	79,000
Total other assets	11,053,000	10,878,000
Total Assets	$31,532,000	$31,142,000
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Equipment line of credit	$—	$484,000
Current portion of long-term debt	1,246,000	1,307,000
Capital lease obligations, current portion	40,000	33,000
Accounts payable	2,355,000	2,218,000
Deferred revenue	253,000	25,000
Accrued expenses and other liabilities	2,803,000	2,469,000
Total current liabilities	6,697,000	6,536,000
Long-term Liabilities
Long-term debt, net of current portion	2,075,000	1,660,000
Capital lease obligations, net of current portion	52,000	38,000
Deferred tax liability, net	205,000	205,000
Other long-term liabilities	175,000	180,000
Total long-term liabilities	2,507,000	2,083,000
Stockholders’ Equity
Common Stock, $0.0005 par value, 40,000,000 shares authorized, 18,152,074 and 17,893,763 shares issued, 17,341,914 and 17,083,603 shares outstanding at September 30, 2018 and 2017, respectively	9,000	9,000
Additional paid in capital	21,865,000	22,060,000
Accumulated other comprehensive income (loss)	(700,000	(696,000)
Retained earnings (accumulated deficit)	841,000	862,000
Less 810,160 shares of treasury stock – at cost	(986,000	(986,000)
Total Dynasil stockholders’ equity	21,029,000	21,249,000
Noncontrolling interest	1,299,000	1,274,000
Total stockholders’ equity	22,328,000	22,523,000
Total Liabilities and Stockholders’ Equity	$31,532,000	$31,142,000

Pro Forma Consolidated Financial Statements (Unaudited)
The following unaudited pro forma consolidated balance sheet as of March 31, 2019 and the unaudited pro forma consolidated statements of operations for the fiscal year ended September 30, 2018 and for the six months ended March 31, 2019 show the pro forma effect of the Transaction. The historical amounts as of and for the six months ended March 31, 2019 were derived from the Company’s unaudited consolidated financial statements that were included in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2019. The historical amounts for the fiscal year ended September 30, 2018 were derived from the Company’s audited consolidated financial statements that were included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2018.
The pro forma information below gives effect to the Transaction based on non-recurring expenses incurred and the impact of additional borrowing to effect the Transaction. The Reverse Stock Split assumes that 1,448,000 shares are purchased at a price of  $1.15 per share. Pro forma adjustments to the pro forma consolidated balance sheet are computed as if the Transaction had occurred at March 31, 2019, while the pro forma consolidated statements of operations are computed as if the Transaction had occurred at the beginning of the periods.
The pro forma information is not necessarily indicative of what the Company’s financial position or results of operations actually would have been if the Transaction had occurred as of the dates presented, or of the Company’s financial position or results of operations in the future.
The unaudited pro forma financial statements should be read in conjunction with the historical financial statements and accompanying footnotes included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2018, and in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2019, which are incorporated by reference in this proxy statement.

DYNASIL CORPORATION OF AMERICA
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF MARCH 31, 2019
	As of March 31, 2019
	2019	Pro Forma Adjustments	As Adjusted
ASSETS
Current Assets
Cash and cash equivalents	350,000	(215,000)(1)	135,000
Accounts receivable, net of allowances of $262,000 and $200,000 at September 30, 2018 and 2017, respectively	3,950,000		3,950,000
Contract Assets	19,000		19,000
Costs in excess of billings and unbilled receivables	2,553,000		2,553,000
Inventories, net of reserves	4,525,000		4,525,000
Prepaid expenses and other current assets	847,000		847,000
Total current assets	12,244,000	(215,000)	12,029,000
Property, Plant and Equipment, net	8,020,000		8,020,000
Other Assets
Intangibles, net	701,000		701,000
Deferred tax asset, net	4,198,000		4,198,000
Goodwill	5,900,000		5,900,000
Long term contract assets	26,000		26,000
Security and other deposits	53,000		53,000
Total other assets	10,878,000		10,878,000
Total Assets	31,142,000	(215,000)	30,927,000
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Equipment line of credit	484,000		484,000
Current portion of long-term debt	1,307,000	2,100,000(2)	3,407,000
Capital lease obligations, current portion	33,000		33,000
Accounts payable	2,218,000		2,218,000
Contract Liabilities	25,000		25,000
Accrued expenses and other liabilities	2,469,000		2,469,000
Total current liabilities	6,536,000	2,100,000	8,636,000
Long-term Liabilities
Long-term debt, net of current portion	1,660,000		1,660,000
Capital lease obligations, net of current portion	38,000		38,000
Deferred tax liability, net	205,000		205,000
Other long-term liabilities	180,000		180,000
Total long-term liabilities	2,083,000		2,083,000
Stockholders’ Equity
Common Stock, $0.0005 par value, 40,000,000 shares authorized, 18,152,074 and 17,893,763 shares issued, 17,341,914 and 17,083,603 shares outstanding at September 30, 2018 and 2017, respectively	9,000		9,000
Additional paid in capital	22,060,000		22,060,000
Accumulated other comprehensive income (loss)	(696,000)		(696,000)
Retained earnings (accumulated deficit)	862,000	(650,000)(3)	212,000
Less 810,160 shares of treasury stock – at cost	(986,000)	(1,665,000)(2)	(2,651,000)
Total Dynasil stockholders’ equity	21,249,000	(2,315,000)	18,934,000
Noncontrolling interest	1,274,000		1,274,000
Total stockholders’ equity	22,523,000		20,208,000
Total Liabilities and Stockholders’ Equity	31,142,000	(215,000)	30,927,000

DYNASIL CORPORATION OF AMERICA
PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT
FOR SIX MONTHS ENDED MARCH 31, 2019
	For the Six Months Ended March 31, 2019
	Historical	Pro Forma Adjustments	As Adjusted
Net revenue	21,560,000		21,560,000
Cost of revenue	13,510,000		13,510,000
Gross profit	8,050,000		8,050,000
Operating expenses:
Sales and marketing	875,000		875,000
Research and development	324,000		324,000
General and administrative	6,652,000	(453,000)(4)	6,199,000
(Gain) loss on sale of assets
Impairment of long-lived assets
Total operating expenses	7,851,000	(453,000)	7,398,000
Income (loss) from operations	199,000	453,000	652,000
Interest expense, net	88,000	58,000(5)	146,000
Income (loss) before taxes	111,000	395,000	506,000
Income tax (benefit)	141,000	141,000(6)	282,000
Net income (loss)	(30,000)	254,000	224,000
Less: Net income (loss) attributable to noncontrolling interest	(13,000)		(13,000)
Net income (loss) attributable to common stockholders	(17,000)	254,000	237,000
Net income (loss)	(30,000)	254,000	224,000
Other comprehensive income (loss):
Foreign currency translation	4,000		(4,000)
Total comprehensive income (loss)	(34,000)	254,000	220,000
Less: comprehensive income (loss) attributable to noncontrolling interest	(13,000)		(13,000)
Total comprehensive income (loss) attributable to common stockholders	(21,000)	254,000	233,000
Basic net income (loss) per common share	(0)		0.01
Diluted net income (loss) per common share	(0)		0.01
Weighted average shares outstanding
Basic	17,379,113	(1,448,052)(7)	15,931,061
Diluted	17,379,113	(1,448,052)(7)	15,931,061

DYNASIL CORPORATION OF AMERICA
PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT
FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2018
	Fiscal Year Ended September 30, 2018
	2018	Pro Forma Adjustments	As Adjusted
Net revenue	$40,681,000		$40,681,000
Cost of revenue	25,445,000		25,445,000
Gross profit	15,236,000		15,236,000
Operating expenses:
Sales and marketing	1,336,000		1,336,000
Research and development	823,000		823,000
General and administrative	12,733,000	(861,000)(8)	11,872,000
(Gain) loss on sale of assets
Impairment of long-lived assets	182,000		182,000
Total operating expenses	15,074,000	(861,000)	14,213,000
Income (loss) from operations	162,000	861,000	1,023,000
Interest expense, net	180,000	116,000(9)	296,000
Income (loss) before taxes	(18,000)	745,000	727,000
Income tax (benefit)	(1,608,000)	194,000(6)	(1,414,000)
Net income (loss)	1,590,000	551,000	2,141,000
Less: Net income (loss) attributable to noncontrolling interest	(170,000)		(170,000)
Net income (loss) attributable to common stockholders	1,760,000	551,000	2,311,000
Net income (loss)	1,590,000	551,000	2,141,000
Other comprehensive income (loss):
Foreign currency translation	(161,000)		(161,000)
Total comprehensive income (loss)	1,429,000	551,000	1,980,000
Less: comprehensive income (loss) attributable to noncontrolling interest	(170,000)		(170,000)
Total comprehensive income (loss) attributable to common stockholders	1,599,000	551,000	2,150,000
Basic net income (loss) per common share	0.10		0.14
Diluted net income (loss) per common share	0.10		0.14
Weighted average shares outstanding
Basic	17,161,825	(1,448,000)(7)	15,713,825
Diluted	17,171,523	(1,448,000)(7)	15,723,523

(1)
Represents the impact on the March 31, 2019 historical balance sheet of cash used by the Company for non-recurring transaction costs associated with the Transaction.

(2)
Represents the impact on the March 31, 2019 historical balance sheet of cash borrowed under the Company’s credit facility to effect the Reverse Stock Split. The estimated cash payout is approximately $1,665,000 for the shares subject to the Reverse Stock Split, and $650,000 for the remaining non-recurring costs and expenses associated with the Reverse Stock Split.

(3)
Accumulated deficit is increased by $650,000 for the remaining non-recurring costs and expenses as of March 31, 2019 related to the Reverse Stock Split, all of which represents transaction costs of the Reverse Stock Split.

(4)
Reflects the cost savings estimated to be realized as a result of no longer being a public company of approximately $453,000 expensed through March 31, 2019. These costs include accounting, legal, filing, printing, and other expenses and are based on historical costs.

(5)
Increased interest costs of approximately $57,750 for the 6-month period ended March 31, 2019 at an assumed interest rate of 5.5% on the estimated $2,100,000 of the Company’s revolving line of credit used to effect the Reverse Stock Split.

(6)
Represents an estimate of the additional taxes paid due to the increase in net income. Note that there is no impact to the March 31, 2019 pro forma consolidated balance sheet because of the balance sheet assumption that the Transaction occurred at March 31, 2019.

(7)
Pro forma basic and diluted weighted outstanding shares are adjusted based on the assumed redemption of 1,448,052 shares for cash.

(8)
Reflects the cost savings estimated to be realized as a result of no longer being a public company of approximately $861,000 expensed through September 30, 2018. These costs include accounting, legal, filing, printing, and other expenses and are based on historical costs.

(9)
Increased interest costs of approximately $115,500 for the fiscal year ended September 30, 2018 at an assumed interest rate of 5.5% on the estimated $2,100,000 of the Company’s revolving line of credit used to effect the Reverse Stock Split.

STOCKHOLDER PROPOSALS
The following information is being provided in the event that the Transaction is not consummated and our common stock is not deregistered under the Exchange Act.
Stockholders interested in submitting a proposal for consideration at the Company’s annual meeting of stockholders in 2020 may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934 and the Company’s by-laws. To be eligible for inclusion in the Company’s proxy materials for the annual meeting in 2020, stockholder proposals must be received by the Company’s Corporate Secretary no later than September 18, 2019. A stockholder who wishes to make a proposal at the 2020 annual meeting, but does not wish to have the proposal included in the proxy statement for that meeting, must give notice of the proposal to us no later than December 2, 2019 in order for the notice to be considered timely under Rule 14a-4(c) of the SEC.
WHERE YOU CAN FIND MORE INFORMATION
The Transaction is a “going private” transaction subject to Rule 13e-3 of the Exchange Act. The Company has filed a Rule 13e-3 Transaction Statement on Schedule 13E-3 under the Exchange Act with respect to the Transaction. The Schedule 13E-3 contains additional information about the Company. Copies of the Schedule 13E-3 are available for inspection and copying at the principal executive offices of the Company during regular business hours by any interested stockholder of the Company, or a representative who has been so designated in writing, and may be inspected and copied, or obtained by mail, by written request directed to Patricia M. Kehe, the Company’s Corporate Secretary, at the following address: 313 Washington Street, Suite 403, Newton, Massachusetts 02458.
The Company is currently subject to the information requirements of the Exchange Act and files periodic reports, proxy statements and other information with the SEC relating to its business, financial and other matters. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
In our filings with the SEC, information is sometimes incorporated by reference. This means that we are referring you to information that we have filed separately with the SEC. The information incorporated by reference should be considered part of this proxy statement, except for any information superseded by information contained directly in this proxy statement or in any other subsequently filed document.
This proxy statement incorporates by reference the following documents that we have previously filed with the SEC. They contain important information about us and our financial condition.
•
our Annual Report on Form 10-K for the fiscal year ended September 30, 2018;

•
our Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 2018 and March 31, 2019; and

•
our Current Reports on Form 8-K filed with the SEC on January 11, 2019, March 1, 2019, April 9, 2019 and May 2, 2019.

We are delivering to you with this proxy statement copies of our Annual Report on Form 10-K for the fiscal year ended September 30, 2018 and our Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 2018 and March 31, 2019.
Without limiting the foregoing, this proxy statement incorporates by reference our financial statements that are contained in certain documents that we have previously filed with the SEC, as follows:
•
our audited Consolidated Balance Sheets as of September 30, 2018 and 2017, our audited Consolidated Statements of Operations and Comprehensive Income (Loss) for the fiscal years ended September 30, 2018 and 2017, our audited Consolidated Statements of Changes in Stockholders’ Equity for the fiscal years ended September 30, 2018 and 2017, our audited Consolidated Statements of Cash Flows for the fiscal years ended September 30, 2018 and 2017 and the Notes to our audited Consolidated Financial Statements, in each case that are contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2018; and

•
our unaudited Consolidated Balance Sheets as of December 31, 2018 and September 30, 2018, our unaudited Consolidated Statements of Operations and Comprehensive Income (Loss) for the three months ended December 31, 2018 and 2017, our unaudited Consolidated Statements of Changes in Stockholders’ Equity for the three months ended December 31, 2018 and 2017, our unaudited Consolidated Statements of Cash Flows for the three months ended December 31, 2018 and 2017, and the Notes to our unaudited Consolidated Financial Statements, in each case that are contained in our Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2018.

•
our unaudited Consolidated Balance Sheets as of March 31, 2019 and September 30, 2018, our unaudited Consolidated Statements of Operations and Comprehensive Income (Loss) for the six months ended March 31, 2019 and 2018, our unaudited Consolidated Statements of Changes in Stockholders’ Equity for the six months ended March 31, 2019 and 2018, our unaudited Consolidated Statements of Cash Flows for the six months ended March 31, 2019 and 2018, and the Notes to our unaudited Consolidated Financial Statements, in each case that are contained in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2019.

We will provide, without charge, upon the written or oral request of any person to whom this proxy statement is delivered, by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all information that has been incorporated by reference, without exhibits unless such exhibits are also incorporated by reference in this proxy statement. You may obtain a copy of these documents and any amendments thereto by written request addressed to Patricia M. Kehe, the Company’s Corporate Secretary, at the following address: 313 Washington Street, Suite 403, Newton, Massachusetts 02458. These documents are also included in our SEC filings, which you can access electronically at the SEC’s website located at http://www.sec.gov.

We have not authorized anyone to give any information or make any representation about the Transaction or us that differs from, or adds to, the information in this proxy statement or in our documents that are publicly filed with the SEC. If anyone does give you different or additional information, you should not rely on it.
By Order of the Board of Directors
Patricia M. Kehe, Corporate Secretary
[•], 2019

Annex A
CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
DYNASIL CORPORATION OF AMERICA
The Corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:
1. The name of the Corporation is Dynasil Corporation of America.
2. Article FOURTH of the Certificate of Incorporation of the Corporation (hereinafter called the “Certificate of Incorporation”) is hereby amended by inserting the following paragraph:
“Without regard to any other provision of this Certificate of Incorporation, each 8,000 shares of Common Stock of the Corporation, either issued and outstanding or held by the Corporation as treasury stock, immediately prior to the time this amendment becomes effective shall be and is automatically reclassified and changed (without any further act) into one (1) fully paid and nonassessable share of Common Stock of the Corporation without increasing or decreasing the amount of stated capital or paid-in surplus of the Corporation, provided that no fractional shares shall be issued to any holder of fewer than 8,000 shares of Common Stock of the Corporation immediately prior to the time this amendment becomes effective, and that instead of issuing such fractional shares, the Corporation shall pay an amount in cash equivalent to $1.15 per share of Common Stock of the Corporation held by such holder immediately prior to the time this amendment becomes effective.”
3. This amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law and shall become effective at [•], Eastern time, on [•], 2019.
IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed this [•] day of [•], 2019.
DYNASIL CORPORATION OF AMERICA
By:
Name:
Title:
A-1

Annex B
CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
DYNASIL CORPORATION OF AMERICA
The Corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:
1. The name of the Corporation is Dynasil Corporation of America.
2. Article FOURTH of the Certificate of Incorporation of the Corporation (hereinafter called the “Certificate of Incorporation”) is hereby amended by deleting the second paragraph in its entirety and replacing it with the following:
“Without regard to any other provision of this certificate of incorporation, each one (1) share of Common Stock of the Corporation, either issued and outstanding or held by the Corporation as treasury stock (and including each fractional share in excess of one (1) share held by any stockholder and each fractional interest in excess of one (1) share held by the Corporation or its agent pending disposition on behalf of those entitled thereto), immediately prior to the time this amendment becomes effective shall be and is automatically reclassified and changed (without any further act) into 8,000 fully paid and nonassessable shares of Common Stock of the Corporation (or, with respect to such fractional shares and interests, such lesser number of shares and fractional shares or interests as may be applicable based upon such 8,000-for-1 ratio) without increasing or decreasing the amount of stated capital or paid-in surplus of the Corporation, provided that no fractional shares shall be issued.”
3. This amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 242 of the Delaware General Corporation Law and shall become effective at [•], Eastern time, on [•], 2019.
IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed this [•] day of [•], 2019.
DYNASIL CORPORATION OF AMERICA
By:
Name:
Title:
B-1

Annex C
May 1, 2019
The Special Committee of the Board of Directors
The Board of Directors
Dynasil Corporation of America
313 Washington Street Suite 403
Newton, Massachusetts 02458
Members of the Special Committee and the members of the Board of Directors:
You have requested our opinion as to the fairness, from a financial point of view, to unaffiliated stockholders of the outstanding common stock, par value $0.0005 (the “Common Stock”), of Dynasil Corporation of America (the “Company”), a Delaware corporation, of the consideration to be paid to stockholders in the proposed Transaction pursuant to the draft of the proxy statement, dated as of April 29, 2019.
We understand that the Company intends to effect a 1-for-8000 reverse stock split of the Common Stock, which would then be immediately followed by an 8000-for-1 forward stock split thereof  (the “Reverse/Forward Stock Split”). It is our further understanding that, following the Reverse/Forward Stock Split, the Company intends to delist the Common Stock from the NASDAQ and deregister the Common Stock under the Securities Exchange Act of 1934, as amended (in conjunction with the Reverse/ForwardStock Split and the Cash Payment, the “Transaction”). As a result of the Transaction, each stockholder owning less than 8000 shares of Common Stock before the Transaction (but not those holding 8000 shares or more) would receive from the Company $1.15 in cash for each share of Common Stock held by such stockholder as of immediately prior to the effectiveness of the Reverse/Forward Stock Split (the “Cash Payment”).
In connection with our review of the Transaction and the preparation of our opinion herein, we have, among other things:
•
reviewed the financial terms and conditions of the Transaction, including the description thereof contained in the draft proxy statement provided to us on April 29, 2019;

•
reviewed certain publicly available business and financial information relating to the Company that we deemed to be relevant, including the annual reports on Form 10-K filed by the Company for the years ended September 30, 2016, 2017, and 2018 and the Form 10-Qs filed by the Company for each of the three month periods ended December 31, 2017, March 30, 2018, June 30, 2018 and December 31, 2018;

•
reviewed certain non-public historical financial statements and other non-public historical financial and operating data relating to the Company prepared and furnished to us by the management of the Company;

•
reviewed certain non-public projected financial and operating data relating to the Company prepared and furnished to us by the management of the Company;

•
discussed the past and current operations, the current financial condition, and the financial projections and prospects of the Company with its management (including their views on the risks and uncertainties of achieving such projections);

•
reviewed the reported prices and the historical trading activity of the Company’s Common Stock;

The Special Committee of the Board of Directors
The Board of Directors
Dynasil Corporation of America
May 1, 2019

•
compared the financial performance of the Company and its stock market trading multiples with those of certain other publicly traded companies that we deemed relevant;

•
compared the financial performance of the Company and the valuation multiples relating to the Offer with those of certain other business combinations that we deemed relevant; and

•
performed other such analyses and considered such other factors as we deemed appropriate.

With your consent, we have assumed and relied upon the accuracy and completeness of all information that was publicly available or was supplied or otherwise made available to us by the Company or any other party, and we have undertaken no duty or responsibility to verify independently any of such information. We have not made or obtained an independent appraisal of the assets or liabilities (contingent or otherwise) of the Company. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with us, we have, with your consent, assumed that such forecasts and other information and data have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management, and we have relied upon each party to advise us promptly if any information previously provided became inaccurate or was required to be updated during the period of our review. We have assumed that the final terms of the Transaction will be substantially similar to the terms summarized in the draft of the proxy statement. We have assumed that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Transaction will be obtained without any material delay, limitation, restriction or condition that would have an adverse effect on the Company.
Our opinion is based upon market, economic, financial and other circumstances and conditions existing and disclosed to us as of May 1, 2019 and any material change in such circumstances and conditions would require a reevaluation of this opinion, which we are under no obligation to undertake.
Our opinion is limited to the fairness of the Cash Payment, from a financial point of view, to the unaffiliated stockholders. We express no opinion as to the underlying business decision to support the Transaction, the structure or tax consequences of the Transaction or the availability or advisability of any alternative business strategies. We express no opinion as to the fairness of any consideration paid in connection with the proposed Transaction to the holders of any other class of securities, creditors or other constituencies of the Company. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the proposed Transaction, or any class of such persons, relative to the Cash Payment to be received by the stockholders or with respect to the fairness of any such compensation. We are expressing no opinion herein as to the price at which the Common Stock will trade at any future time.
In conducting our investigation and analyses and in arriving at our opinion expressed herein, we have taken into account such accepted financial and investment banking procedures and considerations as we have deemed relevant, including the review of  (i) historical and projected revenues, operating earnings, net income and capitalization of the Company and certain other publicly held companies engaged in businesses we believe to be comparable to the Company; (ii) the current and projected financial position and results of operations of the Company; (iii) the historical market prices and trading activity of the Common Stock; (iv) financial and operating information concerning selected business combinations which we deemed comparable in whole or in part; and (v) the general condition of the securities markets. The delivery of this opinion was approved by our fairness opinion committee.
In arriving at this opinion, we did not attribute any particular weight to any analysis or factor considered by us, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, we believe that our analyses must be considered as a whole and that selecting portions of our analyses, without considering all our analyses, would create an incomplete view of the process underlying this opinion.

The Special Committee of the Board of Directors
The Board of Directors
Dynasil Corporation of America
May 1, 2019

Mirus Securities, Inc. (“Mirus”), a Financial Industry Regulatory Authority (“FINRA”) member, is actively engaged in the investment banking business and regularly undertakes the valuation of investment securities in connection with mergers and acquisitions, private placements and similar transactions. Mirus has received a non-contingent fee of  $175,000, plus reimbursement of out-of-pocket expenses, from Dynasil relating to its services in providing this opinion and related advisory services and is due an additional $25,000 to be paid no later than December 31, 2019. Other than with respect to the Transaction, there are no material relationships that existed during the two years prior to the date of this opinion or that are mutually understood to be contemplated in which any compensation was received or is intended to be received as a result of the relationship between Mirus any party to the Transaction. In addition, the Company has agreed to reimburse Mirus for its reasonable and documented out-of-pocket expenses (including attorneys’ fees, expenses and disbursements) incurred in connection with, and to indemnify Mirus and related persons against certain liabilities arising out of, its engagement, including liabilities arising under the Federal securities laws. Mirus may provide financial or other services to the Company in the future and in connection with any such services Mirus may receive compensation.
It is understood that this opinion letter is for the information of the Board of Directors and Special Committee of the Board of Directors of the Company in evaluating the Transaction and does not constitute a recommendation to any stockholder of the Company regarding whether said stockholder should vote in favor of the Transaction. Furthermore, this letter should not be construed as creating any fiduciary duty on the part of Mirus to any such party. Unless required by law, this opinion is not to be quoted or referred to, in whole or in part, without our prior written consent, which will not be unreasonably withheld.
On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the Cash Payment is fair, from a financial point of view, to the unaffiliated stockholders.
Very truly yours,
MIRUS SECURITIES, INC.

Preliminary Copy
Front of Card
DYNASIL CORPORATION OF AMERICA
PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned stockholder hereby appoints Peter Sulick and Robert Bowdring, and any one of them, the proxies of the undersigned, with power of substitution, hereby revoking any proxy heretofore given, to vote all shares which the undersigned is entitled to vote at the Special Meeting of Stockholders of DYNASIL CORPORATION OF AMERICA (the “Company”) to be held at [•] at 10:00 A.M. local time on [•], 2019, and at any adjournments and postponements thereof, with all powers the undersigned would possess if personally present upon the matters set forth on the reverse side hereof.
Date
Signature
Signature
Note: Please date and sign exactly as your name appears hereon. If acting as an executor, administrator, trustee, guardian, etc., you should so indicate. If the signer is a corporation, please sign the full corporate name by a duly authorized officer. If shares are held jointly, each stockholder should sign.

Preliminary Copy

Back of Card
The Board of Directors recommends a vote “For” the following proposals:
1. Proposal to amend the Company’s Certificate of Incorporation to effect a 1-for-8,000 reverse stock split (the “Reverse Stock Split”), all as described in the Company’s proxy statement dated [•], 2019.
For	Against	Abstain
☐	☐	☐
2. Proposal to amend the Company’s Certificate of Incorporation to effect, immediately after the Reverse Stock Split, a 8,000-for-1 forward stock split, all as described in the Company’s proxy statement dated [•], 2019.
For	Against	Abstain
☐	☐	☐
3. Proposal to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Transaction.
For	Against	Abstain
☐	☐	☐
The proxies are authorized to vote upon such other matters as may properly come before the meeting. Each properly executed proxy will be voted as directed by the stockholder(s). If no direction is given, such shares will be voted FOR Proposals No. 1, No. 2 and No. 3, and in the discretion of the proxies on any other matters that may properly come before the meeting. Approval of each of Proposals No. 1 and No. 2 is conditioned upon approval of the other.